                                                                    EXHIBIT 10.1

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                                CREDIT AGREEMENT

                                   DATED AS OF

                                 AUGUST 12, 1998

                                      AMONG

                                 AMRESCO, INC.,
                                  AS BORROWER,

                               NATIONSBANK, N.A.,
                            AS ADMINISTRATIVE AGENT,

                           CREDIT SUISSE FIRST BOSTON,
                              AS SYNDICATION AGENT,

                                       AND

                    CERTAIN FINANCIAL INSTITUTIONS AND FUNDS,
                                   AS LENDERS

                                 AS ARRANGED BY

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                                AS LEAD ARRANGER,

                                       AND

                           CREDIT SUISSE FIRST BOSTON,
                                AS LEAD ARRANGER


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

                                TABLE OF CONTENTS

ARTICLE I - TERMS DEFINED
     SECTION 1.1.  Definitions....................................................................1
     SECTION 1.2.  Singular and Plural of Definitions............................................25
     SECTION 1.3.  Substantive Definitions.......................................................25
     SECTION 1.4.  Money.........................................................................25
     SECTION 1.5.  Captions; References..........................................................25
     SECTION 1.6.  Accounting Terms and Determinations...........................................25

ARTICLE II - COMMITMENT
     SECTION 2.1.  Commitment....................................................................26
     SECTION 2.2.  Method of Borrowing...........................................................29
     SECTION 2.3   Competitive Bid Loans.........................................................32
     SECTION 2.4.  Additional Guarantors.........................................................36
     SECTION 2.5.  Fees..........................................................................36

ARTICLE III - TERMS OF THE CREDIT FACILITIES
     SECTION 3.1.  Notes.........................................................................37
     SECTION 3.2.  Maturity......................................................................38
     SECTION 3.3.  Interest Rate.................................................................38
     SECTION 3.4.  Interest Payments.............................................................38
     SECTION 3.5.  Conversion of Revolving Credit Advances and
                          Interest Rate Elections under Term Facility............................39
     SECTION 3.6.  Payments of Advances; Reduction of Commitment Amount;
                          Consequential Loss.....................................................41
     SECTION 3.7.  Schedules on Notes............................................................43
     SECTION 3.8.  General Provisions as to Payments.............................................43
     SECTION 3.9.  Application of Payments.......................................................44
     SECTION 3.10. Post-Default Interest; Past Due Principal and Interest........................45
     SECTION 3.11. Computation of Interest and Fees..............................................45
     SECTION 3.12. Lenders' Capital Adequacy.....................................................45
     SECTION 3.13. Regulatory Changes; Indemnification for Failure to Pay When Due...............45
     SECTION 3.14. Taxes.........................................................................47
     SECTION 3.15. EURO Provisions...............................................................49

ARTICLE IV - CONDITIONS TO CLOSING...............................................................50
     SECTION 4.1.  Conditions To Closing.........................................................50
     SECTION 4.2.  Conditions To All Advances....................................................52
     SECTION 4.3.  Conditions to Letters of Credit...............................................52
ARTICLE V - COLLATERAL AND GUARANTIES
     SECTION 5.1.  Security and Guaranties.......................................................53
     SECTION 5.2.  Requirements For Assigned Loans...............................................53

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


     SECTION 5.3.  Requirements for Mortgaged Properties.........................................54
     SECTION 5.4.  Recording.....................................................................55
     SECTION 5.5.  Administrative Agent's Discretion.............................................55
     SECTION 5.6.  Lockbox; Lockbox Account......................................................55
     SECTION 5.7.  Release of Collateral During Ordinary Course of Business......................56
     SECTION 5.8.  Deposit of Cash Collateral for Letters of Credit..............................56

ARTICLE VI - REPRESENTATIONS AND WARRANTIES
     SECTION 6.1.  Existence and Power of Borrower and Guarantors................................57
     SECTION 6.2.  Subsidiaries..................................................................57
     SECTION 6.3.  Authorization; Contravention..................................................57
     SECTION 6.4.  Enforceable Obligations.......................................................58
     SECTION 6.5.  Financial Information.........................................................58
     SECTION 6.6.  Litigation....................................................................58
     SECTION 6.7.  ERISA.........................................................................58
     SECTION 6.8.  Taxes and Filing of Tax Returns...............................................59
     SECTION 6.9.  Ownership of Assets...........................................................59
     SECTION 6.10. Business; Compliance..........................................................60
     SECTION 6.11. Licenses, Permits.............................................................60
     SECTION 6.12. Compliance with Law...........................................................60
     SECTION 6.13. Full Disclosure...............................................................60
     SECTION 6.14. Environmental Matters.........................................................60
     SECTION 6.15. Purpose of Credit.............................................................61
     SECTION 6.16. Governmental Regulations......................................................62
     SECTION 6.17. Indebtedness..................................................................62
     SECTION 6.18. Insurance.....................................................................62
     SECTION 6.19. Solvency......................................................................62
     SECTION 6.20. Underwriting and Servicing Procedures.........................................62
     SECTION 6.21. Year 2000 Compliance..........................................................62

ARTICLE VII - AFFIRMATIVE COVENANTS
     SECTION 7.1.  Information From Borrower.....................................................63
     SECTION 7.2.  Business of Borrower and Guarantors...........................................65
     SECTION 7.3.  Right of Inspection; Confidentiality and Non-Solicitation.....................65
     SECTION 7.4.  Maintenance of Insurance......................................................66
     SECTION 7.5.  Payment of Taxes, Impositions and Claims......................................66
     SECTION 7.6.  Compliance with Laws and Documents............................................66
     SECTION 7.7.  Environmental Law Compliance and Indemnity....................................67
     SECTION 7.8.  Covenant Compliance...........................................................68
     SECTION 7.9.  Quantity and Quality of Documents.............................................68
     SECTION 7.10. Use of Proceeds...............................................................68
     SECTION 7.11. Additional Documents..........................................................68
     SECTION 7.12. Compliance With Credit and Underwriting Policies..............................68
     SECTION 7.13. Appraisals....................................................................69
     SECTION 7.14  Year 2000 Compliance..........................................................69


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



ARTICLE VIII - NEGATIVE COVENANTS
     SECTION 8.1.  Minimum Consolidated Tangible Net Worth.......................................69
     SECTION 8.2.  Leverage Ratio................................................................69
     SECTION 8.3.  Interest/Dividend Coverage Ratio..............................................69
     SECTION 8.4.  Capital Adequacy; Asset Coverage..............................................69
     SECTION 8.5.  Permitted Debt................................................................70
     SECTION 8.6.  Limitation on Sale of Properties..............................................71
     SECTION 8.7.  Permitted Liens...............................................................71
     SECTION 8.8.  Consolidations, Mergers, Sales of Assets, and Maintenance.....................71
     SECTION 8.9.  Investments...................................................................72
     SECTION 8.10. Distributions.................................................................74
     SECTION 8.11. Limitation on Contingent Liabilities..........................................74
     SECTION 8.12. Negative Pledge; No Restriction on Dividends..................................74
     SECTION 8.13. Transactions with Affiliates..................................................74
     SECTION 8.14. Employee Plans................................................................75
     SECTION 8.15. Use Violations................................................................75
     SECTION 8.16. Exceptions to Covenants.......................................................75
     SECTION 8.17. Fiscal Year and Accounting Methods............................................75
     SECTION 8.18. Governmental Regulations......................................................75
     SECTION 8.19. Treasury Stock................................................................76

ARTICLE IX - DEFAULTS AND REMEDIES
     SECTION 9.1.  Events of Default.............................................................76
     SECTION 9.2.  Remedies......................................................................78
     SECTION 9.3.  Rights of Set-Off.............................................................79
     SECTION 9.4.  Remedies Cumulative, Concurrent and Non-Exclusive.............................80
     SECTION 9.5.  No Conditions Precedent to Exercise Remedies..................................80
     SECTION 9.6.  Release of and Resort to Collateral...........................................81
     SECTION 9.7.  Waivers.......................................................................81
     SECTION 9.8.  Discontinuance of Proceedings.................................................81
     SECTION 9.9.  Power of Attorney.............................................................81
     SECTION 9.10. Application of Proceeds.......................................................82

ARTICLE X - AGENTS AND THE LENDERS
     SECTION 10.1. Appointment and Authorization of Agents.......................................83
     SECTION 10.2. Possession of Instruments by Administrative Agent.............................84
     SECTION 10.3. Expenses......................................................................84
     SECTION 10.4. Delegation of Duties; Reliance; Consultation..................................84
     SECTION 10.5. Limitation of Agents' Liability...............................................85
     SECTION 10.6.  Default; Collateral..........................................................86
     SECTION 10.7.  Lenders' Decisions...........................................................87
     SECTION 10.8.  Limitation of Liability of Lenders...........................................87

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
     SECTION 10.9.  Relationship of Lenders......................................................87
     SECTION 10.10. Debtor-Creditor Relationship.................................................87
     SECTION 10.11. Credit Decisions.............................................................88
     SECTION 10.12. Removal of any Agent.........................................................88
     SECTION 10.13. Resignation by any Agent.....................................................88
     SECTION 10.14. Sharing of Payments and Setoffs..............................................89
     SECTION 10.15. Non-Advancing Lenders........................................................89
     SECTION 10.16. Benefit of Lenders...........................................................90
     SECTION 10.17. Roles of Agents..............................................................90

ARTICLE XI - MISCELLANEOUS
     SECTION 11.1.  Continuing Agreement.........................................................91
     SECTION 11.2.  Notices......................................................................91
     SECTION 11.3.  No Waivers...................................................................91
     SECTION 11.4.  Expenses; Documentary Taxes; Indemnification.................................91
     SECTION 11.5.  Amendments and Waivers; Consent to Deviation.................................92
     SECTION 11.6.  Survival.....................................................................92
     SECTION 11.7.  Prior Understandings; No Defenses; Release; No Oral Agreements...............92
     SECTION 11.8.  Limitation on Interest.......................................................93
     SECTION 11.9.  Invalid Provisions...........................................................93
     SECTION 11.10. Assignments and Participations...............................................94
     SECTION 11.11. Senior Debt; Borrower Subordination..........................................96
     SECTION 11.12. Nonliability of Agent and Lender.............................................96
     SECTION 11.13. Construction.................................................................96
     SECTION 11.14. APPLICABLE LAW...............................................................97
     SECTION 11.15. Submission To Jurisdiction; Service of Process...............................97
     SECTION 11.16. JURY TRIAL WAIVER............................................................97
     SECTION 11.17. Counterparts.................................................................97
     SECTION 11.18. Inconsistent Provisions......................................................97
     SECTION 11.19. Non-Waiver of Rights or Remedies.............................................97
     SECTION 11.20. Judgment Currency. ..........................................................98
     SECTION 11.21. Consolidated Group...........................................................98
     SECTION 11.22. Amendment and Restatement/Renewal and Extension..............................99

                             SCHEDULES AND EXHIBITS

SCHEDULE I       LENDERS AND BORROWER
SCHEDULE II      COMMITMENT FEE PERCENTAGE: LIBOR MARGIN
SCHEDULE III     CAPITAL ADEQUACY TEST
SCHEDULE IV      ASSET COVERAGE REQUIREMENT
SCHEDULE V       EXCLUDED SUBSIDIARIES
EXHIBIT A        REVOLVING NOTE
EXHIBIT A-1      TERM NOTE
EXHIBIT A-2      COMPETITIVE BID NOTE
EXHIBIT A-3      SWINGLINE NOTE
EXHIBIT B        REQUEST FOR ADVANCE
EXHIBIT C        FORM OF COMPLIANCE LETTER
EXHIBIT D        ASSIGNMENT AND ACCEPTANCE
EXHIBIT E        REQUEST FOR COMPETITIVE BID QUOTE
EXHIBIT E-1      INVITATION FOR COMPETITIVE BID QUOTE
EXHIBIT E-2      COMPETITIVE BID QUOTE

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is entered into as of the 12th day of August, 1998, by and among AMRESCO, INC., a Delaware corporation, as borrower, NationsBank, N.A., a national banking association, as administrative agent, Credit Suisse First Boston, as syndication agent, and the lending institutions and funds designated as "Lenders" on Schedule I hereto (as modified from time to time).


                              PRELIMINARY STATEMENT


I. NationsBank, N.A. (successor in interest by merger to NationsBank of Texas, N.A.), as agent, certain of the Lenders, and AMRESCO, INC. and AMRESCO UK Holdings Limited (the "Third Agreement Borrowers") executed that certain Third Amended and Restated Loan Agreement (as modified and amended, the "Third Loan Agreement") dated as of September 30, 1997, wherein certain of the Lenders agreed to make a revolving credit facility and a term facility available to the Third Agreement Borrowers in an aggregate amount not to exceed Five Hundred Fifty Million and No/100 Dollars ($550,000,000).

II. AMRESCO, INC. has requested that Agents and Arrangers (each as herein defined) arrange a credit facility to replace the credit facility created by the Third Loan Agreement in order to, in part, (a) increase the aggregate credit facility to Seven Hundred Thirty-Seven Million Five Hundred Thousand and No/100 Dollars ($737,500,000), with the ability to further increase such credit facility to Nine Hundred Million and No/100 Dollars ($900,000,000), and (b) revise certain financial covenants and other provisions set forth in the Third Loan Agreement. Upon and subject to the terms of this Agreement and each of the other Loan Documents, Agents and Lenders are willing to replace the credit facility created by the Third Loan Agreement. Accordingly, in consideration of the mutual covenants contained herein, Borrower, Guarantors, Agents and Lenders (each as herein defined) agree as follows:

                                    ARTICLE I

                                  TERMS DEFINED

     SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

     Account Debtor means, collectively, the "borrower" and each other obligor, guarantor or other liable party under any Assigned Loan.

     Acquisition means any transaction pursuant to which Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires more than 50% of the equity interests in any Person pursuant to a solicitation by Borrower or such Subsidiary of tenders of equity



CREDIT AGREEMENT                                                          PAGE 1
securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) makes any corporation a Subsidiary of Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of Borrower or such Subsidiary, to be merged into Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of Borrower or such Subsidiary), or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

     Acquisition Consideration means consideration given or the amount of the Investment made by Borrower or any Subsidiary of Borrower in an Acquisition, including, without limitation, (a) capital stock or other securities or equity so given or invested, plus (b) the fair market value of any cash, property or services given or invested, plus (c) the amount of any Debt assumed, incurred or guaranteed by Borrower or any Subsidiary of Borrower in connection with such Acquisition, to the extent such Debt is included as part of the purchase price paid in such Acquisition on Borrower's consolidated financial statements.

     Additional Term Loans means any and all Term Loans funded after the Closing Date pursuant to an increase in the Term Facility as contemplated by Section 2.1(c).

     Adjusted Asset Amount at any time of determination means the sum of the value of Borrower's assets on a consolidated basis as shown on a consolidated balance sheet for Borrower prepared in accordance with GAAP adjusted by the leverage advance rates therefor as shown on Schedule III attached hereto, as such schedule may be changed from time to time by Borrower and Required Lenders; provided, that any asset shown on Borrower's balance sheet prepared in accordance with GAAP and not included in a line item specifically shown in
Schedule III shall be included in the "New Asset Pool" line item (but subject to being included in a separate asset category pursuant to the footnote included in
Schedule III).

     Adjusted LIBOR Rate shall mean on the applicable Effective Date, with respect to a LIBOR Rate Advance or LIBOR Rate Portion, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Administrative Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Administrative Agent, plus (c) the LIBOR Margin.

     Adjusted Net Worth means the sum of Consolidated Tangible Net Worth plus fifty percent (50%) of the outstanding principal balance of Approved Subordinated Debt.

     Administrative Agent means NationsBank, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent pursuant to Section 10.12 or Section 10.13 or any agreement entered into pursuant to
Section 10.16.

     Administrative Fees means all administrative or fronting fees of any kind to be paid to Administrative Agent as set forth in a separate letter between Administrative Agent and Borrower.



CREDIT AGREEMENT                                                          PAGE 2

     Advance means an Advance made by either the Revolving Lenders (including advances under Competitive Bid Notes and the Swingline Advances) or the Term Lenders, as applicable, to Borrower under the applicable Credit Facility pursuant to the terms and conditions of this Agreement.

     Affiliate means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise.

     Agents means Administrative Agent and Syndication Agent.

     Aggregate Loan Percentage means, with respect to each Lender, the fraction, expressed as a percentage, obtained by dividing (a) the sum of (i) the aggregate principal amount outstanding on the date of determination under the Term Note and/or Revolving Note and/or the Competitive Note payable to such Lender, plus
(ii) such Lender's portion of the Letter of Credit Exposure and Swingline Advances, divided by (b) the aggregate principal amount outstanding on the date of determination under the Notes plus the Letter of Credit Exposure.

     Agreement means this and all renewals, extensions, modifications, amendments and rearrangements thereof.

     Alternate Currency means (a) British pounds sterling, Canadian dollars, French francs, Deutsche marks and Japanese yen, and the currency of any other foreign country agreed to by the Revolving Lenders from time to time or (b) as to Competitive Bid Loans, any currency selected by Borrower.

     Alternate Currency Advance means an Advance which is funded in an Alternate Currency and bears interest at the Alternate Currency Rate (including, without limitation, Advances under Competitive Bid Foreign Currency Loans).

     Alternate Currency Base Rate means for any Interest Period for each Alternate Currency Advance, the rate of interest determined by Administrative Agent at which deposits in the applicable Alternate Currency (except for British pounds sterling or any other Alternate Currency for which there is not a quote available on the Telerate Screen) for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Administrative Agent) will be the rate used; provided, further, if (i) the Telerate System ceases to provide the required quotation, or (ii) with respect to any Alternate Currency Advance made in British pounds sterling or any other Alternate Currency for which there is not a quote available on the Telerate Screen, such rate shall be the per annum rate of interest determined by the arithmetic average (rounded upward, if necessary, to the nearest .01%) of the respective rates per annum at which deposits in British pounds sterling or such other Alternate Currency would be offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount in British pounds sterling or such



CREDIT AGREEMENT                                                          PAGE 3
other Alternate Currency of the related Alternate Currency Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     Alternate Currency Loss has the meaning set forth in Section 3.6(e).

     Alternate Currency Option has the meaning set forth in Section 2.2(b).

     Alternate Currency Rate shall mean, on the applicable Effective Date with respect to an Alternate Currency Advance, a rate per annum equal to the sum of
(a) the quotient of (i) the Alternate Currency Base Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Administrative Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Administrative Agent, plus (c) the LIBOR Margin.

     Applicable Environmental Laws has the meaning set forth in Section 7.7.

     Applicable Lending Office means with respect to each Lender, such Lender's domestic lending office (as designated by such Lender) for Variable Rate Advances or Variable Rate Portions, and such Lender's Eurodollar lending office (as designated by such Lender) for LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances and Competitive Bid Advances.

     Applicable Rate means at any time, (a) with respect to a Variable Rate Advance or a Variable Rate Portion, a rate per annum equal to the Variable Rate,
(b) with respect to a LIBOR Rate Advance or LIBOR Rate Portion, a rate per annum equal to the Adjusted LIBOR Rate, and (c) with respect to an Alternate Currency Advance (other than pursuant to a Competitive Bid Foreign Currency Loan), a rate per annum equal to the Alternate Currency Rate, in all cases subject to adjustment as set forth in the first proviso of the definition of Asset Coverage Requirement.

     Approved Subordinated Debt means Debt issued by Borrower which is unsecured and subordinated to payment of the Credit Facilities and the terms of which (including, without limitation, the subordination provisions thereof) have been approved in writing by the Required Lenders, and shall include, without limitation, (a) the Debt evidenced by notes made pursuant to the terms of that certain Indenture (the "March Indenture") dated March 1, 1997, executed by and between Borrower and Bank One, Columbus, N.A., as Trustee, and (b) any other promissory notes evidencing subordinated debt issued on terms consistent with those of the March Indenture, provided that (i) Administrative Agent has received projections from Borrower showing financial covenant compliance following issuance of such notes; (ii) no Default or Event of Default has occurred and has not been cured; and (iii) Administrative Agent has approved the terms for the issuance of such promissory notes, including, without limitation, the terms regarding subordination of such promissory notes to the Credit Facilities.

     Arrangers means NationsBanc Montgomery Securities LLC and Credit Suisse First Boston.

     Asset Coverage Requirement has the meaning set forth in Section 8.4.


CREDIT AGREEMENT                                                          PAGE 4

     Asset Coverage Values at any time of determination means an amount equal to the aggregate asset values obtained after applying approved advance rates to certain of Borrower's net assets (on a consolidated basis and adjusting for liens other than Lenders' Liens but excluding all assets of Excluded Subsidiaries and any Foreign Subsidiary or which are located outside the United States), as shown on, and using the advance rates shown on, Schedule IV attached hereto, as such schedule may be changed from time to time by Borrower and Administrative Agent (except that changes to the advance rates applied shall be approved by Required Lenders and the addition of new asset categories shall be subject to a veto of Required Lenders as set forth in Schedule IV); provided, however, that if and to the extent that the value of retained interests in securitizations (including without limitation interest only strips, residuals and other similar items) equals or exceeds forty percent (40%) of the aggregate asset values used in determining the Asset Coverage Requirement, and any such excess value is a necessary component of the Asset Coverage Requirement to support the aggregate outstanding principal balances of the Credit Facilities and the Letter of Credit Exposure, then, notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Applicable Rate shall automatically be increased by one quarter of one percent (.25%) until such time as the monthly report calculating the Asset Coverage Requirement delivered pursuant to Section 7.1(f) indicates that such circumstances no longer exist; and, provided further, that if and to the extent that the value of retained interests in securitizations (including without limitation interest only strips, residuals and other similar types) equals or exceeds fifty percent (50%) of the aggregate asset values used in determining the Asset Coverage Requirement, then such excess value shall not be included in the determination of the Asset Coverage Requirement.

     Asset Portfolios means one or more pools or portfolios of (a) performing, non-performing or under-performing loans, and/or (b) real estate or other assets acquired in connection with the foreclosure, restructure or settlement of non-performing or under-performing loans, together with all documents, instruments, certificates and other information related thereto.

     Assigned Loans means all loans or other evidence of indebtedness owned or hereafter originated or acquired by Borrower or any Guarantor which are not pledged to secure Debt other than the Credit Facilities to the extent such other Liens are permitted by Section 8.7.

     Assignment and Acceptance has the meaning set forth in Section 11.10.

     Authorized Officer means, as to Borrower or any other Person, any of its Chairman, Vice-Chairman, President, Executive Vice President(s), Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer, who is duly authorized by the Board of Directors of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with any Advance or Letter of Credit.

     Base Rate means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Administrative Agent as its prime rate in effect at its principal office automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer and
(b) the sum of the Federal Funds Rate plus 138 basis points.

     Borrower means AMRESCO, INC., a Delaware corporation, and its successors and assigns.


CREDIT AGREEMENT                                                          PAGE 5

     Borrowing Date means the date on which an Advance is made under this Agreement.

     Bridge Debt means Debt of Borrower to one or more of the Lenders in an aggregate amount outstanding at any time not to exceed Seventy-Five Million and No/100 Dollars ($75,000,000.00), which Debt may be included in the Obligations and secured by the Collateral, but, if it is secured by the Collateral, shall be subordinate to the Credit Facilities for certain purposes as set forth in
Section 10.6.

     Business Day means (a) for all purposes other than as covered by clause (b) of this definition, any day of the week, other than Saturday, Sunday or other day Administrative Agent or any Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Advances, LIBOR Rate Portions and Alternate Currency Advances, a day which is a Business Day described in clause
(a) of this definition and which is a day other than a day on which banks are required or authorized to close in the London interbank market or other city in which an Alternate Currency Advance is to be paid or advanced.

     Change in Control means (a) the acquisition by a person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) of the beneficial ownership of issued and outstanding shares of the voting stock of Borrower, the result of which acquisition is that such person or such group possess in excess of 50% of the combined voting power of all the issued and outstanding voting stock of Borrower, or (b) during any period of twelve consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of the Board of Directors of Borrower.

     Closing Date means the effective date of execution of this Agreement as designated in the first paragraph of this Agreement.

     Code means the Internal Revenue Code of 1986, as amended.

     Collateral means all property, assets and interests of any kind securing the Credit Facilities or other Obligations pursuant to this Agreement or any of the other Loan Documents, which shall include, without limitation, (a) all of the issued and outstanding stock or other ownership interests of each Guarantor and each of Borrower's and Guarantors' Subsidiaries (except for the Foreign Subsidiaries, the Investment Advisors Subsidiaries and the Partially-Owned Subsidiaries), sixty-five percent (65%) of the issued and outstanding stock of each Foreign Subsidiary, and all of the ownership interest of Borrower and Guarantors in all Partially-Owned Subsidiaries and any entity which is not a Subsidiary, (b) all assets included in satisfying the Asset Coverage Requirement, (c) all other Assigned Loans, retained interests in or distributions in respect of securitizations, asset backed and other securities available for sale and other assets owned by Borrower and each Guarantor, which are not pledged as collateral (to the extent permitted by Section 8.7) for Debt other than the Credit Facilities; provided, however, that (i) assets of AMRESCO MBS II, Inc. shall not be pledged as Collateral so long as such entity is subject to a negative pledge under the terms of Debt permitted by Section 8.5, and (ii) prior to the occurrence of a Default or unless otherwise required by Required Lenders, any Mortgaged Property with an acquisition cost less than $5,000,000 shall not be required to be included as Collateral, and (d) the Foreign Subsidiary Inter-Company Notes.



CREDIT AGREEMENT                                                          PAGE 6

     Collateral Assignment means, collectively, all collateral assignments, debentures, charges and any other document or assignment of any kind assigning or creating liens on promissory notes and liens, executed by Borrower or any Guarantor in favor of Administrative Agent, on behalf and for the benefit of Lenders, as security for the Credit Facilities, which collateral assignment, debentures, charges or other documents or assignments are intended to cover all of the Assigned Loans and all renewals, modifications, amendments, supplements and restatements thereof.

     Commitment Fee shall mean the non-refundable fee equal to the product of
(a) the applicable percentage in effect as computed pursuant to Schedule II attached hereto, times (b) the average daily unused portion of the Revolving Commitment after adjustment for the Letter of Credit Exposure, but not including any reduction for outstanding Competitive Bid Loans or Swingline Advances.

     Competitive Bid Acceptance Notice is defined in Section 2.3.

     Competitive Bid Advance means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made on the same Borrowing Date by some or all of the Lenders to Borrower for the same Interest Period.

     Competitive Bid Auction means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

     Competitive Bid Foreign Currency Loan means a Competitive Bid Loan made by a Lender pursuant to Section 2.3, denominated in an Alternate Currency selected by Borrower.

     Competitive Bid Loan means either a Competitive Bid Pricing Loan or a Competitive Bid Foreign Currency Loan.

     Competitive Bid Pricing Loan means a Competitive Bid Loan made by a Lender pursuant to Section 2.3, denominated in Dollars, which bears interest at a Eurodollar Bid Rate selected by Borrower.

     Competitive Bid Margin means the margin above or below, as applicable, (a) the applicable Adjusted LIBOR Rate (excluding the LIBOR Margin) offered for a Competitive Bid Pricing Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) or (b) the applicable Alternate Currency Rate (excluding the LIBOR Margin) offered for a Competitive Bid Foreign Currency Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%).

     Competitive Bid Note means a promissory note in substantially the form of Exhibit A-2 hereto, with appropriate insertions, duly executed and delivered by Borrower and payable to the order of the applicable Lender, including, without limitation, any amendment, modification, renewal or replacement of such promissory note.

     Competitive Bid Quote means a Competitive Bid Quote substantially in the form of Exhibit E-2 hereto completed and delivered by a Revolving Lender to Administrative Agent in accordance with Section 2.3.



CREDIT AGREEMENT                                                          PAGE 7

     Competitive Bid Quote Request means a Competitive Bid Quote Request substantially in the form of Exhibit E hereto completed and delivered by Borrower to Administrative Agent in accordance with Section 2.3.

     Consequential Loss has the meaning set forth in Section 3.6(d).

     Consolidated EBITDA means, for any period, determined in accordance with GAAP on a consolidated basis for Borrower and its Subsidiaries, an amount equal to (a) the sum of consolidated net income before taxes and non-recurring gains or losses, plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes less (b) write downs of retained interests in securitizations (which includes, without limitation, interest only strips, servicing rights and other similar assets) for prior years to the extent prior year financial statements are restated in the period of determination to reflect such write downs and such write downs are not included in calculating net income for the period of determination.

     Consolidated Interest Expense means, for any period, the interest expense which is required to be shown as such on the financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

     Consolidated Net Income means, as of the first day of each calendar quarter, the net income after taxes of Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, for the immediately preceding calendar quarter, which amount shall be zero if there was a net loss for the immediately preceding calendar quarter.

     Consolidated Net Worth means, as of any date, the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date in accordance with GAAP.

     Consolidated Tangible Net Worth means, as of any date, (a) the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date in accordance with GAAP, less (b) the aggregate book value of Intangible Assets shown on such balance sheet of such Person, prepared in accordance with GAAP and less (c) unamortized debt discount and expenses.

     Contingent Obligation of any Person means any obligation, contingent or otherwise, of such Person (a) directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) assuring any creditor or purchaser from such Person against loss, including without limitation, any recourse obligation with respect to loans or other receivables sold with recourse to such Person, provided that the term Contingent Obligation shall not include loan commitments or loan take-out



CREDIT AGREEMENT                                                          PAGE 8
agreements which are typically issued by providers of long-term debt, or endorsements for collection or deposit in the ordinary course of business.

     Credit Facilities means the Revolving Credit Facility (including all Competitive Bid Loans and the Swingline Commitment) and the Term Facility.

     Credit Period means the period commencing on the date of this Agreement and ending on the Short Term Revolving Facility Termination Date, Long Term Revolving Facility Termination Date or Term Facility Termination Date, as applicable.

     Custodial Agreement means each Custodial Agreement in form approved by Administrative Agent by and between the Custodian, Borrower, for itself and on behalf of Guarantors, and Administrative Agent, whereby Custodian agrees to act as bailee for the documents evidencing certain of the Assigned Loans, as any such Custodial Agreement may be amended or supplemented from time to time, together with any replacement or substitution therefor.

     Custodian means a financial institution or other Person approved by the Administrative Agent to act as a custodian under a Custodial Agreement.

     Debt of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, including, without limitation, all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, trade payables, and structured financing transactions of any type, (b) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (c) all obligations for indebtedness in respect of Contingent Obligations of such Person and obligations under Interest and Foreign Exchange Hedge Agreements, (d) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (e) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (d) preceding.

     Default means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     Default Rate means the fluctuating per annum rate of interest equal to the lesser of (a) four percent (4.0%) plus the Base Rate, or (b) the Maximum Lawful Rate.

     Designated Successor Agent means, at any given time, the Lender other than the applicable Administrative Agent which has the largest Aggregate Loan Percentage; provided, however, if two or more such Lenders have the same Aggregate Loan Percentage at such time, then the Designated Successor Agent shall be such of those Lenders having the same Aggregate Loan Percentage which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor Administrative Agent in writing delivered to the outgoing Administrative Agent, within seven (7) Business Days after such Designated Successor Agent is



CREDIT AGREEMENT                                                          PAGE 9
determined, then the Lender other than Administrative Agent or such rejected or declining Designated Successor Agent which has the next largest Aggregate Loan Percentage shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

     DIDMCA means the Depositary Institutions Deregulation and Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C. ss.1735f-7.

     Distribution by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership or joint venture interest, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership or joint venture of any Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

     Dollar Equivalent means the equivalent in Dollars of any Alternate Currency or with respect to Letters of Credit, other currency approved by Administrative Agent and the Issuing Lender. For purposes of this Agreement, Dollar Equivalent shall be determined by using the quoted spot rate at which NationsBank or any affiliate of NationsBank offers to exchange Dollars for such currency prior to 10:00 a.m. (Dallas, Texas time) three Business Days prior to the date on which such equivalent is to be determined pursuant to the provisions of this Agreement. Administrative Agent shall notify each affected Lender of such determination on such date. The Dollar Equivalent of each Alternate Currency Advance (or Letter of Credit denominated in an Alternate Currency or other currency approved by Administrative Agent and the Issuing Lender) shall be recalculated hereunder on each date it is necessary to determine the unused portion of each Lender's Revolving Loan Commitment Amount or any Advances outstanding on such date.

     Effective Date means the date selected by Borrower to be the first day of the applicable Interest Period related to a LIBOR Rate Advance, LIBOR Rate Portion or an Alternate Currency Advance.

     Eligible Assignee means (a) a Lender; (b) an Affiliate of a Lender; (c) a Related Fund of any Lender; and (d) any other Person approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed); provided, however, that none of Borrower, Guarantors nor any Affiliate of Borrower or any of the Guarantors shall qualify as an Eligible Assignee.

     Employee Plan means at any time an employee benefit plan as defined in
Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any Guarantor or any ERISA Affiliate of Borrower or any Guarantor.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

     ERISA Affiliate means any person that is treated as a single employer with Borrower or any Guarantor under Section 414 of the Code.

     Eurodollar Bid Rate means, with respect to a Competitive Bid Loan made by a given Lender for the relevant Interest Period, the sum of (a) as to Competitive Bid Pricing Loans, the Adjusted



CREDIT AGREEMENT                                                         PAGE 10

LIBOR Rate (less the LIBOR Margin), and as to Competitive Bid Foreign Currency Loans, the Alternate Currency Rate (less the LIBOR Margin), and (b) the Competitive Bid Margin offered by such Lender and accepted by Borrower pursuant to Section 2.3.

     Event of Default has the meaning set forth in Section 9.1.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     Excluded Subsidiaries means, collectively, (a) all Investment Advisor Subsidiaries, Partially- Owned Subsidiaries and AMRESCO Securities, Inc., while acting as a broker-dealer, (b) all Subsidiaries established as bankruptcy remote special purpose entities in connection with any asset securitization of any kind and no matter how such securitization is treated under GAAP, and (c) any other Subsidiary that Borrower designates is to be an Excluded Subsidiary by written notice to Administrative Agent accompanied by an updated Schedule V to this Agreement that includes such newly designated Excluded Subsidiary, any such designation to be irrevocable once so made by Borrower.

     FDIC Percentage shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Administrative Agent's principal offices (which for NationsBank shall be its offices in Dallas, Texas, or, if applicable, the Applicable Lending Office). Each determination of said percentage made by Administrative Agent shall, in the absence of manifest error, be binding and conclusive.

     Federal Funds Rate means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions from three Federal funds brokers of recognized standing.

     Fiscal Year means any fiscal year of Borrower or any Guarantor commencing on January 1 and ending on December 31.

     Foreign Subsidiaries means Borrower's Subsidiaries incorporated outside the United States.

     Foreign Subsidiary Inter-Company Note means a promissory note in form approved by Administrative Agent representing the amount of any loans, advances or extensions of credit of any kind of Borrower or any Guarantor in a Foreign Subsidiary.

     GAAP means generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof; provided, however, that wherever in this Agreement


CREDIT AGREEMENT                                                         PAGE 11
principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.

     Governmental Authority means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Guarantor means each Subsidiary of Borrower (other than Excluded Subsidiaries and Foreign Subsidiaries), and its respective successors and assigns.

     Guaranty Agreement means each Subsidiary Guaranty executed by a Guarantor in favor of Administrative Agent, for the ratable benefit of Lenders, guaranteeing payment and performance of the Obligations, as it may be amended or modified or in effect from time to time.

     Impositions means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of Borrower or any Guarantor, or any part thereof; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the real property of Borrower or any Guarantor, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, or (b) the financial condition of Borrower or any Guarantor.

     Intangible Assets of any Person means those assets of such Person which are
(a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, and (c) unamortized debt discount and expenses.

     Interest Adjustment Date means the earlier of either the last day of an Interest Period or, as applicable, the Long Term Revolving Facility Termination Date, Short Term Revolving Facility Termination Date or Term Facility Termination Date.

     Interest and Foreign Exchange Hedge Agreements means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     Interest/Dividend Coverage Ratio means as to Borrower (on a consolidated basis), for any date of determination, the ratio of (a) Consolidated EBITDA for the immediately preceding twelve calendar months, to (b) the sum of (i) the Consolidated Interest Expense plus (ii) the amount of any



CREDIT AGREEMENT                                                         PAGE 12
dividends paid by Borrower on Borrower's preferred stock, if any, both for the immediately preceding twelve calendar months.

     Interest Period means, with respect to a LIBOR Rate Advance, LIBOR Rate Portion, Alternate Currency Advance or Competitive Bid Loan, a period selected by Borrower of one month through six months, commencing on the Effective Date of such LIBOR Rate Advance, LIBOR Rate Portion or Alternate Currency Advance, or the Borrowing Date with respect to a Competitive Bid Loan; provided that (a) any Interest Period related to, and ending on a date later than, the Long Term Revolving Facility Termination Date, Short Term Revolving Facility Termination Date or the Term Facility Termination Date, as applicable, shall be deemed to end on the Long Term Revolving Facility Termination Date, Short Term Revolving Facility Termination Date or the Term Facility Termination Date, as applicable;
(b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if the next Business Day would fall in the next calendar month, the Interest Period shall end on the immediately preceding Business Day; and (c) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month.

     Interest Rate Exposure Report means a report showing the aggregate amount of Borrower's and each Guarantor's potential liability under each Interest and Foreign Exchange Hedge Agreement and how such liability was calculated, together with evidence satisfactory to Administrative Agent that the amount of such potential liability has been confirmed by the counterparty to such Interest and Foreign Exchange Hedge Agreement.

     Investment Advisor Subsidiaries means AMRESCO Advisors, Inc., and any other existing or future wholly or partially-owned subsidiary of Borrower which is subject to the Investment Advisors Act of 1940, as amended.

     Investment Grade means a rating of BBB- or better by Standard & Poor's Ratings Group (a Division of McGraw-Hill, Inc.) and Baa3 or better by Moody's Investors Service, Inc.

     Investments has the meaning set forth in Section 8.10 hereof.

     Invitation for Competitive Bid Quotes means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit E-1 hereto, completed and delivered by Administrative Agent to Revolving Lenders in accordance with
Section 2.3(c).

     Issuing Lender means NationsBank in its capacity as issuer of the Letters of Credit.

     Legal Requirements means (a) any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower or any Subsidiary of Borrower, (b) the presently or subsequently effective bylaws and articles of incorporation and any other form of business association agreement of Borrower or any Subsidiary of Borrower, (c) any and all covenants, conditions or restrictions applicable to the Collateral or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Collateral, or any portion thereof, or to which Borrower or any Subsidiary of Borrower may be bound, and in each case which, if violated, would materially and adversely affect (i) the present


CREDIT AGREEMENT                                                         PAGE 13
or potential ownership, use, sale, occupancy or possession of the Collateral or any part thereof, by Borrower or any such Subsidiary, (ii) the Lenders' Liens or
(iii) the financial condition of Borrower or any such Subsidiary.

     Lenders means each of the financial institutions listed as a "Lender" on
Schedule I attached hereto as the same may be modified or amended from time to time, which term shall include both the Revolving Lenders and the Term Lenders.

     Lenders' Liens means all liens, security interests, charges, pledges or encumbrances created by the Loan Documents.

     Letter of Credit Exposure means the aggregate amount of the unfunded portion of each Letter of Credit outstanding at any time.

     Letter of Credit Fee has the meaning set forth in Section 2.5(c).

     Letters of Credit means all letters of credit issued by the Issuing Lender for the account of Borrower pursuant to this Agreement.

     LIBOR Margin means the applicable margins based on the leverage ratio described in, and determined pursuant to, Schedule II attached hereto.

     LIBOR Rate shall mean, with respect to a LIBOR Rate Advance or LIBOR Rate Portion for the Interest Period applicable thereto, the rate of interest determined by Administrative Agent at which deposits in dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Administrative Agent) will be the rate used; provided, further, that if the Telerate System ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Administrative Agent (rounded upward to the nearest .01%) at which deposits in Dollars are offered for the relevant Interest Period by Administrative Agent (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable Effective Date.

     LIBOR Rate Advance shall mean an Advance under the Revolving Credit Facility which bears interest computed with reference to the LIBOR Rate (including, without limitation, Competitive Bid Loans and Swingline Advances).

     LIBOR Rate Portion shall mean any portion of the Term Facility which bears interest computed with reference to the LIBOR Rate.

     LIBOR Reserve Requirement shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Administrative Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or



CREDIT AGREEMENT                                                         PAGE 14
under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance, LIBOR Rate Portion or Alternate Currency Advance is determined). Each determination by Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

     Lien means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     Loan Documents means this Agreement, the Notes, the Pledge Agreements, the Letters of Credit, the LOC Applications, the Collateral Assignment, the Lockbox Agreement, the Security Agreement, all related financing statements, the Guaranty Agreements and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to either or both of the Credit Facilities or otherwise executed and/or delivered from time to time pursuant to or in connection with this Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

     LOC Application has the meaning set forth in Section 2.2(e).

     Lockbox means a post office box, or collectively post office boxes, established by Borrower and Guarantors and Lockbox Agent pursuant to the provisions of Section 5.6 and the Lockbox Agreement.

     Lockbox Account means a cash collateral account or accounts maintained with Lockbox Agent and styled "(name of Borrower or particular Guarantor) Lockbox Account for the Benefit and Under the Control of NationsBank, N.A., as Administrative Agent for Lenders," which accounts shall be (a) subject to the provisions of Section 5.6, and (b) pledged and assigned to Lenders as additional security for the payment, performance and observance of the Obligations.

     Lockbox Agent means NationsBank.

     Lockbox Agreement means, collectively any lockbox agreement or any other similar agreement or arrangement which is created to cause the proceeds of Assigned Loans or other Collateral to be placed under Administrative Agent's (for the benefit of Lenders) dominion and control.

     Long Term Revolving Facility means that portion of the Revolving Credit Facility in the original amount of $502,500,000 (as the same may be increased pursuant to Section 2.1(d)), which matures on the Long Term Revolving Facility Termination Date.

     Long Term Revolving Facility Termination Date means August 12, 2001.

     Margin Regulations mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.



CREDIT AGREEMENT                                                         PAGE 15

     Margin Stock means "margin stock" as defined in Regulation U.

     Maximum Lawful Rate means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on either of the Credit Facilities at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If under applicable law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under either of the Credit Facilities, there shall be no Maximum Lawful Rate under the applicable Credit Facility, notwithstanding any reference thereto herein or in any of the Loan Documents.

     MIC Convertible Debt means the portion of the earnout payment required to be paid by Borrower pursuant to that certain Agreement and Plan of Merger, dated July 14, 1998, by and among Borrower, MIC Acquisition, Inc., Mortgage Investors Corporation, William Edwards and certain other stockholders, which was recorded as Debt on the financial statements of Borrower but is to be Tpaid by the issuance of Borrower's common stock as contemplated by such Agreement and Plan of Merger.

     Minimum Notice Requirement has the meaning set forth in Section 3.5.

     Mortgage means any deed of trust, mortgage, fixed or floating charge or other lien document covering a Mortgaged Property executed by Borrower or any Guarantor, granted to Administrative Agent, for the benefit of the Lenders, to secure repayment of the Credit Facilities and the other Obligations, substantially in the form approved by Administrative Agent, and all renewals, extensions, modifications, amendments or supplements thereto, and all mortgages, deeds of trust, fixed or floating charges or other documents given in renewal, extension, modification, restatement or replacement thereof.

     Mortgaged Property or Mortgaged Properties means any and all lots or parcels of land which Borrower or any Guarantor owns on the Closing Date or which it may hereafter acquire and which has not been granted as collateral for Debt other than the Credit Facilities as permitted by Section 8.7 hereof, and improvements, fixtures and personal property located thereon and all other property referenced in and subject to the Mortgages. The Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed.

     NationsBank means NationsBank, N.A., a national banking association, and its successors.

     Notes means the Term Notes, the Revolving Notes, the Competitive Bid Notes, and the Swingline Note.

     Obligations means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower or any Guarantor now or hereafter existing or arising under or in connection with this Agreement, the Notes or any other of the Loan Documents (specifically including, without limitation, the principal amount outstanding under the Notes), together with: (a) all interest accrued thereon; (b) all reasonable costs, expenses, and attorneys' fees of counsel to Agents and Lenders (as a group) and of counsel to any Lender (subject to any limitations set forth in Section 11.4) incurred



CREDIT AGREEMENT                                                         PAGE 16
in the documentation of any amendments, waivers or extensions of the Loan Documents or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower or any Guarantor);
(c) the reimbursement and payment of all sums which might be advanced by Administrative Agent or any Lender to pay or satisfy amounts required to be paid by Borrower or any Guarantor under this Agreement or under any other Loan Document; (d) all liability which Borrower or any Guarantor may incur with respect to any Interest and Foreign Exchange Hedge Agreements between Borrower or any Guarantor and any Lender or under any Bridge Debt; and (e) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any or all of the Collateral; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness.

     Partially-Owned Subsidiary means any Subsidiary which is not 100% owned by Borrower and/or its directly or indirectly wholly-owned Subsidiaries.

     Participation Fee means the nonrefundable participation fee to be paid by Borrower to each of the Lenders in accordance with Section 2.5 hereof in the amounts shown for each such Lender either on Schedule I attached hereto, or as otherwise agreed to between Borrower and such Lender in a separate letter.

     PBGC means the Pension Benefit Guaranty Corporation, or its successors.

     Pension Plan means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     Permitted Encumbrances means with respect to any Mortgaged Property:

          (a) Liens securing the Notes in favor of the Lenders;

          (b) Exceptions affecting title which are shown in a Title Policy included in Borrower's or any Guarantor's files or are described with respect to a particular Mortgaged Property in Borrower's underwriting or due diligence files with respect to such Mortgaged Property;

          (c) In the case of any portion of the Mortgaged Property that is not covered by a Title Policy, minor defects in title or customary easements, platted building lines, restrictive covenants, mineral reservations and similar exceptions affecting title which do not secure the payment of money;

          (d) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to the Mortgaged Properties, which (i) are not delinquent, or (ii) are being contested by Borrower or any Guarantor in good faith and for which Borrower or such Guarantor has obtained a proper payment and performance bond in the amount of the contested claim;



CREDIT AGREEMENT                                                         PAGE 17

          (e) Mechanics', materialmen's, warehousemen's, journeymen's and carriers' liens and other similar liens arising by operation of law or statute in the ordinary course of business if (i) the underlying claim is not delinquent and did not in any event cover a billing period not exceeding sixty (60) days, or (ii) unless the claim giving rise to such lien is being contested by Borrower or any Guarantor in good faith and for which Borrower or such Guarantor has obtained a proper payment and performance bond in the amount of the contested claim; and

          (f) Liens for Taxes or Impositions not yet due or not yet delinquent, or, if delinquent, that are being contested by Borrower or any Guarantor as permitted by and in accordance with the terms and conditions set forth in
Section 7.5.

     Permitted Secured Debt means funded Debt of any Guarantor, any Excluded Subsidiary or any Foreign Subsidiary, which is (a) secured by Liens on assets not included in determining the Asset Coverage Requirement, (b) non-recourse to Borrower, except as permitted by Section 8.5(b)(ii), (c) recourse only to the Subsidiary that receives the proceeds from such Debt, and (d) cross-collateralized only with Debt which has the same borrower and lender.

     Permitted Secured Debt and Warehouse Lines Report and Certification means a report (a) showing such information concerning the Permitted Secured Debt (including Warehouse Lines) and any other funded Debt of Borrower and its Subsidiaries as required by Administrative Agent from time to time, including, without limitation, the amount of each such Permitted Secured Debt (including Warehouse Lines) and other funded Debt, the entities obligated as borrowers thereunder, the payment schedule thereunder and the collateral and guaranties securing such Debt, and (b) certifying compliance by Borrower and Guarantors with the limitations on Permitted Secured Debt and Warehouse Lines contained in this Agreement, in detail satisfactory to Administrative Agent.

     Person means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Pledge Agreement shall mean the Stock Pledge Agreement or Stock Pledge Agreements, and all amendments, modifications and replacements thereof, executed by and between Borrower or the appropriate Subsidiaries and Administrative Agent, covering all of the issued and outstanding stock or other ownership interests of each Subsidiary of Borrower and Guarantors (expressly including the stock of all Subsidiaries established as bankruptcy remote special purpose entities in connection with any asset securitization), and all stock or other ownership interests of each Partially-Owned Subsidiary owned by Borrower or any Subsidiary wholly-owned, directly or indirectly, by Borrower, but excluding the stock of the Investment Advisor Subsidiaries; provided that the Pledge Agreement shall cover only sixty-five percent (65%) of the stock or other ownership interests of each Foreign Subsidiary held by Borrower or any Subsidiary of Borrower.

     Pledged Asset Schedule and Certification means a schedule of all assets which are owned by (a) Borrower and Guarantors and required to be pledged to Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents and (b) each Foreign Subsidiary showing which assets have been pledged and to whom and which assets are not pledged, and a certification that such assets have been so pledged; provided, that any assets listed therein but not so pledged shall be



CREDIT AGREEMENT                                                         PAGE 18
pledged to Administrative Agent for the benefit of the Lenders as soon as practical but in no case more than sixty (60) days after the end of the immediately preceding calendar quarter.

     Reference Banks means the Applicable Lending Office of NationsBank and such substitute bank or banks as may be mutually agreed to by Borrower and Administrative Agent.

     Register has the meaning set forth in Section 11.10 hereof.

     Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.

     Regulatory Change shall mean the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

     Related Fund means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     Representatives has the meaning set forth in Section 10.4.

     Request for Advance means a written request for an Advance or a Letter of Credit, substantially in the form attached hereto as Exhibit B.

     Required Lenders means:

          (a) All Lenders in order to make any amendment or modification to (i) change the definition of Aggregate Loan Percentage, (ii) release any Lenders' Liens on any Collateral after the occurrence of an Event of Default (other than a release of Lenders' Liens in connection with a liquidation of such Collateral approved by Administrative Agent so long as the net proceeds of such liquidation are applied to reduce the Obligations in the order required by this Agreement), or, prior to the occurrence of an Event of Default, release Lenders' Liens on all of the Collateral, thereby causing the Credit Facilities to be unsecured, or any of the Collateral except as expressly provided or permitted by this Agreement, (iii) amend or modify Section 3.9 of this Agreement, (iv) extend the due date for, decrease the amount or rate of calculation of, or waive the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest on any of the Notes or under this Agreement or any fees payable to Lenders under the Loan Documents, except, in each case, any adjustments or reductions expressly contemplated by any Loan Document (provided that by unanimous consent, the Revolving Lenders can elect to reduce the Applicable Rate under the Revolving Credit Facility and by unanimous consent the Term Lenders can elect to reduce the Applicable Rate under the Term Facility),
     (v) increase the amount of either Credit Facility, (vi) reinstate any of the Notes and other indebtedness pursuant to the provisions in Section 9.2(a) hereof, (vii) increase the Applicable Rate related to either Credit Facility other than an increase in the interest rate after the occurrence of a Default as permitted by the Loan



CREDIT AGREEMENT                                                         PAGE 19

     Agreement, (viii) change the consent of Lenders required by Section 11.10(a) hereof, or (ix) change this subparagraph (a).

          (b) Except as provided in clause (a) above and prior to the occurrence of an Event of Default, Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit and Swingline Advances) equal to or greater than 51% of the sum of (i) the Revolving Commitment, plus (ii) the aggregate unpaid principal amount of the Term Notes.

          (c) Except as provided in clause (a) above and after the occurrence of an Event of Default, Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit and Swingline Advances) equal to or greater than 51% of the sum of (i) the aggregate unpaid principal amount of the Notes, plus (ii) the Letter of Credit Exposure; provided, that, after the occurrence of an Event of Default which has been waived, the approval of Revolving Lenders holding at the time in question a portion of the Revolving Credit Facility equal to or greater than 51% of the Revolving Commitment shall be required prior to making the initial Advance under the Revolving Credit Facility subsequent to such waiver.

     Residual Interests Report shall mean a report satisfactory to Administrative Agent listing the Retained Residential Residual Interests (as shown on Borrower's consolidated balance sheet) owned by Borrower or any Subsidiary of Borrower.

     Revolving Commitment means the aggregate Revolving Loan Commitment Amounts committed to by Revolving Lenders under this Agreement on the date of determination, evidenced by two promissory notes (one for the Long Term Revolving Facility and the other for the Short Term Revolving Facility) to be made by Borrower to each Revolving Lender in the aggregate amount of such Revolving Lender's applicable Revolving Loan Commitment Amount.

     Revolving Credit Facility means the revolving line of credit created pursuant to this Agreement in an amount equal to the lesser of (a) $800,000,000 minus the original principal amount of any Additional Term Loans, or (b) the Revolving Commitment; provided, that, the revolving line credit as of the Closing Date is in an amount equal to $675,000,000.

     Revolving Lenders means those Lenders designated as the Revolving Lenders in Schedule I attached hereto, as modified or amended from time to time pursuant to this Agreement, and their permitted successors and assigns.

     Revolving Loan Commitment Amount means, with respect to each Revolving Lender, the amount indicated as such Revolving Lender's Revolving Loan Commitment Amount opposite the name of such Revolving Lender in Schedule I, as such amount (a) is divided between the Short Term Revolving Facility and Long Term Revolving Facility on Schedule I, (b) may be reduced from time to time, as a result of a reduction in the Revolving Commitment as provided herein, or (c) may be adjusted from time to time to account for any assignment of a Revolving Lender's interest as provided in Section 11.10 of this Agreement.

     Revolving Loan Percentage means, with respect to the Revolving Credit Facility and each Revolving Lender, the percentage indicated as such Lender's Revolving Loan Percentage opposite



CREDIT AGREEMENT                                                         PAGE 20
the name of such Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Revolving Lender's interest as provided in Section 11.10.

     Revolving Notes means those certain promissory notes in the form attached hereto as Exhibit A evidencing the Revolving Credit Facility, executed by Borrower, payable to the order of each Revolving Lender, with two promissory notes to be delivered to each Revolving Lender, one evidencing such Revolving Lender's Revolving Loan Commitment Amount allocated to the Long Term Revolving Facility and the other promissory note evidencing such Revolving Lender's Revolving Loan Commitment Amount allocated to the Short Term Revolving Facility.

     Rights means rights, remedies, powers, privileges and benefits.

     SEC means the federal Securities and Exchange Commission, and its successors.

     Security Agreement means, collectively, all security agreements executed by Borrower and each Guarantor in favor of Administrative Agent, on behalf and for the benefit of Lenders, as security for the Credit Facilities, which security agreement are intended to cover all personal property of any type of Borrower and the Guarantors other than the collateral for the Warehouse Lines and Permitted Secured Debt, and all amendments, modifications and replacements thereof.

     Security Documents means the Collateral Assignment, the Security Agreement, the Pledge Agreements, the Lockbox Agreement, all Mortgages and all other documents or instruments granting a Lien in favor of the Lenders (or Administrative Agent for the benefit or on behalf of the Lenders) as collateral for the Credit Facilities, and all financing statements related thereto, and all modifications, renewals or extensions thereof and any documents executed in modification, renewal, extension or replacement thereof.

     Short Term Revolving Facility means that portion of the Revolving Credit Facility in the original amount of $167,500,000 (as the same may be increased pursuant to Section 2.1(d)) which matures on the Short Term Revolving Facility Termination Date.

     Short Term Revolving Facility Termination Date means the date which is 364 days from the Closing Date, as the same may be extended from time to time in accordance with this Agreement.

     Structure Fee means the fee to be paid by Borrower to the Arrangers pursuant to a separate letter or letters to be executed by Borrower and Arrangers effective on the Closing Date.

     Subsidiary means, for any Person, any corporation, partnership or other entity (a) of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) is at the time directly or indirectly owned, by or the management is otherwise controlled by such Person and any Subsidiaries of such Person and (b) the financial statements of which are consolidated with Borrower's financial statements in accordance with GAAP. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of Borrower and its Subsidiaries.



CREDIT AGREEMENT                                                         PAGE 21

     Supplement to Schedule I means an addendum to this Agreement, the other Loan Documents, Schedule I to the Collateral Assignment, and Schedule I to the Security Agreement, in form as previously agreed to between Borrower and Administrative Agent as contemplated by Sections 2.1 and 2.4.

     Swingline Advances means any Swingline Advance made by Swingline Lender to Borrower pursuant to Section 2.2.

     Swingline Commitment means $25,000,000.

     Swingline Lender means NationsBank.

     Swingline Note means the Swingline Note made by Borrower payable to the order of Swingline Lender, substantially in the form as Exhibit A-3, evidencing the Swingline Advances, and any amendments and modifications thereto, any substitutions therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     Syndication Agent means Credit Suisse First Boston, in its capacity as syndication agent for the Lenders hereunder, or any successor agent pursuant to
Section 10.12 or Section 10.13.

     Taxes means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

     Telerate Screen means the display designated as Screen 3750 (as to Dollars, and any other applicable Alternate Currency shown thereon) or Screen 3740 (as to Canadian dollars) on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars or the applicable Alternate Currency quoted by selected banks.

     Term Facility means the term facility created by this Agreement in an original amount equal to Sixty-Seven Million Five Hundred Thousand and No/100 Dollars ($67,500,000), but in a maximum amount not to exceed One Hundred Million and No/100 Dollars ($100,000,000) (which amount includes any Additional Term Loans) evidenced by the promissory notes to be made by Borrower to each Term Lender in the amount of such Term Lender's Term Loan Commitment Amount.

     Term Facility Termination Date means August 12, 2003.

     Term Lenders means, as to the Term Facility, such financial institutions listed as Term Lenders on Schedule I attached hereto, and their permitted successors or assigns, as the same may be amended to include Term Lenders under Additional Term Loans.

     Term Loan Commitment Amount means, with respect to each Term Lender, the amount indicated as such Term Lender's Term Loan Commitment Amount opposite the name of such Term Lender in Schedule I, as such amount may be adjusted from time to time to account for any



CREDIT AGREEMENT                                                         PAGE 22
assignment of a Term Lender's interest, and as Schedule I may be amended to include Term Lenders under Additional Term Loans.

     Term Loan Percentage means, with respect to the Term Facility and each Term Lender, the percentage indicated as such Lender's Term Loan Percentage opposite the name of such Term Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Term Lender's interest as provided in Section 11.10, and as such percentage may be changed to reflect the loan percentages of Term Lenders under Additional Term Loans.

     Term Notes means those certain promissory notes evidencing the Term Facility, executed by Borrower and payable to the order of each Term Lender in the amount of such Lender's Term Loan Commitment Amount, and in the form as attached hereto as Exhibit A-1.

     Title Company means a title company or title companies selected by Borrower or any Guarantor and not disapproved by Administrative Agent, together with any issuing agent that issues all or any part of a Title Policy.

     Title Policy means a Mortgagee or Loan Policy of Title Insurance issued and underwritten by a Title Company for the benefit of (a) Administrative Agent, on behalf of the Lenders, covering that portion of the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such portion of the Mortgaged Property, or (b) Borrower or any Guarantor insuring a lien on Underlying Real Estate securing an Assigned Loan.

     Total Consolidated Debt at any time of determination means the sum of (a) consolidated Debt of Borrower, its Subsidiaries and any other Person which would be reflected on the consolidated balance sheet of Borrower prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, plus (b) the unfunded obligations of Borrower or any Guarantor under outstanding letters of credit, plus (c) the amount of any Contingent Obligations which are reasonably quantifiable by Borrower (as confirmed by Administrative Agent) and which do not duplicate any amounts otherwise included under this definition of Total Consolidated Debt, but less the MIC Convertible Debt to the extent included in the above sum.

     Transfer of Lien means an absolute assignment of note and liens (including, without limitation, all mortgages and any other security for each of the Assigned Loans) or other similar document transferring a lien or security interest, executed by Borrower or any Guarantor to Administrative Agent, for the benefit of the Lenders, in form agreed to by Borrower and Administrative Agent (which document may also be referred to as an "Assignment of Lien" in certain states).

     UCC means the Uniform Commercial Code in effect under the laws of the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction.

     Underlying Obligor means any obligor under any residential or commercial mortgage loan acquired, originated or funded by Borrower or any Guarantor, provided, that the primary business of Borrower or such Guarantor is the acquisition, origination or funding of such residential or commercial mortgage loans.



CREDIT AGREEMENT                                                         PAGE 23

     Underlying Real Estate means the real property, together with all improvements thereon, which secures any of the Assigned Loans or any one of such parcels of real property.

     Variable Rate means a fluctuating rate of interest equal to the Base Rate.

     Variable Rate Advance shall mean an Advance under the Revolving Credit Facility which will bear interest computed with reference to the Variable Rate.

     Variable Rate Portion shall mean that portion of the Term Facility which bears interest computed with reference to the Variable Rate.

     Warehouse Lines means any Debt of Borrower, any Guarantor or any Foreign Subsidiary created for the purpose of acquiring or originating loans, leases, securities and, if approved by Administrative Agent in its sole and absolute discretion, other asset types provided that (a) such loans, leases, securities or other assets are intended to be sold, repaid or otherwise liquidated in order to make payments on such Debt, (b) such Debt is related to the lines of business of Borrower, Guarantors and the Foreign Subsidiaries permitted by Section 7.2 hereof, (c) any such Debt shall be fully collateralized at its inception, and
(d) there shall exist at the inception of such Debt a strategy for selling or otherwise liquidating specific collateral securing such Debt in a commercially reasonable manner within the time period typically required in the industry (and not in a liquidation or distress situation) and by Borrower and its Subsidiaries for such specific collateral, but in no event more than twelve (12) months following its inclusion as collateral for the applicable Debt.

     SECTION 1.2. Singular and Plural of Definitions. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

     SECTION 1.3. Substantive Definitions. The terms, provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

     SECTION 1.4. Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

     SECTION 1.5. Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar



CREDIT AGREEMENT                                                         PAGE 24
compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

     SECTION 1.6. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                   COMMITMENT

     SECTION 2.1. Commitment. Subject to and upon the terms, covenants and conditions of this Agreement:

          (a) Revolving Credit Facility Advances. Each Revolving Lender severally agrees to make in the manner set forth in Section 2.2, its pro rata part (based on its Revolving Loan Percentage) of one or more Advances under the Revolving Credit Facility (excluding Competitive Bid Loans) for general corporate purposes, which, subject to the Loan Documents, Borrower may borrow, repay, and reborrow under this Agreement; provided, that, (i) each such Advance must occur on a Business Day and no later than the Business Day immediately preceding the Short Term Revolving Facility Termination Date or Long Term Revolving Facility Termination Date, as applicable, (ii) each such Advance must be in an amount not less than the limitations provided in Section 2.2, and (iii) on any date of determination, the outstanding principal balance of the Revolving Credit Facility (including the Letter of Credit Exposure and the outstanding balance of all Competitive Bid Loans and the Swingline Note) shall never exceed the lesser of (A) the difference between (1) the Asset Coverage Requirement, minus (2) the aggregate amount outstanding under the Term Facility, (B) the Revolving Commitment, or (C) the difference between (1) $832,500,000, minus (2) the original principal amount of the Additional Term Loans. Except as provided in Section 2.3 hereof, in no event shall any Revolving Lender be required to make any Advances in excess of such Lender's Revolving Loan Percentage of the amount required to be advanced by the Revolving Lenders under the above provisions of this Section 2.1 or which would cause any Revolving Lender to have made Advances in excess of such Lender's Revolving Loan Commitment Amount. Advances shall be made under the Short Term Revolving Facility only after and so long as the Long Term Revolving Facility is fully funded. Repayments on the Revolving Credit Facility shall be applied first to reduce the Short Term Revolving Facility and then to the Long Term Revolving Facility.

          (b) Letters of Credit. Each Revolving Lender agrees to cause Letters of Credit to be issued by the Issuing Lender for the account of Borrower (provided any such Letter of Credit can be issued in the name or for the benefit of any Affiliate or other Person designated by Borrower) for any of the purposes for which Borrower can obtain an Advance under the Revolving Credit Facility; provided, that (i) each such Letter of Credit shall be issued on a Business Day,
(ii) after the issuance of any such Letter of Credit, (A) the Letter of Credit Exposure must be less than or equal to the Revolving Commitment under the Long Term Revolving Facility (as the same may be adjusted as herein provided) less the sum of all outstanding Advances under the Long TermRevolving Facility (including, without limitation, Swingline Advances), and (B) the Letter of Credit



CREDIT AGREEMENT                                                         PAGE 25

Exposure shall not exceed fifteen percent (15%) of the Revolving Commitment, and
(iii) each such Letter of Credit must have an expiration date no later than the Long Term Revolving Facility Termination Date. To the extent that funds are ever drawn under any of the Letters of Credit and not repaid by Borrower, each such draw will be paid by the Issuing Lender, and each of the Revolving Lenders will make an Advance under the Long Term Revolving Facility in the amount of such Lender's Revolving Loan Percentage of the amount so paid by the Issuing Lender to reimburse the Issuing Lender for such draw.

          (c) Term Facility Advances. Each Term Lender which is a party to this Agreement on the Closing Date has funded or acquired its Term Loan Commitment Amount prior to the Closing Date. Any Term Lenders providing Additional Term Loans shall advance the amounts thereof as and when agreed to by Borrower, Administrative Agent and such Term Lenders.

          (d) Increase in Aggregate Commitment. So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time upon prior written notice to Administrative Agent to increase the Revolving Commitment or the Term Facility; provided, that in no event shall
(i) the aggregate Revolving Commitment and Term Loan Commitment Amounts be increased to an amount greater than $900,000,000, and (ii) the aggregate Term Loan Commitment Amounts exceed the maximum amount of the Term Facility; provided, further, that:

               (1) Any increase in the Revolving Commitment which is accomplished by increasing the Revolving Loan Commitment Amount of any Revolving Lender or Revolving Lenders who are at the time of such increase party to this Agreement (which increase shall be subject to the consent of such Revolving Lender or Revolving Lenders shall consent to such increase in their sole and absolute discretion) shall be subject to the following terms: (i) this Agreement will be amended by Borrower, the Administrative Agent and those Revolving Lender(s) whose Commitment(s) is or are being increased to reflect the revised Revolving Loan Commitment Amounts of each such Revolving Lender, (ii) Administrative Agent will deliver an updated
     Schedule I to Borrower and each of the Revolving Lenders reflecting the revised Revolving Loan Commitment Amount and Revolving Loan Percentage of each of the Revolving Lenders, (iii) the Advances under the Revolving Credit Facility will be reallocated on the effective date of such increase among the Revolving Lenders in accordance with their revised Revolving Loan Percentages (and Borrower shall pay any and all costs required pursuant to Section 3.6 in connection with such reallocation as if such reallocation were a prepayment), and (iv) Borrower will deliver new Revolving Note(s) to the Revolving Lender or Revolving Lenders whose Revolving Loan Commitment Amount(s) is or are being increased reflecting the revised Revolving Loan Commitment Amount of such Revolving Lender(s).

               (2) Any increase in the Revolving Commitment which is accomplished by addition of a new Revolving Lender under this Agreement shall be subject to the following terms: (i) such new Revolving Lender shall be an Eligible Assignee and shall be subject to the consent of Administrative Agent and, prior to the occurrence and during the continuance of a Default, Borrower , which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by Borrower, the Administrative Agent and by the party becoming an additional Revolving Lender hereunder to reflect the addition of such party as a Lender hereunder, (iii) Administrative Agent will deliver an updated Schedule I to



CREDIT AGREEMENT                                                         PAGE 26

     Borrower and each of the Lenders, reflecting the revised Revolving Loan Commitment Amount and Revolving Loan Percentage of each of the Revolving Lenders, (iv) the outstanding Advances under the Revolving Credit Facility will be reallocated on the effective date of such increase among the Revolving Lenders in accordance with their revised Revolving Loan Percentages (and Borrower shall pay any and all costs required pursuant to Section 3.6 in connection with such reallocation as if such reallocation were a prepayment), and (v) Borrower will deliver a Revolving Note to such party.

               (3) Any increase in the Revolving Commitment pursuant to this
     Section 2.1 shall be prorated between the Short Term Revolving Facility and Long Term Revolving Facility in a manner which will cause the Revolving Commitments under each such facility (in the aggregate and for each Revolving Lender) to retain the same percentage relationship as existed immediately prior to such increase.

               (4) Any increase in the Term Facility which is accomplished by addition of a new Term Lender under this Agreement shall be subject to the following terms: (i) such new Term Lender shall be an Eligible Assignee and shall be subject to the consent of Administrative Agent and, prior to the occurrence and during the continuance of a Default, Borrower , which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by Borrower, the Administrative Agent and by the party becoming an additional Term Lender hereunder to reflect the addition of such party as a Lender hereunder, (iii) Administrative Agent will deliver an updated
     Schedule I to Borrower and each of the Lenders, reflecting the revised Term Loan Commitment Amount and Term Loan Percentage of each of the Term Lenders, and (iv) Borrower will deliver a Term Note to such party.

               (5) Any increase in the Term Facility which is accomplished by increasing the Term Loan Commitment Amount of any Term Lender or Term Lenders who are at the time of such increase party to this Agreement (which increase shall be subject to the consent of such Term Lender or Term Lenders in their sole and absolute discretion) shall be subject to the following terms: (i) this Agreement will be amended by Borrower, the Administrative Agent and those Term Lender(s) whose Commitment(s) is or are being increased to reflect the revised Term Loan Commitment Amounts of each such Term Lender, (ii) Administrative Agent will deliver an updated
     Schedule I to Borrower and each of the Lenders reflecting the revised Term Loan Commitment Amount and Term Loan Percentage of each of the Term Lenders, and (iii) Borrower will deliver new Term Note(s) to the Term Lender or Term Lenders whose Term Loan Commitment Amount(s) is or are being increased reflecting the revised Term Loan Commitment Amount of such Term Lender(s).

               (6) Borrower shall pay an administrative fee to Administrative Agent in connection with any such increase in the Revolving Loan Commitment Amount and/or the Term Loan Commitment Amount, in accordance with the terms of a separate letter agreement between Borrower and Administrative Agent.

          (e) Swingline Commitment. Subject to the terms and conditions of this Agreement, Swingline Lender agrees to make Swingline Advances to Borrower from time to time from the Closing Date through the Long Term Revolving Facility Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Advances (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Commitment less the sum of all



CREDIT AGREEMENT                                                         PAGE 27
outstanding Advances under the Revolving Credit Facility (including Competitive Bid Advances) and the Letter of Credit Exposure and (ii) the Swingline Commitment.

     SECTION 2.2. Method of Borrowing under Revolving Credit Facility. Subject to the terms and conditions of this Agreement, Borrower shall be entitled to obtain Advances under the Revolving Credit Facility from Revolving Lenders and Swingline Advances from the Swingline Lender pursuant to Section 2.1 in the following manner:

         (a) Request for Advance. Borrower shall give Administrative Agent irrevocable prior written notice pursuant to a Request for Advance not later than 10:00 a.m. (Dallas time) or, in the case of Swingline Advances, 2:00 p.m (Dallas time) (i) on the same Business Day as any Swingline Advance, (ii) at least one Business Day before each Variable Rate Advance (other than Swingline Advances) and (iii) at least three (3) Business Days before each LIBOR Rate Advance (other than Swingline Advances), of its intention to borrow, specifying
(A) the date of such Advance, which shall be a Business Day, and whether such Advance is to be a Swingline Advance or an Advance under the Revolving Credit Facility, (B) the amount of such Advance, which shall be in an aggregate principal amount of $5,000,000 (or in the case of Swingline Advances, ($1,000,000) or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Advances and $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Variable Rate Advances (including Swingline Advances accruing interest with respect to the Variable Rate), (C) whether such Advance (including any Swingline Advance) is to be a LIBOR Rate Advance or Variable Rate Advance, and (D) in the case of a LIBOR Rate Advance, the duration of the Interest Period applicable thereto. Notices received after 10:00 a.m. (Dallas time), shall be deemed received on the next Business Day.

         (b) Alternate Currency Option. In the case of any Alternate Currency Advance (other than in connection with a Competitive Bid Foreign Currency Loan), Borrower (acting for itself or on behalf of each other Borrower), through an Authorized Officer, shall give Administrative Agent at least three Business Days' irrevocable written notice of its intention to borrow or reborrow such advance hereunder (the "Alternate Currency Option"). Notice shall be given to Administrative Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Alternate Currency Advances shall in all cases bear interest at the Alternate Currency Rate computed with respect to the applicable Alternate Currency and be subject to availability and to Section 3.5 hereof. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day,
(ii) the Dollar Equivalent of the amount of the proposed Alternate Currency Advance, (iii) the currency of such proposed Alternate Currency Advance, (iv) the Interest Period selected by Borrower (provided that no such Interest Period shall extend past the Long Term Revolving Facility Termination Date) and (v) Borrower's election of the Effective Date on which the Alternate Currency Advance shall begin. The aggregate amount of Alternate Currency Advances to be made on any funding date shall not be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (in its Dollar Equivalent), or greater whole multiples of One Million and No/100 Dollars ($1,000,000.00) (in its Dollar Equivalent). The aggregate amount of Alternate Currency Advances plus Competitive Bid Foreign Currency Advances outstanding at any time (in its Dollar Equivalent) shall not exceed thirty percent (30%) of the Revolving Commitment. The aggregate amount of Competitive Bid Foreign Currency Advances outstanding at any time (in its Dollar Equivalent) shall not exceed $50,000,000.



CREDIT AGREEMENT                                                         PAGE 28

         (c) Notice To Revolving Lenders. Administrative Agent shall promptly notify Revolving Lenders or Swingline Lender, as applicable, of each notice received from Borrower pursuant to this Section 2.2. Each Revolving Lender or Swingline Lender, as applicable, shall, not later than noon, Dallas, Texas time, on the date of any such Advance, deliver to Administrative Agent, at its address set forth herein, such Lender's Revolving Loan Percentage of such Advance or, in the case of a Swingline Advance the amount thereof, in immediately available funds in accordance with Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder Administrative Agent shall, subject to satisfaction of the conditions set forth in Article IV, disburse the amounts made available to Administrative Agent by the Revolving Lenders or Swingline Lender, as applicable, by (i) transferring such amounts by wire transfer pursuant to Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of Borrower maintained with Administrative Agent. All Advances under the Revolving Credit Facility shall be made by each Revolving Lender according to its Revolving Loan Percentage.

         (d) Swingline Advances. Swingline Advances shall be refunded by the Revolving Lenders on demand by Swingline Lender. Such refundings shall be made by the Revolving Lenders in accordance with their respective Revolving Loan Percentages and shall thereafter be reflected as Advances under the Revolving Credit Facility of the Revolving Lenders on the books and records of the Administrative Agent, which Advances under the Revolving Credit Facility shall be Variable Rate Advances. Each Revolving Lender shall fund its respective Revolving Loan Percentage of Advances as required to repay Swingline Advances outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Dallas time) on the next succeeding Business Day after such demand is made. No Revolving Lender's obligation to fund its respective Revolving Loan Percentage of a Swingline Advance shall be affected by any other Revolving Lender's failure to fund its Revolving Loan Percentage of a Swingline Advance, nor shall any Revolving Lender's Percentage be increased as a result of any such failure of any other Revolving Lender to fund its Revolving Loan Percentage.

         Borrower shall pay to Swingline Lender on demand the amount of any Swingline Advances to the extent amounts received from the Revolving Lenders are not sufficient to repay in the full the outstanding Swingline Advances requested or required to be refunded.

         Each Revolving Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever (including, without limitation, repayment of such Swingline Advance by Borrower pursuant to the above paragraph if the same is required to be refunded to Borrower by Swingline Lender; provided, that if prior to the refunding of any outstanding Swingline Advance pursuant to this Section 2.2, one of the events described in Section 9.1(f) or (g) shall have occurred, each Revolving Lender will, on the date the applicable Advance under the Revolving Credit Facility would have been made, purchase an undivided participating interest in the Swingline Advance to be refunded in an amount equal to its Revolving Loan Percentage of the aggregate amount of such Swingline Advance). Each Revolving Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount.


CREDIT AGREEMENT                                                         PAGE 29

         (e) Method of Issuing Letters of Credit. Not less than three (3) Business Days prior to the requested date of issuance of any Letter of Credit, Borrower shall deliver to Administrative Agent a Request For Advance and shall execute and deliver to the Issuing Lender the customary letter of credit application and agreement used by the Issuing Lender from time to time (the "LOC Application"). Nothing in this Agreement shall prohibit the Issuing Lender from modifying the form of LOC Application in effect from time to time in connection with the issuance of any Letter of Credit, provided that such modification does not substantially modify this Agreement to the detriment of Borrower. In the event of a direct conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. In no event shall a Letter of Credit have an expiration date which is later than the Long Term Revolving Facility Termination Date. Letters of Credit may be issued on behalf of Borrower or any Affiliate or other Person designated by Borrower, provided, that any such designation shall not limit or effect the liability of Borrower or Guarantors, for repayment of any amounts drawn thereon. Upon satisfaction of the applicable conditions precedent set forth in Article IV, and subject to the other terms and conditions of this Agreement, the Issuing Lender shall issue Letters of Credit for the account of Borrower or any Guarantor within three (3) Business Days from receipt by the Issuing Lender of the fully-executed LOC Application (so long as the requested terms of such Letter of Credit are acceptable to the Issuing Lender in its reasonable discretion).

         Borrower shall be entitled to have issued for itself or any Affiliate or other Person under the Revolving Credit Facility, subject to the terms of this Agreement, Letters of Credit denominated in an Alternate Currency or other currency as approved by Administrative Agent and the Issuing Lender, provided, that, if drawn, each Revolving Lender shall be required to fund its pro rata part of the Dollar Equivalent of such Advance. Each such Advance shall be subject to the terms and conditions of this Agreement related to Advances. The amount to be reserved under the Revolving Credit Facility related to any such Letter of Credit issued in an Alternate Currency or other currency approved by Administrative Agent and the Issuing Lender, and therefore the Letter of Credit Exposure related thereto, shall be an amount equal to 115% of the amount remaining to be funded under any said Letter of Credit from time to time (in Dollar Equivalent calculated from time to time).

         Immediately upon the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased and received from the Issuing Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Revolving Loan Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Subject to the limits referred to above, Borrower may request the issuance of Letters of Credit under this Section 2.2(e), repay any Advances under the Revolving Credit Facility resulting from drawings thereunder pursuant to this Section 2.2(e) and request the issuance of additional Letters of Credit under this Section 2.2(e).

         Borrower unconditionally agrees to pay to the Issuing Lender (and the LOC Application shall so provide) all amounts drawn under and payable to Issuing Lender under or in connection with any Letter of Credit immediately when due (and in any event shall reimburse any Issuing Lender for drawings under a Letter of Credit no later than the Business Day after payment by the Issuing Lender), irrespective of any claim, set-off, defense or other right which Borrower, any



CREDIT AGREEMENT                                                         PAGE 30

Subsidiary or any account party may have at any time against the Issuing Lender or any other Person, including without limitation, (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, setoff, defense or other right which Borrower or any Subsidiary may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transactions between Borrower or any Subsidiary and the beneficiary named in any Letter of Credit); (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (v) the occurrence of any Default or Event of Default. However, nothing in this Agreement constitutes a waiver of Borrower's rights to assert independently of its reimbursement obligation any claim against Issuing Lender for its gross negligence or willful misconduct in connection with its funding any Letter of Credit. If Borrower fails to reimburse the Issuing Lender as above required, the payment by the Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender of an Advance under the Revolving Credit Facility, which shall bear interest at the Variable Rate, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article IV hereof). In the event that a drawing under any Letter of Credit is not reimbursed by Borrower by 10:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender. Each such Revolving Lender shall, on the first Business Day following such notification, make an Advance under the Revolving Credit Facility, which shall bear interest at the Variable Rate, and shall be used to repay the applicable portion of the Issuing Lender's advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Lender (but without any requirement for compliance with the applicable conditions set forth in Article IV hereof) and shall make available to Administrative Agent for the account of the Issuing Lender, by deposit at Administrative Agent's office, in same day funds, the amount of such Advance. In the event that any Revolving Lender fails to make available to Administrative Agent for the account of the Issuing Lender the amount of such Advance, the Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Federal Funds Rate.

         SECTION 2.3       Competitive Bid Loans

         (a) Competitive Bid Advances. In addition to Advances pursuant to Sections 2.1 and 2.2, but subject to all of the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section
2.1 as to the maximum aggregate principal amount of all outstanding Advances under the Revolving Credit Facility), Borrower may, as set forth in this Section 2.3, request the Revolving Lenders, prior to the Long Term Revolving Facility Termination Date, to make offers to make Competitive Bid Advances to Borrower. Each Revolving Lender may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Advances shall be evidenced by the Competitive Bid Notes. Each Competitive



CREDIT AGREEMENT                                                         PAGE 31

Bid Advance shall be repaid in full by Borrower on the last day of the Interest Period applicable thereto.

    (b) Competitive Bid Quote Request. When Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, Borrower shall transmit to Administrative Agent by telecopy a Competitive Bid Quote Request to be received no later than 11:00 a.m., Dallas time, at least five Business Days prior to the Borrowing Date proposed therein, specifying in accordance with all of the terms of this Agreement:

         (i)      the proposed Borrowing Date for the proposed Competitive Bid
                  Advance;

         (ii) the aggregate principal amount in Dollar Equivalents of such Competitive Bid Advance;

         (iii)    the Interest Period applicable thereto;

         (iv) whether such request is for a Competitive Bid Pricing Loan or a Competitive Bid Foreign Currency Loan; and

         (v) in the case of Competitive Bid Foreign Currency Loans, the currency in which such Advance is to be made.

Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for both Competitive Bid Pricing Loans and Competitive Bid Foreign Currency Loans in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or upon reasonable prior notice to the Revolving Lenders, such other number of days as Borrower and Administrative Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 or a larger multiple of $1,000,000. Borrower shall not be entitled to have more than six Competitive Bid Loans outstanding at any time. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit E hereto shall be rejected, and Administrative Agent shall promptly notify Borrower of such rejection by telecopy.

         (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3(b), Administrative Agent shall send to each of the Revolving Lenders by telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by Borrower to each Revolving Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

         (d) Submission and Contents of Competitive Bid Quotes.

             (i) Each Revolving Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this
         Section 2.3 and must be submitted to Administrative Agent by telecopy at its offices specified in or pursuant to Section 11.2 not later than 1:00 p.m., Dallas time, at least four Business Days prior to the proposed Borrowing Date (or upon



CREDIT AGREEMENT                                                         PAGE 32
         reasonablTe prior notice to the Revolving Lenders, such other time and date as Borrower and Administrative Agent may agree). Subject to Articles IV and IX, any Competitive Bid Quote so made shall be irrevocable except with the written consent of Borrower.

             (ii) Each Competitive Bid Quote shall in any case specify: (1) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes; (2) the principal amount of the Competitive Bid Loan for which each such offer is being made, (x) which principal amount may be greater than, less than or equal to the Revolving Loan Commitment Amount of the quoting Lender, but in no case greater than an amount which would cause the then outstanding Advances under the Revolving Credit Facility (including Swingline Advances), the Letter of Credit Exposure and the outstanding balances of all Competitive Bid Loans to exceed the Revolving Commitment (or in the case of Competitive Bid Foreign Currency Loans, the limitations set forth in Section 2.2(b)), (y) which principal amount must be at least $2,000,000 and an integral multiple of $500,000, and (z) which principal amount may not exceed the principal amount of Competitive Bid Loans for which offers were requested; (3) whether the quote is for a Competitive Bid Pricing Loan or a Competitive Bid Foreign Currency Loan if quotes are being requested for both types of Advances in the same Competitive Bid Quote Request; (4) the Competitive Bid Margin offered for each such Competitive Bid Loan;
         (5) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by Borrower; (6) the applicable Interest Period; and (7) the identity of the quoting Lender.

             (iii) Administrative Agent shall reject any Competitive Bid Quote that: (1) is not substantially in the form of Exhibit E-2 hereto or does not specify all of the information required by Section 2.3(d)(ii);
         (2) contains qualifying, conditional or similar language, other than any such language contained in Exhibit E-2 hereto; (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, except as contemplated by
         Section 2.3(d)(ii); or (4) arrives after the time set forth in Section 2.3(b).

             (iv) If any Competitive Bid Quote shall be rejected pursuant to
         Section 2.3(d)(iii), then Administrative Agent shall notify the relevant Revolving Lender of such rejection as soon as practicable.

         (e) Notice to Borrower. Administrative Agent shall promptly notify Borrower of (1) the terms of any Competitive Bid Quote submitted by a Revolving Lender that is in accordance with this Section 2.3 and (2) if not disregarded by Administrative Agent in accordance with the immediately succeeding sentence, of any Competitive Bid Quote that is in accordance with this Section 2.3 which amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Revolving Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. Administrative Agent's notice to Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins so offered.



CREDIT AGREEMENT                                                         PAGE 33

         (f) Acceptance and Notice by Borrower. Subject to the receipt of the notice from Administrative Agent referred to in this Section 2.3, not later than 11:00 a.m. (Dallas time) at least three Business Days prior to the proposed Borrowing Date, Borrower shall notify Administrative Agent of Borrower's acceptance or rejection of each offer received by it pursuant to this Section 2.3; provided, however, that the failure by Borrower to give such notice to Administrative Agent shall be deemed to be a rejection by Borrower of all such offers. In the case of acceptance, such notice (a "Competitive Bid Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of this Section 2.3); provided that:

              (i) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

              (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins; and

             (iii) Borrower may not accept any offer of the type described in this Section 2.3 that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.

         (g) Allocation by Administrative Agent. If offers are made by two or more Revolving Lenders with the same Competitive Bid Margins for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by Administrative Agent among such Revolving Lenders as nearly as possible (in such multiples as Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Revolving Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Revolving Lender has indicated that it is willing to accept. Allocations by Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. Administrative Agent shall promptly, but in any event on the same Business Day, notify each Revolving Lender of its receipt of a Competitive Bid Acceptance Notice and the aggregate principal amount of each Competitive Bid Advance allocated to each participating Revolving Lender.

         (h) Commitment to Lend Not Reduced and Other Agreements. The agreement of a Revolving Lender to make a Competitive Bid Loan hereunder shall not reduce such Revolving Lender's obligation to fund other Advances under the Revolving Credit Facility to the extent of such Revolving Lender's Revolving Loan Commitment Amount, it being expressly acknowledged and agreed that the agreement to make a Competitive Bid Loan is optional on the part of such Revolving Lender and in addition to its Revolving Loan Commitment Amount. The amount of Competitive Bid Loans shall not reduce the Revolving Loan Commitment Amount of any Revolving Lender for purposes of calculating the Commitment Fee. In no event shall the aggregate amount of Competitive Bid Loans outstanding at any time exceed (i) $100,000,000 with respect to Competitive Bid Pricing Loans and (ii) the limitation set forth in Section 2.2(b) with respect to Competitive Bid Foreign Currency Loans.


CREDIT AGREEMENT                                                         PAGE 34

         SECTION 2.4. Additional Guarantors. Upon the earlier to occur of (1) thirty (30) days after the filing of articles of incorporation, certificates of limited partnership or similar organizational documents with the appropriate Governmental Authority of any future Subsidiary of Borrower (excluding Excluded Subsidiaries and Foreign Subsidiaries) or (2) two (2) Business Days prior to the date that such Subsidiary obtains from Borrower proceeds of an Advance under the Revolving Credit Facility or includes any of its assets in calculating the Asset Coverage Requirement, Borrower shall cause to be delivered to Administrative Agent (a) a Supplement to Schedule I properly executed by such future Subsidiary, (b) a Guaranty Agreement, executed by such future Subsidiary, (c) a contribution and indemnification agreement, in form and substance satisfactory to Administrative Agent, executed by Borrower, Administrative Agent and all of the Guarantors, (d) a Pledge Agreement and all financing statements related thereto, properly executed by Borrower or the appropriate Guarantor pursuant to which all of the outstanding shares of stock of such future Subsidiary are pledged to Administrative Agent (for the benefit of Lenders), together with the original stock certificates accompanied by stock powers executed in blank by Borrower or the appropriate Guarantor evidencing the shares of stock required to be pledged under this Agreement, and (e) all resolutions, certificates or documents Administrative Agent may reasonably request relating to the formation, existence and good standing of such future Subsidiary, corporate authority for the execution and validity of the Loan Documents described in clauses (a), (b),
(c) and (d) immediately above and any other documents and matters relevant to the formation of such future Subsidiary and its status as a Guarantor hereunder (if applicable), all in form and substance satisfactory to Administrative Agent, which resolutions, certificates and documents shall include, without limitation,
(i) the articles of incorporation and bylaws of such future Subsidiary, (ii) resolutions of the board of directors of such future Subsidiary authorizing the execution of the Loan Documents described in clauses (a), (b), (c) and (d) immediately above on behalf of such future Subsidiary and the granting of all the relevant Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of incumbency for the officers of such future Subsidiary, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of such future Subsidiary and from the appropriate Governmental Authority of each state in which such future Subsidiary is required by applicable law to be qualified.

         SECTION 2.5.  Fees.

              (a) Participation Fee. In consideration for the commitment of each Revolving Lender to make Advances under the Revolving Credit Facility upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Revolving Lender from which to make disbursement of the Advances under the Revolving Credit Facility, Borrower shall pay to each such Revolving Lender on the Closing Date (or the date such Revolving Lender becomes a party to this Agreement) its Participation Fee. In consideration for the commitment of each Term Lender to fund its pro rata part of the Term Facility upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Term Lender from which to make such Advance under the Term Facility, Borrower shall pay to each such Term Lender its Participation Fee on the Closing Date or, if later, the date when such Term Lender funds its Term Loan Commitment Amount.

              (b) Commitment Fee. Throughout the Credit Period, Borrower shall pay to Administrative Agent for the account of each Revolving Lender, such Revolving Lender's Revolving Loan Percentage of the Commitment Fee, such fee to be computed based on the number of actual


CREDIT AGREEMENT                                                         PAGE 35
days elapsed assuming each calendar year consisted of 360 days, and due and payable quarterly in arrears, commencing on October 1, 1998, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Commitment Fee being due and payable on the Long Term Revolving Facility Termination Date.

              (c) Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Revolving Lender a letter of credit fee (the "Letter of Credit Fee") (which shall be payable quarterly in arrears, commencing on October 1, 1998, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Letter of Credit Fee being due and payable on the Long Term Revolving Facility Termination Date) on the average daily amount available for drawing under all outstanding Letters of Credit (using the Dollar Equivalent for any Letters of Credit denominated in an Alternate Currency) at the per annum percentages determined in accordance with
Schedule II hereof.

The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as set forth in Schedule II. Subject to Section 11.8 hereof, such fee shall be computed on the basis of the actual number of days elapsed.

              (d) Structure Fee. In consideration for the Arrangers' efforts in structuring the Credit Facilities and arranging for such Credit Facilities, Borrower agrees to execute on or before the Closing Date a letter or letters reasonably satisfactory to Administrative Agent and each Arranger concerning the Structure Fee and to pay to each Arranger the Structure Fee in accordance with such letter.

              (e) Administrative Fees. In consideration for Administrative Agent's administration services under the Credit Facilities, Borrower agrees to execute on or before the Closing Date a letter reasonably satisfactory to Administrative Agent concerning the Administrative Fees and to pay Administrative Agent the Administrative Fees in accordance with such letter.

                                   ARTICLE III

                         TERMS OF THE CREDIT FACILITIES

         SECTION 3.1. Notes. The Credit Facilities shall be evidenced by the Notes. Each Revolving Lender shall receive two originally executed Revolving Notes (one for the Short Term Revolving Facility and the other for the Long Term Revolving Facility) in an aggregate amount equal to such Lender's Revolving Loan Commitment Amount. Each Term Lender shall receive an originally executed Term
Note in an amount equal to such Lender's Term Loan Commitment Amount. Each Revolving Lender providing a Competitive Bid Loan shall receive an appropriate, originally executed Competitive Bid Note. The Swingline Lender shall receive the originally executed Swingline Note in an amount equal to the Swingline Commitment.

         SECTION 3.2. Maturity. All outstanding principal of the Revolving Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Short Term Revolving Facility Termination Date or Long Term Revolving Facility Termination Date, as applicable. All outstanding principal of the Term Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable



CREDIT AGREEMENT                                                         PAGE 36
in full on the Term Facility Termination Date. All outstanding principal of any Competitive Bid Note shall be due and payable on the last day of the applicable Interest Period. Borrower shall be entitled to request an extension of the Short Term Revolving Facility by delivering written notice thereof to Administrative Agent (which shall immediately forward such request to all Revolving Lenders) at least 90 but no more than 120 days prior to the Short Term Revolving Facility Termination Date. Revolving Lenders shall accept or reject such request by notice to Administrative Agent delivered on or before 30 days prior to the Short Term Revolving Facility Termination Date (provided, that, the failure of the Revolving Lenders to respond prior to such date shall be deemed a rejection of such request). On such date which is 30 days prior to the Short Term Revolving Facility Termination Date, Administrative Agent shall give notice to Borrower as to whether Revolving Lenders have accepted or rejected (or deemed to have rejected) such request, provided, the failure of Administrative Agent to so notify Borrower shall be deemed a notice that the Revolving Lenders have rejected such request.

         SECTION 3.3. Interest Rate. Interest on the Notes (other than Competitive Bid Notes) shall accrue at a rate per annum equal to the lesser of
(a) the Applicable Rate as selected by Borrower pursuant to this Agreement, subject, however, to the provisions of Section 11.8, or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

         Without notice to Borrower or anyone else, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, the Adjusted LIBOR Rate and the Alternate Currency Rate with regard to Advances under the Revolving Credit Facility and Term Facility shall fluctuate upward and downward as and in the amount by which the LIBOR Margin fluctuates, subject always to limitations contained in this Agreement, any such changes in the LIBOR Margin and, therefore, the Adjusted LIBOR Rate or Alternate Currency Rate, as applicable, to occur as provided in Schedule II attached hereto.

         SECTION 3.4. Interest Payments. Interest on the Notes, computed as provided in Section 3.11, shall be due and payable as it accrues on (a) the first day of each calendar quarter commencing on October 1, 1998, and continuing on the first day of each January, April, July and October thereafter until, as applicable, either the Long Term Revolving Facility Termination Date, the Short Term Revolving Facility Termination Date or the Term Facility Termination Date, and (b) at the end of each Interest Period as to any LIBOR Rate Portion, LIBOR Rate Advance, Alternate Currency Advance or Competitive Bid Note then expiring, and on demand after, as applicable, the Long Term Revolving Facility Termination Date, the Short Term Revolving Facility Termination Date or the Term Facility Termination Date so long as any principal of any Note remains unpaid.

         SECTION 3.5. Conversion of Revolving Credit Advances and Interest Rate Elections under Term Facility.



CREDIT AGREEMENT                                                         PAGE 37

         (a) Minimum Notice. Upon at least three (3) Business Days' prior written notice from Borrower to Administrative Agent ("Minimum Notice Requirement"), Borrower may, on any Interest Adjustment Date (other than, as applicable, the Long Term Revolving Facility Termination Date, the Short Term Revolving Facility Termination Date or Term Facility Termination Date, as applicable), convert amounts of any LIBOR Rate Advances or LIBOR Rate Portion, as applicable, into Variable Rate Advances or a Variable Rate Portion, as applicable, with interest accruing thereon with reference to the Variable Rate, as provided in Section 3.3 above.

         (b) Selection of LIBOR Rate Pricing. Upon satisfaction by Borrower of the Minimum Notice Requirement, and subject to the conditions provided in this Agreement or the Notes, Borrower may, on any date prior to the Long Term Revolving Facility Termination Date, Short Term Revolving Facility Termination Date or Term Facility Termination Date, as applicable, convert amounts of not less than Five Million and No/100 Dollars ($5,000,000.00) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof of any Variable Rate Advances or a Variable Rate Portion, as applicable, into LIBOR Rate Advances or LIBOR Rate Portions, as applicable, with interest accruing thereon with reference to the Adjusted LIBOR Rate, as provided in Section 3.3 above, for the Interest Period selected in such notice. Borrower may make a LIBOR Rate election with respect to each Advance of the Term Facility by satisfying the Minimum Notice Requirement prior to the related funding of the Term Facility.

         Each notice of Adjusted LIBOR Rate election by Borrower (whether in connection with an initial funding or a conversion of an existing funding) shall include (i) the amount of the proposed aggregate LIBOR Rate Advances or the LIBOR Rate Portions, as applicable, (ii) the Interest Period selected by Borrower, and (iii) the Effective Date, and is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date one through six months later elected by Borrower in its notice to Administrative Agent; (2) Borrower's written notice of an election shall be received by Administrative Agent in time to satisfy the Minimum Notice Requirement; (3) the last day of the Interest Period will not be subsequent in time to the Long Term Revolving Facility Termination Date, the Short Term Revolving Facility Termination Date or Term Facility Termination Date, as applicable; (4) in the case of a continuation of a LIBOR Rate Advance or LIBOR Rate Portion, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) no LIBOR Rate election shall be made if Administrative Agent determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Administrative Agent or any Lender under the applicable Credit Facility to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Administrative Agent or any Lender under the applicable Credit Facility determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to such Lender of maintaining the applicable LIBOR Rate Advances or LIBOR Rate Portion, as applicable, at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders under the applicable Credit Facility to maintain any such LIBOR Rate election; (6) there shall never be more than fifteen (15) LIBOR Rate Advances, in the aggregate, in effect at any one time under the Revolving Credit Facility and no more than five (5) LIBOR Rate Portions in effect at any one time under the Term Facility; and (7) no LIBOR Rate election shall be made after the occurrence and during the continuance of a Default or Event of Default.




CREDIT AGREEMENT                                                         PAGE 38

         (c) Selection of Alternate Currency Rate. As a condition to each Alternate Currency Advance under the Revolving Credit Facility (and excluding Competitive Bid Foreign Currency Loans), Borrower shall select an Alternate Currency Rate (based on the applicable Alternate Currency) to be applicable thereto; provided, that each such Alternate Currency Advance must be in an amount of not less than Five Million and No/100 Dollars ($5,000,000.00) (in its Dollar Equivalent) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) (in its Dollar Equivalent) in excess thereof; and provided, further, that (1) no Alternate Currency election shall be made if Administrative Agent or any Revolving Lender determines that, as a result of any Regulatory Change, it shall become unlawful, impracticable or impossible for Revolving Lenders to maintain any such Alternate Currency election; (2) there shall never be more than ten (10) Alternate Currency Advances, in the aggregate, in effect at any one time under the Revolving Credit Facility (excluding Competitive Bid Foreign Currency Loans); (3) in no event shall the Dollar Equivalent amount of the requested Alternate Currency Advance plus the then current outstanding balance of all previous Alternate Currency Advances and Competitive Bid Foreign Currency Loans based on the Dollar Equivalent thereof (as of the Business Day immediately prior to the date of such Advance) exceed in the aggregate thirty percent (30%) of the Revolving Commitment; (4) no Alternate Currency election shall be made after the occurrence and during the continuance of a Default or Event of Default; and (5) Revolving Lenders shall not be required to make any Alternate Currency Advance if the applicable Alternate Currency Rate would be limited to the Maximum Lawful Rate pursuant to Section 3.3. Upon the expiration of any Interest Period applicable to an Alternate Currency Advance under the Revolving Credit Facility (excluding Competitive Bid Foreign Currency Loans) and provided that no Default has occurred and Borrower is entitled to have outstanding such Alternate Currency Advance under this Agreement, the Alternate Currency Advance shall continue for an Interest Period having the same duration as the Interest Period then ended (but not beyond the Long Term Revolving Facility Termination Date) unless Borrower shall, upon three (3) Business Days prior written notice, elect a different Interest Period. Upon the occurrence of an Event of Default, Administrative Agent may convert all Alternate Currency Advances into the Dollar Equivalent at the end of the respective Interest Periods therefor.

         (d) Election and Conversion to Variable Rate. To the extent Borrower has not made an effective election under and in accordance with subparagraphs
(a) or (b) above (including, without limitation, at the expiration of an Interest Period or, as of the Closing Date, with respect to the initial Advance of the Term Facility), the Applicable Rate shall be the Variable Rate. If Borrower has failed to make such election at the end of an Interest Period under the Revolving Credit Facility, the Revolving Lenders shall be deemed to have made a Variable Rate Advance in Dollars and in the amount, and in replacement, of the LIBOR Rate Advance then maturing. If Borrower has failed to make such elections at the end of any Interest Period under the Term Facility, the applicable LIBOR Rate Portion shall expire and convert to a Variable Rate Portion. To the extent Borrower has not made an effective election under clause
(c) above prior to the expiration of the applicable Interest Period with respect to Alternate Currency Advances, then Borrower shall be deemed to have elected an Interest Period in accordance with the penultimate sentence of clause (c) above.



CREDIT AGREEMENT                                                         PAGE 39

         SECTION 3.6. Payments of Advances; Reduction of Commitment Amount; Consequential Loss.

         (a) At any time prior to the occurrence of an Event of Default, Borrower may by notice from Borrower to Administrative Agent prior to 10:00 a.m. (Dallas, Texas time) on the date on which prepayment under this Section 3.6 is to be made, voluntarily prepay amounts outstanding under the Revolving Credit Facility from time to time and at any time, in whole or in part, without premium or penalty; provided, that (i) each such partial payment must be in a minimum amount of at least Five Million and No/100 Dollars ($5,000,000.00) (or, as to prepayment of portions thereof which are Alternate Currency Advances, the Dollar Equivalent thereof), (ii) Borrower shall pay any related Consequential Losses or Alternate Currency Losses within ten days after Administrative Agent's demand therefor, and (iii) prepayments shall be applied first to reduce outstandings under the Short Term Revolving Facility and then under the Long Term Revolving Facility. Each such optional prepayment shall be applied to the Revolving Credit Facility ratably in accordance with Section 3.9 to pay the amounts owed to each Revolving Lender thereunder. At any time subsequent to the Long Term Revolving Facility Termination Date or the termination of the Revolving Credit Facility, but prior to the occurrence of an Event of Default, Borrower may by notice from Borrower to Administrative Agent prior to 10:00 a.m. (Dallas, Texas time) on the date on which prepayment under this Section 3.6 is to be made, voluntarily prepay amounts outstanding under the Term Facility from time to time and at any time, in whole or in part, without premium or penalty; provided, that Borrower shall pay any related Consequential Losses within ten days after Administrative Agent's demand therefor. Each such optional prepayment shall be applied to the Term Facility ratably in accordance with Section 3.9 to pay the amounts owed to each Term Lender thereunder. Borrower shall not be entitled to prepay any Competitive Bid Note unless Borrower simultaneously with such payment pays any Consequential Loss and/or any Alternate Currency Loss resulting from such prepayment.

         (b) Borrower shall make mandatory prepayments under the Revolving Credit Facility prior to the occurrence of an Event of Default in an amount equal to the excess, if any, of the sum of the outstanding principal balance of the Revolving Credit Facility (including amounts outstanding under Competitive Bid Notes and Swingline Advances) plus the Letter of Credit Exposure, at any time, over the lesser of (1) the Asset Coverage Requirement less the amount outstanding under the Term Facility, and (2) the Revolving Commitment. Borrower shall pay on demand given by Administrative Agent any Consequential Loss and/or any Alternate Currency Loss arising as a result of any such mandatory prepayments.

         (c) Borrower may, prior to the occurrence of an Event of Default, fully or partially, reduce the Revolving Commitment, provided that (i) notice of such reduction must be received by Administrative Agent by 10:00 a.m. Dallas, Texas, time on the fifth Business Day preceding the effective date of such reduction,
(ii) each such reduction in the Revolving Commitment must be in a minimum amount of $20,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof ,
(iii) Borrower shall not be entitled to an increase in the Revolving Commitment once it has been so reduced, (iv) if the sum of the aggregate outstanding principal balance of the Revolving Credit Facility (including amounts outstanding under Competitive Bid Notes and Swingline Advances), plus the Letter of Credit Exposure, exceeds the Revolving Commitment as so reduced, Borrower shall make a mandatory prepayment on the principal amount of the Revolving Credit Facility in at least the amount of such excess, together with any Consequential Loss and/or Alternate Currency




CREDIT AGREEMENT                                                         PAGE 40

Loss arising as a result thereof, and (v) in no event shall Borrower be entitled to so reduce the Revolving Commitment below $50,000,000.00, unless Borrower has elected to terminate the Revolving Credit Facility in full.

         (d) If Borrower shall prepay any LIBOR Rate Advance, LIBOR Rate Portion, or in the event of an acceleration, a Competitive Bid Loan prior to the expiration of its applicable Interest Period or if Borrower shall fail to obtain an Advance or convert any amounts pursuant to an election satisfying the Minimum Notice Requirement, Borrower shall pay to Revolving Lenders, Term Lenders or the applicable holder of the Competitive Bid Loan an amount (the "Consequential Loss") equal to any loss, expense or reduction in yield that any such Lender reasonably incurs as a result of such event. Any Consequential Loss required to be paid by Borrower pursuant to this Section 3.6 or any other provisions of this Agreement or of the other Loan Documents in connection with the prepayment of any LIBOR Rate Advances, LIBOR Rate Portions or Competitive Bid Loans shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under LIBOR Rate Advances, LIBOR Rate Portions, Competitive Bid Loans or any part thereof due to an Event of Default.

         (e) If Borrower shall prepay, or fail to borrow pursuant to a timely election, any Alternate Currency Advance or Competitive Bid Foreign Currency Loan or for whatever reason an Alternate Currency Advance or Competitive Bid Foreign Currency Loan is converted to Dollars prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Revolving Lenders or the applicable holder of the Competitive Bid Foreign Currency Loan for any loss, cost, liability, or expense (an "Alternate Currency Loss") which any Revolving Lender or the applicable holder of the Competitive Bid Foreign Currency Loan incurs as a result thereof, including, without limitation, (i) any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third Persons acquired to effect or maintain such Alternate Currency Advance, Competitive Bid Foreign Currency Loan or any part thereof,
(ii) an amount equal to the excess, if any of (A) its cost of obtaining the funds for the Alternate Currency Advance or Competitive Bid Foreign Currency Loan being prepaid or converted prior to the expiration of its applicable Interest Period for the period from the date of such prepayment or conversion to the last day of the Interest Period for such Alternate Currency Advance or Competitive Bid Foreign Currency Loan, over (B) the amount of interest (as reasonably determined by such Revolving Lender or the applicable holder of the Competitive Bid Foreign Currency Loan) that would be realized by such Revolving Lender or the applicable holder of the Competitive Bid Foreign Currency Loan in re-employing the funds so prepaid or converted for such Interest Period, (iii) any loss incurred in liquidating or closing out any foreign currency contract undertaken by such Revolving Lender or the applicable holder of the Competitive Bid Foreign Currency Loan in funding or maintaining such Alternate Currency Advance or Competitive Bid Foreign Currency Loan, and (iv) any loss arising from any change in the value of Dollars in relation to any such Alternate Currency Advance or Competitive Bid Foreign Currency Loan which was not paid on the date due between the date such payment was due and the date of payment, or which was not paid in the Alternate Currency in which it was made, all as determined by such Revolving Lender or the applicable holder of the Competitive Bid Foreign Currency Loan in its good faith discretion, but otherwise without penalty.

         (f) As long as no Event of Default has occurred and is continuing, Borrower shall make such regularly scheduled principal payments under the Term Facility as are set forth in the Term Notes; provided, that prior to the Long Term Revolving Facility Termination Date or the termination



CREDIT AGREEMENT                                                         PAGE 41
of the Revolving Credit Facility, the aggregate amount of such principal payments under the Term Facility during the twelve (12) month period immediately preceding any such payment shall not exceed one percent (1%) of the face amount of the Term Notes.

         A Lender (through the Administrative Agent) must request compensation under Sections 3.6 (d) and (e) as promptly as practicable after it obtains knowledge of the event which entitles it to such compensation, but in any event within 180 days after it obtains such knowledge and pursuant to a certificate which sets forth the amount such Lender is entitled to receive pursuant to Sections 3.6 (d) and (e) and the basis for determining such amount, which certificate shall be conclusive as to the matters set forth therein in the absence of manifest error. Any amounts received by Administrative Agent from Borrower pursuant hereto shall be disbursed by Administrative Agent in immediately available funds to the Lenders requesting such amounts.

         SECTION 3.7. Schedules on Notes. Each Revolving Lender is hereby authorized to record the date and amount of the initial principal balance of its Revolving Notes and the date and amount of each advance and repayment of principal on such Revolving Notes, and to attach any such recording as a schedule to the applicable Revolving Note whereupon such schedule shall constitute a part of such Revolving Note for all purposes. Any such recording shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under the Revolving Notes together with interest thereon.

         SECTION 3.8. General Provisions as to Payments. All payments and indemnities required to be made by Borrower under any of the Loan Documents shall be joint and several obligations of Borrower and each Guarantor. Borrower shall make each payment of principal and interest on either of the Credit Facilities and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Administrative Agent at Administrative Agent's address for payments set forth in Schedule I. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 12:00 noon (Dallas, Texas time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender under the Credit Facility on which a payment is made a payment on the applicable Note, in accordance with such Lender's pro rata share of each such payment received by Administrative Agent. Any payment made by Borrower under an Alternate Currency Advance or Competitive Bid Foreign Currency Loan shall be made in the currency in which such Alternate Currency Advance or Competitive Bid Foreign Currency Loan was made. For purposes of calculating accrued interest on either of the Credit Facilities, any payment received by Administrative Agent as aforesaid by 12:00 noon (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Administrative Agent. Whenever any payment of principal or interest on either of the Credit Facilities, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.


CREDIT AGREEMENT                                                         PAGE 42

         SECTION 3.9. Application of Payments. Prior to the occurrence of an Event of Default, all payments made on the Revolving Credit Facility (including any Swingline Loan), the Term Credit Facility or the Competitive Bid Loans shall be applied against the Revolving Credit Facility (including any Swingline Advances), the Term Facility or the Competitive Bid Loans as designated by Borrower (other than any payments required under the Term Notes) and shall be paid to each Revolving Lender or Term Lender, as applicable, in accordance with its Revolving Loan Percentage or Term Loan Percentage, respectively, or to Swingline Lender or the holder of the applicable Competitive Bid Note, subject to the provisions of Article X and any provision in the Loan Documents or agreements among the applicable Lenders providing for the application of such proceeds against expenses or other amounts. Payments applied to the Revolving Credit Facility, whether before or after a Default, shall be applied first to repay Swingline Advances, then to reduce the Short Term Revolving Facility and then to reduce the Long Term Revolving Facility. After the occurrence of an Event of Default and for a period of thirty days after notice of such Event of Default has been received and acknowledged by, or delivered by, Administrative Agent, all payments made on the Credit Facilities (other than scheduled payments on the Credit Facilities and any provisions in the Loan Documents providing for the application of such proceeds against expenses and other amounts) shall be applied first against the Revolving Credit Facility. If an Event of Default continues uncured or unwaived after said thirty-day period, payments on the Credit Facilities shall be ratably paid to each Lender in accordance with its Aggregate Loan Percentage, subject to Article X and any provision in the Loan Documents or agreements among the Lenders providing for the application of such amounts. Revolving Lenders and Borrower agree that if an Event of Default continues uncured or unwaived after the above-referenced thirty day period, the Revolving Lenders shall make an Advance to each of the Term Lenders and holders of Competitive Bid Loans in an amount equal to the net aggregate payments applied against the Revolving Credit Facility (including against any Swingline Advances) during such thirty-day period times the Aggregate Loan Percentage of such Term Lenders and holders of Competitive Bid Loans. The Advance or Advances so made shall not require any action on the part of Borrower and shall be made notwithstanding Borrower's failure to comply with the conditions for making Advances under the Revolving Credit Facility. Except as (a) to principal payments made pursuant to Section 3.6(a),(b),(c) or (d)(iv), (b) provided in
Section 9.10, and (c) otherwise specifically provided in this Agreement or in any Loan Document, all prepayments on the respective Credit Facilities (including Competitive Bid Loans) shall be applied against accrued but unpaid interest and then against the principal portion of the applicable Credit Facility; provided, however, that, unless otherwise designated by Borrower or required by law, prepayments and involuntary payments received by the holder hereof and applied to principal hereunder shall be applied first to the Variable Rate Advances or Variable Rate Portion, as applicable, in Dollars (or that portion of LIBOR Rate Advances or LIBOR Rate Portions, as applicable, not subject to a prepayment penalty), second to the LIBOR Rate Advances or LIBOR Rate Portions, as applicable, in Dollars, third, to the Competitive Bid Pricing Loans, fourth to the Alternate Currency Advances and fifth to the Competitive Bid Foreign Currency Loans.

         SECTION 3.10. Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Notes shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Notes shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the



CREDIT AGREEMENT                                                         PAGE 43

Obligations or the foreclosure of any of the Lenders' Liens, except as otherwise provided by applicable law.

         SECTION 3.11. Computation of Interest and Fees. All interest payable on the Notes hereunder or the amount of any fees hereunder shall be computed based on the number of days elapsed and 360 days per year (or 365 days for Alternate Currency Advances or Competitive Bid Foreign Currency Loans in British pounds sterling), subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

         SECTION 3.12. Lenders' Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that as a consequence of its obligations under the Credit Facilities the rate of return on it capital has been reduced to a level below that which it otherwise would have achieved (taking into consideration its policies with respect to capital adequacy) then such Lender may notify Borrower of such fact, and commencing ninety (90) days following such notice, Borrower shall pay to such Lender or Administrative Agent (for such Lender) from time to time on demand, as an additional fee payable hereunder, such amount as Lender shall determine in good faith and certify in a notice to Borrower in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for such loss. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.


         SECTION 3.13. Regulatory Changes; Indemnification for Failure to Pay When Due.


         (a) If, on or after the Closing Date, any Regulatory Change shall make it unlawful, impracticable or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or Competitive Bid Notes, as applicable, and such Lender shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other applicable Lenders and Borrower, whereupon until such Lender notifies Borrower and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to maintain or fund LIBOR Rate Portions or to make LIBOR Rate Advances or Alternate Currency Advances or to maintain the funding under a Competitive Bid Note, as the case may be, shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or amounts under a Competitive Bid Note, to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of such Lender's portion of the LIBOR Rate Advances, Alternate Currency Advances or Competitive Bid Notes, as the case may be, together with accrued interest thereon, or, if applicable, any LIBOR Rate Portion shall immediately convert to a Variable Rate Portion. Concurrently with prepaying such portion of the LIBOR Rate Advances or Alternate Currency Advances, as the case may be, Borrower shall borrow a Variable Rate Advance and/or an Advance in Dollars, as the case may be, in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Advances or Alternate Currency Advances, as the case may be, of the other Lenders), and such Lender shall make such Variable Rate Advance or Advance in Dollars, as the case may be. If a Lender shall be



CREDIT AGREEMENT                                                         PAGE 44
unable to make, maintain or fund LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances as above provided for more than sixty days, and the other Lenders are not similarly restricted, Borrower shall be entitled to designate an Eligible Assignee acceptable to Administrative Agent to purchase the interest of the Lender which is unable to fund LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances, as the case may be, and such Lender shall sell its interest to such Eligible Assignee within ten Business Days of Borrower's request. Any such purchase shall be in accordance with and subject to the provisions of Section 11.10.

         (b) Borrower shall promptly indemnify (i) Administrative Agent and Lenders against any loss or expense which Administrative Agent or Lenders may, as a consequence of Borrower's failure to make a payment on the date such payment is due hereunder, or the payment, prepayment or conversion of any LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or amounts due under Competitive Bid Notes hereunder on a day other than an Interest Adjustment Date or, in the case of Competitive Bid Notes, the last day of the applicable Interest Period, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or Competitive Bid Notes or any part thereof, including, without limitation, any Consequential Loss or Alternate Currency Loss; (ii) Lenders against and reimburse Lenders for increased costs to Lenders, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or Competitive Bid Notes (Administrative Agent shall give Borrower written notice of such costs within ninety (90) days of its or any Lender's implementation and/or compliance with any such Regulatory Change, and such costs shall be reimbursed to such Lender prior to the earlier of (A) the Long Term Revolving Facility Termination Date, Short Term Revolving Facility Termination Date or the Term Facility Termination Date, as applicable, or (B) ten (10) days following written notice thereof from Administrative Agent to Borrower); and (iii) Administrative Agent and Revolving Lenders against any loss which Administrative Agent or Revolving Lenders may sustain or incur, as a consequence of Borrower's failure to (A) pay any Alternate Currency Advance or Competitive Bid Foreign Currency Loan on the date due or in the Alternate Currency in which it was made or (B) borrow Alternate Currency Advances or Competitive Bid Foreign Currency Advances on the date for such borrowing specified in the relevant Request for Advance or Competitive Bid Acceptance Notice, as applicable, including without limitation, any loss (1) arising from any change in the value of Dollars in relation to any such Alternate Currency Advance or Competitive Bid Foreign Currency Advance which was not paid on the date due between the date such payment was due and the date of payment, or which was not paid in the Alternate Currency in which it was made, or (2) incurred in liquidating or closing out any foreign currency contract undertaken by such Revolving Lender in funding or maintaining such Alternate Currency Advance (including any Competitive Bid Foreign Currency Advance), all as determined by such Revolving Lender in its sole discretion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

         SECTION 3.14. Taxes.

         (a) No Deduction for Taxes. Except as provided in Section 3.14(d) hereof, any and all payments by Borrower hereunder or under the Notes or in respect of the Letters of Credit shall be made free and clear of and without deduction for any and all present or future Taxes,


CREDIT AGREEMENT                                                         PAGE 45
excluding, (i) in the case of each Lender and the Agents, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Letter of Credit to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.14) such Lender or Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) Borrower shall deliver to Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.14(c); provided that Borrower shall not be required to increase any payment by any amount which such Lender shall be entitled to have repaid by the taxing authority upon filing of the appropriate documents.

         (b) Indemnification. Borrower shall indemnify each Lender and each Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 3.14 paid by such Lender or Agent (as the case may be)), except for Lender's income or franchise Taxes and withholding therefor as required by the applicable taxing authority, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty
(30) days from the date such Lender or Agent (as the case may be) makes written demand therefor. Each Lender and Agent agree to notify Borrower of any event occurring after the Closing Date entitling such Lender or Agent to indemnification under this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender or Agent to give such notice shall not result in any liability to such Lender or Agent or release Borrower from any of its obligations hereunder. Lender or Agent shall only be entitled to indemnification under this Section for Taxes paid during the ninety (90) day period ending on the date Borrower receives the notice described in the immediately preceding sentence; provided, that from and after such notice, such Lender or Agent shall be entitled to compensation for Taxes occurring after such notice until such time as such Taxes cease to exist.

         (c) Tax Payment Receipt. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (d) Tax Forms. Each Lender (or Permitted Assignee) that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701 (a) (30) of the Internal Revenue Code (a "Non-U.S. Lender") shall deliver to Borrower and Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased ) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:



CREDIT AGREEMENT                                                         PAGE 46

          (i) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, or (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

          (ii) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881 (c) (3) (A) of the Code and that does not comply with the requirements of clause (a) hereof, (x) a statement in a form as shall be reasonably requested by Borrower from time to time to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 87(b) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable forms.

Further, each Non-U.S. Lender agrees to deliver to Borrower and Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations; unless, in any such case, any change in law or regulations has occurred subsequent to the date such Lender became a party to this Agreement ( or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies Borrower and Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 3.14. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 3.14 that such Non-U.S. Lender is not legally able to deliver, it being understood and agreed that Borrower shall withhold or deduct such amount from any payments made to any Non-U.S. Lender that Borrower reasonably determines is required by law and that payments resulting from a failure to comply with this Section 3.14 shall not be subject to payment or indemnity by Borrower and Guarantors pursuant to this Section 3.14.

         SECTION 3.15. EURO Provisions.

               (a) If, as a result of the implementation of the European economic and monetary union ("EMU"), (i) any currency available for borrowing under this Agreement (a "national currency") ceases to be lawful currency of the state issuing the same and is replaced by a European single or common currency (the "Euro") or (ii) any national currency and the Euro are at the same time both recognized by the central bank or comparable governmental authority of the state issuing



CREDIT AGREEMENT                                                         PAGE 47
such currency as lawful currency of such state, then any amount payable hereunder by any party hereto in such national currency shall instead be payable in the Euro and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU, provided, that to the extent any EMU legislation provides that an amount denominated either in the Euro or in the applicable national currency can be paid either in Euros or in the applicable national currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable national currency. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any such national currency will, except as otherwise provided herein, continue to be payable only in that national currency.

          (b) Borrower shall from time to time, at the request of Administrative Agent, pay to Administrative Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the Euro in any applicable nation.

          (c) In addition, this Agreement (including, without limitation, the definition of LIBOR Rate and Alternate Currency Base Rate), will be amended to the extent determined by Administrative Agent (acting reasonably and in consultation with Borrower) to be necessary to reflect such implementation of the EMU and change in currency and to put the Lenders and Borrower in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this Section, no such implementation or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of Borrower under this Agreement or other Loan Documents.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING

     SECTION 4.1. Conditions To Closing. The obligation of the Revolving Lenders to fund the first Advance under the Revolving Credit Facility after the Closing Date, the Issuing Lender to issue any Letter of Credit after the Closing Date, any Term Lender to fund any additional Term Loan, or any Revolving Lender to fund a Competitive Bid Loan, whichever is first, as provided herein is subject to the satisfaction of the following conditions and requirements:

          (a) receipt by Administrative Agent of (i) this Agreement, properly executed by Borrower, and (ii) evidence acceptable to Administrative Agent that Borrower has paid all fees and expenses required to be paid by Borrower as of the date of such Advance or issuance;

          (b) receipt by each Lender of its Note or Notes, properly executed by Borrower, together with its Participation Fee;



CREDIT AGREEMENT                                                         PAGE 48

          (c) receipt by Administrative Agent of one or more Pledge Agreements, in form and substance satisfactory to Administrative Agent, and all financing statements related thereto, properly executed by Borrower and all appropriate Subsidiaries, together with the original stock certificates accompanied by stock powers executed in blank by Borrower and the appropriate Subsidiaries evidencing
(i) all of the outstanding shares of stock of each Subsidiary of Borrower and Guarantors which is incorporated in the United States (other than stock of the Investment Advisor Subsidiaries and Partially-Owned Subsidiaries), (ii) sixty-five percent (65%) of the stock of the Foreign Subsidiaries, and (iii) all of the stock of each Partially-Owned Subsidiary owned by Borrower or any Subsidiaries wholly-owned, directly or indirectly, by Borrower;

          (d) receipt by Administrative Agent of one or more Collateral Assignments, in form and substance satisfactory to Administrative Agent, and all financing statements and/or UCC-3 amendments related thereto, as required by Administrative Agent, properly executed by Borrower and the appropriate Guarantors;

          (e) receipt by Administrative Agent of one or more Security Agreements, in form and substance satisfactory to Administrative Agent, and all financing statements and/or UCC-3 amendments related thereto, properly executed by Borrower and all Guarantors;

          (f) receipt by Administrative Agent of one or more Lockbox Agreements, in form and substance satisfactory to Administrative Agent, and all financing statements related thereto, properly executed by Borrower, Guarantors and the Lockbox Agent;

          (g) receipt by the Custodians of the original promissory notes evidencing the Assigned Loans owned by Borrower or any Guarantor as of the Closing Date and which are to be pledged as Collateral under this Agreement, together with allonge endorsements attached thereto (in form acceptable to Administrative Agent) executed in blank by Borrower or the appropriate Guarantor, and all other documents required to be delivered to the Custodian pursuant to the terms of the Custodial Agreement, the Collateral Assignment or the other Loan Documents (including, without limitation, as required by Sections
5.2 and 5.3 hereof);

          (h) receipt by Administrative Agent from each Custodian of copies of its Custodial Agreement and the certificate required to be delivered under its respective Custodial Agreement to reflect receipt by the Custodian of the items referenced in (g) above;

          (i) receipt by Administrative Agent of a Guaranty Agreement executed by each Subsidiary of Borrower other than the Excluded Subsidiaries and the Foreign Subsidiaries;

          (j) receipt by Administrative Agent of a contribution and indemnification agreement in form and substance satisfactory to Administrative Agent executed by Borrower and each Guarantor;

          (k) receipt by Administrative Agent of an opinion of general counsel for Borrower and each Guarantor, opining as to the due organization and existence of Borrower and each Guarantor, the enforceability of each of the Loan Documents and such other matters as Administrative Agent may reasonably request, in form and substance satisfactory to Administrative Agent;


CREDIT AGREEMENT                                                         PAGE 49

          (l) receipt by Administrative Agent of all resolutions, certificates or documents it may reasonably request relating to the formation, existence and good standing of Borrower and each Guarantor on the date hereof, corporate authority for the execution and validity of this Agreement and the other Loan Documents, and any other matters relevant to this Agreement, all in form and substance satisfactory to Administrative Agent, which resolutions, certificates and documents shall include, without limitation, (i) the certificates of incorporation and bylaws of Borrower and each Guarantor, (ii) resolutions of the board of directors of Borrower and each Guarantor authorizing the execution of the Loan Documents on behalf of each such Borrower and Guarantor and the granting of all the Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of incumbency for the officers of Borrower and each Guarantor, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of Borrower and each Guarantor and, as requested by Administrative Agent, from the appropriate governmental authority of each state in which Borrower and each Guarantor is required by applicable law to be qualified;

          (m) receipt by Administrative Agent of filing officer certificates (or commercial reports similar thereto, if satisfactory to Administrative Agent) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements, and other evidence satisfactory to Administrative Agent that there are no Liens on any assets of Borrower, any Guarantor or any Foreign or Excluded Subsidiary, except Liens permitted by Section 8.7 hereof;

          (n) satisfaction of all conditions contained in Section 4.2 if an Advance is being made, or satisfaction of all conditions contained in Section
4.3 if a Letter of Credit is being issued;

          (o) receipt by Administrative Agent of copies of certificates of insurance for each policy maintained by Borrower or any Guarantor, together with evidence of payment of all premiums thereon;

          (p) receipt by Administrative Agent of all reports required to be delivered pursuant to Section 7.1(h), an organizational chart showing Borrower and its Subsidiaries together with a list of States where Borrower and each such Subsidiary are incorporated, their principal place of business and any offices where material files or assets are located, and a listing of all Custodians and a summary of the assets being held by each such Custodian;

          (q) receipt by Administrative Agent of a collateral assignment of the Foreign Subsidiary Inter-Company Notes executed by Borrower or the appropriate Guarantor, together with the original of each such Foreign Subsidiary Inter-Company Note endorsed to Administrative Agent in form satisfactory to Administrative Agent; and

          (r) receipt by Administrative Agent and/or Lenders of all other documents, instruments, certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement and the other Loan Documents.

All the documents, instruments, certificates, information, evidences and opinions referred to in this Section 4.1 shall be delivered to Administrative Agent no later than the Closing Date, and Lenders shall not be bound by or obligated hereunder until Administrative Agent has received all such items.



CREDIT AGREEMENT                                                         PAGE 50

     SECTION 4.2. Conditions To All Advances. The obligation of Lenders to fund any Advance as provided herein is subject to the satisfaction of the following conditions and requirements:

         (a) timely receipt by Administrative Agent of a Request For Advance (which shall be appropriately modified to Administrative Agent's satisfaction with respect to the funding of the Term Facility);

         (b) immediately before and after giving effect to such Advance, no Default shall have occurred and be continuing and the making of such Advance shall not cause a Default;

         (c) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

         (d) such other information and documentation as Administrative Agent shall reasonably deem necessary or desirable in connection with the funding of such Advance.

     SECTION 4.3. Conditions to Letters of Credit. The obligation of the Issuing Lender to issue any Letter of Credit as provided herein is subject to the satisfaction by Borrower of the following conditions and requirements:

         (a) timely receipt by the Issuing Lender of a fully completed LOC Application;

         (b) timely receipt by Administrative Agent of a Request For Advance;

         (c) immediately before and after the issuance of such Letter of Credit, no Default shall have occurred and be continuing and the issuance of any Letter of Credit shall not cause a Default;

         (d) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of issuance of such Letter of Credit, except that all representations and warranties that speak as of a particular date shall only be required on the date of issuance of each such Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

         (e) timely receipt by Administrative Agent (on behalf of the Issuing Lender) of the issuance fee required to be paid by the Issuing Lender related to the issuance of such Letter of Credit; and


         (f) such other information and documentation as Administrative Agent or the Issuing Lender shall reasonably deem necessary or desirable in connection with the issuance of such Letter of Credit.





CREDIT AGREEMENT                                                         PAGE 51

                                   ARTICLE V

                            COLLATERAL AND GUARANTIES

     SECTION 5.1. Security and Guaranties. The Credit Facilities, the Letters of Credit, and the Obligations (as modified and increased pursuant to this Agreement) shall all be (a) secured by the Collateral pursuant to the Liens created by the Security Documents, and all proceeds thereof, until the particular item of Collateral is released or until the Letters of Credit have expired and the Credit Facilities and all the Obligations are paid and performed in full (and any obligation of Lenders to make Advances has been terminated) and
(b) guaranteed by each Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) pursuant to the terms of a Guaranty Agreement. Upon the occurrence of a Default which has not been waived by the Required Lenders, Borrower and Guarantors shall cause the Foreign Subsidiaries to grant to Administrative Agent (on behalf of Lenders) a Lien on all of their assets except to the extent they are prohibited from so doing pursuant to an agreement permitted by Section 8.12; and to execute, deliver to Administrative Agent and file all documents, instruments and agreements (all at Borrower's and Guarantors' expense) which Administrative Agent shall require to create and perfect such Liens. On or before thirty (30) days after Borrower or any Guarantor makes an Investment in any Foreign Subsidiary, Borrower or such applicable Guarantor shall deliver to Administrative Agent the related, original Foreign Subsidiary Inter-Company Note, together with a collateral assignment and endorsement thereof in form satisfactory to Administrative Agent.

     SECTION 5.2. Requirements For Assigned Loans. With respect to each of the Assigned Loans, Borrower or the applicable Guarantor shall deliver to the applicable Custodian the documents required by the applicable Custodial Agreement, which shall include, without limitation, the following:

          (a) Either (i) the original promissory note or notes evidencing the Assigned Loan properly endorsed showing endorsements thereof from the original holder thereof, and all subsequent holders, to Borrower or the applicable Guarantor, together with an endorsement thereof by Borrower or such Guarantor to Administrative Agent, on behalf of Lenders (in form satisfactory to Administrative Agent), which endorsement may be an allonge endorsement affixed to the respective promissory note, (ii) with respect to any Assigned Loan where the original promissory note has been lost, an original lost note affidavit in form which is sufficient under the UCC or the laws of any applicable jurisdiction to enable the owner thereof to maintain an action on the related promissory notes and recover from any party liable thereon, and properly executed by the Person that sold such promissory note to Borrower or the applicable Guarantor, (iii) with respect to any Assigned Loan for which Borrower or a Guarantor has a participation interest, the original or a copy of the participation certificate or agreement evidencing Borrower's or applicable Guarantor's interest in such Assigned Loan, or (iv) with respect to any Assigned Loan for which a Borrower or a Guarantor has a judgment, an original Assignment of Judgment (as defined in the Collateral Assignment);

          (b) Copies of the mortgage, deed of trust or other security documents by which a lien or security interest has been granted to secure the Assigned Loan;


CREDIT AGREEMENT                                                         PAGE 52

          (c) An original Transfer of Liens properly executed and acknowledged by Borrower or the appropriate Guarantor;

          (d) To the extent in the possession of Borrower or a Guarantor or an Affiliate of Borrower or a Guarantor, a Title Policy and certificate of hazard and/or liability insurance with respect to any Underlying Real Estate; and

          (e) Such other information related to the Underlying Real Estate, to the extent in the possession of Borrower, any Guarantor or an Affiliate of Borrower or any Guarantor, as Administrative Agent shall reasonably request.

     SECTION 5.3. Requirements for Mortgaged Properties. With respect to each of the Mortgaged Properties, Borrower or Guarantor which owns such Mortgaged Property shall deliver to a Custodian the documents required by the applicable Custodial Agreement with respect thereto which shall include, without limitation, the following:

          (a) A copy of the deed or conveyance instrument by which the applicable Borrower or the applicable Guarantor took title to the Mortgaged Property;

          (b) A Title Policy (which Title Policy may be a mortgagee policy of title insurance which has converted to an owner's policy of title insurance after foreclosure), for each Mortgaged Property with a value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and, unless covered under an umbrella policy approved by Administrative Agent, a certificate of hazard and/or liability insurance covering the Mortgaged Property;

          (c) An original, properly executed and acknowledged Mortgage, together with a financing statement related thereto; and

          (d) Such other information as Administrative Agent shall reasonably request.

     SECTION 5.4. Recording. Any original Mortgage (and related financing statement) and Transfer of Lien held by Custodian shall be recorded in the appropriate real estate (or UCC, as appropriate) records if and when (i) a Default occurs, or (ii) Administrative Agent delivers ten (10) days prior written notice to the Custodians and Borrower that the Required Lenders require the recordation of such Mortgages (and related financing statements) or Transfers of Liens. After the occurrence of any of the above events, the Custodians or Administrative Agent shall record all Mortgages (and related financing statements) and Transfers of Liens then held by the Custodians, and Borrower shall be required to pay, or reimburse the Lenders for the payment of, all filing fees, mortgage and stamp taxes and other expenses incurred by Lenders, Administrative Agent or Custodians in connection with the recordation of the Mortgages (and related financing statements) and Transfers of Liens.

     SECTION 5.5. Administrative Agent's Discretion. All requirements for the Collateral are imposed solely and exclusively for the benefit of the Lenders but are to be enforced and monitored solely and exclusively by Administrative Agent in accordance with the provisions of the Loan Documents. No Person (including Borrower, any Guarantor or any other Lender) other than Administrative Agent shall have any standing to require satisfaction of any such requirements.



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


Administrative Agent shall be entitled to require delivery of the items referenced in Section 5.2 and Section 5.3 at any time and, from time to time (subject to the limitation contained in Section 5.4), and the failure of Administrative Agent to request any such items at any particular time shall not constitute a waiver of the Lenders' rights to thereafter require that such items be delivered.

     SECTION 5.6. Lockbox; Lockbox Account.

          (a) Notwithstanding any provision herein or in the other Loan Documents to the contrary, Borrower and Guarantors agree that they have instructed, or will cause instructions to be given to, all Account Debtors, or within thirty (30) days after the acquisition of an Asset Portfolio or other Assigned Loan which will be included in computing the Asset Coverage Requirement will instruct, or will cause instructions to be given to, all Account Debtors, pursuant to a letter from Borrower, or the appropriate Guarantor, or the seller of such Asset Portfolio or a Custodian in form approved by Administrative Agent, to mail all payments and other remittances owing with respect to the Assigned Loans directly to the Lockbox. Lockbox Agent will have exclusive and unrestricted access to the Lockbox and will have complete and exclusive authority to receive, pick up and open all mail addressed to the Lockbox, whether registered, certified, insured or otherwise. Neither Borrower nor any Guarantors will have access to or control over the Lockbox or any checks or monies received in the Lockbox. All items received and monies collected in connection with the Assigned Loans will be processed by the Lockbox Agent pursuant to the terms of the Lockbox Agreement, and in the event any checks or monies shall be submitted to Borrower or any Guarantor by any Account Debtor under the Assigned Loans, or shall otherwise come into the possession of Borrower or any Guarantor, the same shall be deemed held by Borrower or such Guarantor in trust for Lenders, and Borrower or such Guarantor shall deliver the same to the Lockbox Agent within three (3) Business Days after received by Borrower or such Guarantor, endorsed if appropriate, for deposit into the Lockbox Account.

          (b) Prior to the occurrence of a Default, on each Business Day during each Credit Period, the Lockbox Agent shall, and Borrower and each Guarantor hereby authorize and instruct the Lockbox Agent to, withdraw all funds from the Lockbox Account, if any, and deposit same into Borrower's operating account at NationsBank as designated in writing from time to time by Borrower to the Lockbox Agent. Upon the occurrence of a Default and thereafter, all amounts in the Lockbox Account shall be disbursed to and applied by Lockbox Agent and Administrative Agent to reduce the outstanding obligations as provided in
Section 9.10.

          (c) If an Assigned Loan is being held, collected and disbursed by a Custodian pursuant to a Custodial Agreement, Borrower or the applicable Guarantor shall not be required to enter into the Lockbox arrangement above described with respect to such Assigned Loan.

     SECTION 5.7. Release of Collateral During Ordinary Course of Business. Prior to the occurrence of a Default or an Event of Default, Borrower and Guarantors shall be entitled to obtain a release of the Lenders' Liens with respect to certain of the Collateral designated by Borrower so long as (a) either (i) the Collateral being released is being sold by Borrower or the applicable Guarantor, or (ii) the Collateral being released is being pledged by Borrower or such Guarantor to secure Debt which Borrower or such Guarantor is entitled to incur under Section 8.5 and Borrower or such Guarantor is entitled under Section 8.7 to grant a lien on such Collateral being released in favor of the Person for whom, and securing the Debt which, such lien is then being created to secure,


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



(b) Borrower and Guarantors shall continue to be in compliance under this Agreement following the release of such Lenders' Liens, including, without limitation, in compliance with the Asset Coverage Requirement, (c) Borrower has reduced or will reduce on a date approved by Administrative Agent the amount outstanding under the Credit Facilities in an amount deemed satisfactory by Administrative Agent, in its sole discretion, due to such release of Collateral, and (d) in no event shall Borrower or Guarantor be entitled to a release of Lenders' Liens with respect to (i) the stock and other ownership interests of Borrower's direct and indirect Subsidiaries required to be pledged hereunder, except in connection with a merger, consolidation, or dissolution permitted by
Section 8.8 and (ii) the Foreign Subsidiary Inter-Company Notes, unless such notes are paid in full. If Collateral is released as part of an asset exchange or capital contribution in connection with an Investment permitted by this Agreement, then condition (c) above can be satisfied by Borrower granting to Administrative Agent (for the benefit of Lenders) liens or security interests in Collateral of the same value as the Collateral being released as determined by Administrative Agent in its sole discretion.

     SECTION 5.8. Deposit of Cash Collateral for Letters of Credit. Upon the occurrence of any Event of Default, Borrower shall, on the next succeeding Business Day, deposit in a segregated, interest bearing account with Administrative Agent such funds as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure. Any funds so deposited shall be held by Administrative Agent as security for the Obligations (including the Letters of Credit) and Borrower will, in connection therewith, execute and deliver such assignments and security agreements in form and substance satisfactory to Administrative Agent which Administrative Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Borrower hereby irrevocably directs Administrative Agent to apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Revolving Notes have been repaid in full (and Lenders have no obligation to make further Advances or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Administrative Agent, Administrative Agent shall release to Borrower any remaining funds deposited under this Section 5.8. Whenever Borrower is required to make deposits under this Section 5.8 and fails to do so on the day such deposit is due, Revolving Lenders may make such deposit using any funds of Borrower then available to any Revolving Lender.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Borrower and each Guarantor represent and warrant to Agents and Lenders that:

     SECTION 6.1. Existence and Power of Borrower and Guarantors. Each Borrower and Guarantor (a) is a corporation or partnership, as appropriate, duly created, validly existing and in good standing under the laws of the state, province or country under which it is organized, and is or will be qualified and in good standing as a foreign corporation or partnership, as appropriate, under the laws of each state where such qualification is necessary for Borrower or such Guarantor to conduct its business; and (b) has all corporate or partnership, as appropriate, powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item


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


would not have a material adverse effect on Borrower's or such Guarantor's business and financial condition.

     SECTION 6.2. Subsidiaries. Other than the Excluded Subsidiaries and Foreign Subsidiaries, all direct and indirect Subsidiaries of Borrower are Guarantors. 100% of the stock or other ownership interests of each Subsidiary other than Investment Advisor Subsidiaries, Partially-Owned Subsidiaries and Foreign Subsidiaries and sixty-five percent (65%) of the stock or other ownership interest of each Foreign Subsidiary has been collaterally assigned to Administrative Agent (on behalf of Lenders) pursuant to the Pledge Agreement. With respect to any Partially-Owned Subsidiary, all of the stock or other ownership interests thereof that are owned, directly or indirectly, by Borrower has been collaterally assigned to Administrative Agent (on behalf of Lenders) pursuant to the Pledge Agreement. No Guarantor is an Investment Advisor Subsidiary. All of the Partially-Owned Subsidiaries and the ownership thereof are included in the organizational chart for Borrower required to be delivered pursuant to Section 7.1(h). Schedule V is a true and correct list of each Excluded Subsidiary, its net worth, the aggregate amount of its assets, and the Investment of Borrower and any Guarantors in such Excluded Subsidiary, as of the Closing Date and as of each update thereof as required by Section 7.1(h) and in the definition of Excluded Subsidiary.

     SECTION 6.3. Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the LOC Applications, the Security Documents, the Guaranty Agreements and the other Loan Documents by Borrower and each Guarantor as appropriate, are within Borrower's or such Guarantor's corporate or partnership, as appropriate, powers, have been duly authorized by all necessary corporate or partnership, as appropriate, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or partnership agreement, as appropriate, of Borrower or any such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any such Guarantor or result in the creation or imposition of any Lien on any asset of Borrower or any such Guarantor except Liens securing the Notes.

     SECTION 6.4. Enforceable Obligations. This Agreement, the Notes, the LOC Applications and the other Loan Documents each constitutes a valid and binding agreement of Borrower to the extent Borrower is a party thereto, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability. The Guaranty Agreements and the Loan Documents each constitutes a valid and binding agreement of each Guarantor to the extent such Guarantor is a party thereto, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 6.5. Financial Information.

          (a) The current financial statements of Borrower and each Guarantor and all of the other financial reports and information of Borrower and each Guarantor that have been delivered


CREDIT AGREEMENT                                                         PAGE 56
to Lenders are true and correct in all material respects as of the date of such current financial statements and other reports and information.

          (b) Except as disclosed in writing to Lenders prior to the execution and delivery of this Agreement, since March 31, 1998, there has been no material adverse change in the business, financial position or results of operations of Borrower or any Guarantor; and, there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, financial position or results of operations of Borrower or any Guarantor.

     SECTION 6.6. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting, Borrower or any Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of Borrower or any Guarantor or which could in any manner draw into question the validity of the Loan Documents.

     SECTION 6.7. ERISA.

          (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could have a material adverse effect on Borrower or any Guarantor.

          (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, exists; (ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount; (iii) no reportable event (within the meaning of Section 4043 of ERISA) other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan has occurred; (iv) no uncorrected prohibited transactions (within the meaning of Section 4975 of the Code) exist which could have a material adverse effect on Borrower or any Guarantor; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability; and
(vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.

          (c) As of the date hereof, neither Borrower nor any Guarantor has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by
Section 4980B of the Code.

     SECTION 6.8. Taxes and Filing of Tax Returns. Borrower and each Guarantor have filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a material adverse effect on Borrower or any Guarantor.



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



Neither Borrower nor any Guarantor has any knowledge of any proposed Tax assessment against Borrower or any Guarantor other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all Tax liabilities of Borrower and each Guarantor are adequately provided for. No income tax liability of Borrower or any Guarantor has been asserted by the Internal Revenue Service for Taxes in excess of those already paid, the payment of which would have a material adverse affect on Borrower or any Guarantor.

     SECTION 6.9. Ownership of Assets. Borrower and each Guarantor have good and indefeasible title to all of the Collateral and all other assets reflected on their most current financial statements delivered to Lenders. Except for Permitted Encumbrances and liens permitted by Section 8.7 hereof, there is no Lien on any property of Borrower or any Guarantor, and the execution, delivery, performance or observance of the Loan Documents will not require or result in the creation of any Lien (except Lenders' Liens) on any such property. Borrower and each Guarantor have properly granted to Lenders a perfected security interest or lien in all Assigned Loans and other Collateral and a valid first lien on all Mortgaged Properties owned by Borrower or any Guarantor which have not been previously released pursuant to the terms of the applicable Custodial Agreement. Borrower and Guarantors have requested as an accommodation to Borrower and Guarantors because of the number of Assigned Loans and for ease of administering the Credit Facilities that the Assigned Loans be endorsed by using an allonge endorsement, and Borrower and Guarantors acknowledge that, if an allonge endorsement is so used in connection with an Assigned Loan, Borrower and Guarantors intend such endorsement to be a part of the Assigned Loan as fully as if such endorsement was made on the instrument itself.

     SECTION 6.10. Business; Compliance. Borrower and each Guarantor have performed and abided by all obligations required to be performed by them under any license, permit, order, authorization, grant, contract, agreement, or regulation to which they are a party or by which they or any of their assets are bound and which, if Borrower or such Guarantor were to fail to perform or abide by, such failure would have a material adverse effect on the business operations of Borrower or such Guarantor.

     SECTION 6.11. Licenses, Permits. Borrower and each Guarantor possess such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their business as now being conducted, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of Borrower or any Guarantor.

     SECTION 6.12. Compliance with Law. The business and operations of Borrower and each Guarantor have been and are being conducted in accordance with all applicable laws, rules and regulations of all Governmental Authorities, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of Borrower or any Guarantor.

     SECTION 6.13. Full Disclosure. All information heretofore furnished by Borrower or any Guarantor (or any other party on Borrower's or any Guarantor's behalf) to Agents and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower or any Guarantor to Agents and any Lender will be, true and accurate in every material respect and shall be, to the best of the knowledge and belief


CREDIT AGREEMENT                                                         PAGE 58
of the party furnishing such information, without material omission. Borrower and each Guarantor have, to the best of their knowledge, disclosed to Administrative Agent in writing any and all facts which might reasonably be expected to materially and adversely affect the business, operations, prospects or condition, financial or otherwise, of Borrower or any Guarantor, or the ability of Borrower or any Guarantor to perform its obligations under this Agreement or the other Loan Documents.

     SECTION 6.14. Environmental Matters.

     (a) With respect to assets of Borrower and Guarantors, other than any Mortgaged Property, and except for conditions, circumstances or violations that would not, individually or in the aggregate, have a material adverse effect on the financial condition, operation or business of Borrower or any Guarantor, neither Borrower nor any Guarantor (i) knows of any environmental condition or circumstance, such as the presence of any hazardous substance (as defined in Section 7.7), adversely affecting the properties or operation of Borrower or any Guarantor, (ii) has received any report of a violation by Borrower or any Guarantor of any Applicable Environmental Law, or (iii) knows that Borrower or any Guarantor is under any obligation to remedy any violation of any Applicable Environmental Laws.

     (b) With respect to the Mortgaged Properties, (i) no portion of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, including, without limitation, any asbestos, polychlorinated biphenyl, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could foreseeably at the present time or at any time in the future cause or constitute a material health, safety or other environmental hazard to any Person or property, except as reflected in Borrower's underwriting and due diligence records or the applicable investment approval reports (ii) neither Borrower nor any Guarantor nor, to the knowledge of Borrower or any Guarantor, any other Person has caused or suffered to occur a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance at, upon, under or within any portion of any Mortgaged Property or any contiguous real estate which either
(A) would be a violation of Applicable Environmental Law or (B) has not been remediated so as to cure any violation of Applicable Environmental Law (such remediation having been accomplished without increasing the potential environmental liability of Borrower or any Guarantor or Lender), (iii) neither Borrower nor any Guarantor nor, to the knowledge of Borrower or any Guarantor, any other Person has been or is involved in operations at or near any portion of any Mortgaged Property which could lead to the imposition on Borrower, any Guarantor or any operator of such Mortgaged Property of liability which could have a material adverse effect on the financial condition or business operations of Borrower or any Guarantor, or the creation of a lien on such property, under any Applicable Environmental Law, (iv) neither Borrower, any Guarantor nor any other Person has permitted any tenant or occupant of any portion of any Mortgaged Property, to engage in any activity that could lead to the imposition of liability on such tenant or occupant, Borrower, any Guarantor or any operator of any of such property which could have a material adverse effect on the financial condition or business operations of Borrower or any Guarantor, or could lead to the creation of a lien on such property, under any Applicable Environmental Law, or (v) to the knowledge of Borrower and Guarantors, no part of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable



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



Environmental Law, except as otherwise disclosed in the Borrower Due Diligence Reports or otherwise described in writing to Administrative Agent.

     (c) With respect to the Underlying Real Estate, to the knowledge of Borrower and Guarantors, no part of any Underlying Real Estate is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, or if any part of any Mortgaged Property or any Underlying Real Estate is so contaminated the holder of the related Assigned Loan is not subject to liability resulting from such contamination because such party is a secured lender, as opposed to an owner, of such property.

     SECTION 6.15. Purpose of Credit. Borrower will use the proceeds of the Credit Facilities for the purposes stated in Section 2.1(a) hereof. No part of the proceeds of either of the Credit Facilities will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. Borrower will not, directly or indirectly, use any of the proceeds of either of the Credit Facilities for the purpose of purchasing or carrying, or retiring any Debt which was originally incurred to purchase or carry, any "margin stock" as defined in the Margin Regulations, or to purchase or carry any "security that is publicly-held" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action which would involve a violation of such Margin Regulations or any other regulation of such Board of Governors. The Credit Facilities are not secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of the Margin Regulations. Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations.

     SECTION 6.16. Governmental Regulations. Neither Borrower nor any Guarantor is subject to regulation under the Investment Advisers Act of 1940, as amended. Neither Borrower nor any Guarantor is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, any Margin Regulations or any other law, rule or regulation which regulates the incurrence of Debt.

     SECTION 6.17. Indebtedness. Neither Borrower nor any Guarantor is an obligor on any Debt other than Debt permitted by Section 8.5. Neither Borrower nor any Guarantor is (nor will Borrower or any Guarantor ever become) an obligor on any Debt of any Excluded Subsidiary or, except as permitted by Section 8.5, any Foreign Subsidiary, and none of the assets of Borrower or any Guarantor have been pledged to secure, or otherwise given as security for, any Debt of any Excluded Subsidiary or any Foreign Subsidiary.

     SECTION 6.18. Insurance. Borrower and each Guarantor maintain with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses.

     SECTION 6.19. Solvency. On a consolidated basis as of the Closing Date (a) the aggregate fair market value of Borrower's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) Borrower has sufficient cash flow to enable it to pay its



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Debts as they mature, and (c) Borrower has a reasonable amount of capital to conduct its respective businesses as presently contemplated.

     SECTION 6.20. Underwriting and Servicing Procedures. The due diligence, collateral control, collection, credit and underwriting procedures used by Borrower and Guarantors in the conduct of their business are no less stringent than those used by comparable companies engaged in similar business lines and those in effect on the Closing Date.

     SECTION 6.21. Year 2000 Compliance. Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its subsidiaries (or suppliers, vendors or customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Borrower believes that all mission critical computer applications (including those of its suppliers and vendors) that are material to Borrower and its Subsidiaries' business and operations taken as a whole, are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, to be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect on the financial condition of Borrower and Guarantors, taken as a whole.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     Borrower and each Guarantor covenant and agree that, so long as the Revolving Lenders' commitment to make Advances under the Revolving Credit Facility remains in effect, any amounts remain outstanding under the Term Facility, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

     SECTION 7.1. Information From Borrower. Borrower will deliver, or cause to be delivered, to Administrative Agent on behalf of Lenders:

          (a) As soon as available and in any event within one hundred twenty
(120) days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Borrower in accordance with GAAP and audited by Deloitte & Touche (or its successors) or other independent public accountants reasonably acceptable to Administrative Agent.

          (b) As soon as available and in any event within sixty (60) days after the end of each calendar quarter, a consolidated cash flow statement and a consolidating and consolidated balance sheet and related statement of income of Borrower and its Subsidiaries as of the end of such quarter and year-to-date, all certified by the chief financial officer, the chief accounting officer or



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Treasurer of Borrower as to fairness of presentation and as to whether such financial statements fairly reflect the financial condition of Borrower and its Subsidiaries as of the date of delivery thereof, subject to year-end adjustments. Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in Section 7.1(a).

          (c) Simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a) and (b), a certificate of an Authorized Officer of Borrower, in the form as attached hereto as Exhibit C, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 8.1 through and including Section 8.4 on the date of such financial statements, and (ii) with respect to only the financial statements delivered pursuant to Sections 7.1(a) and (b), stating, to the best of such Authorized Officer's knowledge and belief, whether or not such financial statements fairly reflect the financial condition of Borrower and its Subsidiaries and results of Borrower's and its Subsidiaries' operations as of the date of the delivery of such financial statements.

          (d) Promptly after the filing thereof, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of Borrower with the SEC.

          (e) Immediately upon the occurrence of any Default, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower or any applicable Guarantor is taking or proposes to take with respect thereto.

          (f) Within fifteen (15) days after the end of each calendar month, a report in form as attached hereto as Schedule IV and certified by an Authorized Officer as being true and correct calculating the Asset Coverage Requirement, together with such additional information related thereto as Administrative Agent shall require.

          (g) Upon Administrative Agent's request from time to time, an Interest Rate Exposure Report and a detailed description of all assets included in Asset Portfolios.

          (h) Within sixty (60) days after the end of each calendar quarter, (i) a Residual Interests Report, (ii) beginning on January 1, 1999, an organizational chart showing Borrower and its Subsidiaries and the ownership structure thereof, together with any update to Schedule V and a list of the states where Borrower and each such Subsidiary are incorporated and their principal offices are located (provided that (A) until January 1, 1999, Borrower shall give prompt notice of any material changes in the organization chart delivered on the Closing Date and (B) Borrower shall update Schedule V at the time of designation of any new Excluded Subsidiary), (iii) a Permitted Secured Debt and Warehouse Lines Report and Certification, (iv) a Pledged Asset Schedule and Certification, (v) a report in form satisfactory to Administrative Agent detailing any loans which had been sold or securitized by Borrower or any Subsidiary, but which were repurchased by Borrower or any Subsidiary (whether voluntarily or involuntarily) if the amount of such loans which Borrower or any Subsidiary repurchased exceeds $2,000,000.00 in the aggregate during such quarter, and (vi) a delinquency report in form satisfactory to Administrative Agent showing the amount and number of loans (on an aggregate basis) which have been originated, acquired and/or securitized by



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Borrower or any Subsidiary (but excluding loans contained in Asset Portfolios)
and are past due, have been determined to be uncollectible and charged off or are involved in a bankruptcy.

          (i) Prompt notification of (i) any material adverse change in the financial condition of Borrower or any Guarantor, including, without limitation, the occurrence of any litigation which could reasonably be expected to have a material adverse effect on Borrower or any Guarantor, or (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by Borrower or any Guarantor, or any default under any indenture, mortgage, agreement, contract or other instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any properties of Borrower or any Guarantor are bound, if such default or acceleration might have a material adverse effect upon the financial condition of Borrower or any Guarantor.

          (j) As soon as practicably possible, notice to Administrative Lender of (i) any Warehouse Lines not included in the most current Permitted Secured Debt and Warehouse Lines Report Certification received by Lenders, (ii) any material changes in the collateral for an existing Warehouse Line previously reported in a Permitted Secured Debt and Warehouse Lines Report Certification,
(iii) the occurrence of any event which would cause Borrower or any Subsidiary to be terminated as a servicer prior to the scheduled termination date under any servicing agreement, and (iv) the occurrence of any hyper-amortization event or any other event which would cause the scheduled cash flow distributions or payments under any securitization or Warehouse Line to be distributed or paid in any manner different than the cash flow distribution or payment mechanism set forth as the standard to be followed absent certain events under such securitization or Warehouse Line.

          (k) From time to time such additional information regarding the financial position or business of Borrower and/or any of Borrower's Subsidiaries as Administrative Agent, at the request of any Lender, may reasonably request, including, without limitation, financial projections of Borrower or any Guarantor and information concerning the insurance being maintained by Borrower and Guarantors.

     SECTION 7.2. Business of Borrower and Guarantors. The primary business of Borrower and each Guarantor is, and Borrower and each Guarantor covenant that it shall remain, as a financial services company which specializes in residential and commercial mortgage banking, commercial finance, asset management and related capital market activities.

     SECTION 7.3. Right of Inspection; Confidentiality and Non-Solicitation. Borrower and each Guarantor will permit Agents or any Lender, or any officer, employee or agent of any such party, to visit and inspect any of the assets of Borrower or any Guarantor, examine the books of record and accounts of Borrower or any Guarantor, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower or any Guarantor with the respective officers, accountants and auditors of Borrower or any Guarantor, all at such reasonable times and as often as Agents or any Lender may reasonably require, all at the expense of Borrower; provided, that, prior to the occurrence of a Default, each Lender will make no more than two such visits or inspections in any twelve month period. Each Lender covenants and agrees to preserve the confidentiality of any financial data concerning Borrower, any Affiliate of Borrower or related to Borrower's, or any Borrower's Affiliate's businesses or operations or any information with respect to which Borrower or any Affiliate has (a) an obligation of confidentiality to a third party (to the extent such obligation



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



has been disclosed to such Lender) or (b) informed such Lender of the confidential nature of the specific information, except to the extent such Lender is required to disclose such information pursuant to any applicable law, rule, regulation or order of any Governmental Authority; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of Borrower subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of any Borrower or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) each Lender may make any information received by it available (A) to a transferee of or participant in any interest in either of the Credit Facilities or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 7.3, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section 7.3, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith. Additionally, each Lender covenants and agrees to preserve the confidentiality of this Agreement and the transactions contemplated herein, except as set forth in (ii)(A),(B) and (C) of the preceding sentence. Further each Lender agrees that, during the term of the Credit Facilities, it will not use the information provided by Borrower and not otherwise generally known or obtainable through sources other than Borrower to take any action to personally, by telephone or mail, solicit any Underlying Obligor for any purpose which is in conflict with the services and products which Borrower is providing or can provide with Borrower's current products and services to such Underlying Obligor, including to refinance loans made by Borrower to such Underlying Obligor, without the prior written consent of Borrower. It is understood and agreed that all rights, title and interest in and to the list of such Underlying Obligors and data relating to their mortgages are the property of Borrower, and Lenders shall take no action to undermine these rights and benefits.

     SECTION 7.4. Maintenance of Insurance. Borrower and each Guarantor will at all times maintain or cause to be maintained insurance covering its respective risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) worker's compensation insurance; (b) comprehensive general public liability and property damage insurance in respect of all activities in which Borrower or such Guarantor might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (c) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and (d) comprehensive automobile liability insurance. Borrower and each Guarantor shall maintain coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by businesses similarly situated.

     SECTION 7.5. Payment of Taxes, Impositions and Claims. Borrower and each Guarantor shall pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, and all Impositions not later than the due date thereof, or before any material penalty or interest may accrue thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets; provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no


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



material part of the property or assets of Borrower or any Guarantor are subject to levy or execution, (ii) Borrower or such Guarantor as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) Borrower or such Guarantor has notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent, and, provided further, that Borrower or such Guarantor shall pay any such Tax, Imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any part of the Collateral.

     SECTION 7.6. Compliance with Laws and Documents. Borrower shall at all times comply, and cause each of its Subsidiaries to comply, with all Legal Requirements, the articles of incorporation and bylaws of Borrower, and each of Borrower's Subsidiaries, and any other agreement to which Borrower, or any Subsidiary of Borrower is a party, unless its failure to so comply alone or in the aggregate would not have a material adverse effect on the financial condition or operations of Borrower, together with its Subsidiaries taken as a whole.

     SECTION 7.7. Environmental Law Compliance and Indemnity. Borrower and each Guarantor agrees to promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower or any Guarantor to comply with Applicable Environmental Laws affecting Borrower or any Guarantor, provided that, with respect to any single tract or parcel of real property, neither Borrower nor any Guarantor shall be required to take such action if failure to take such action would not have a material adverse effect on the financial condition of Borrower or any Guarantor or would, in the reasonable opinion of Administrative Agent, have the potential for creating any liability or claim against Administrative Agent or any of the Lenders. Borrower and Guarantors hereby, jointly and severally, indemnify and agree to defend and hold Agents and each Lender and their respective successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Agents or any Lender at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Notes and expiration of the Letters of Credit, by reason of, arising out of or related in any way to the failure of Borrower or any Subsidiary to comply with any Applicable Environmental Law or Agents' and Lenders' entering into this Agreement and the transactions herein contemplated, INCLUDING MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (SOLE, COMPARATIVE, CONTINGENT OR OTHERWISE) OF ANY AGENT OR ANY LENDER OR FOR WHICH ANY AGENT OR ANY LENDER MAY HAVE STRICT LIABILITY, BUT EXCLUDING MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT OR ANY LENDER. It shall not be a defense to the covenant of Borrower and Guarantors to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance," "release," "solid waste," or "disposed" which is broader than that specified


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


in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "Applicable Environmental Law" shall mean and include the singular, and "Applicable Environmental Laws" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting Borrower or any Guarantor pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any property of Borrower or any Guarantor or impose any liability on Administrative Agent or any Lender related to asbestos or other hazardous wastes in any property of Borrower or any Guarantor. The provisions of this Section 7.7 shall survive the repayment of the Notes and expiration of the Letters of Credit. In the event of the transfer of the Notes or any portion thereof, each Lender or any prior holder of the Notes and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Notes.

     SECTION 7.8. Covenant Compliance. Borrower and each Guarantor shall perform and comply with all covenants, obligations and agreements contained in this Agreement and in the other Loan Documents.

     SECTION 7.9. Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Administrative Agent may reasonably request and in form reasonably acceptable to Administrative Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

     SECTION 7.10. Use of Proceeds. Borrower and each Guarantor will use the proceeds of the Credit Facilities (including the Letters of Credit) solely for the purposes represented in this Agreement and shall not use such proceeds, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations).

     SECTION 7.11. Additional Documents. Within ten (10) Business Days after request by Administrative Agent, Borrower and each Guarantor agree that they will execute and deliver or cause to be executed and delivered to Administrative Agent upon Administrative Agent's request such other and further instruments, documents or certificates as in the judgment of Administrative Agent may be required to better effectuate the transactions contemplated herein or to conform, create, evidence, perfect, preserve or maintain the Lenders' Liens or the Lenders' rights hereunder or under the other Loan Documents, and Borrower and each Guarantor shall do all such additional acts, give such assurances and execute such instruments as Administrative Agent may reasonably require to vest more completely in and assure to Lenders their rights under this Agreement.


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


     SECTION 7.12. Compliance With Credit and Underwriting Policies. Borrower and each Guarantor shall at all times comply with such Person's current practices and procedures related to credit control, underwriting, due diligence, collateral control, collection and reporting procedures as such practices and procedures may be modified or amended from time to time so that such practices and procedures are no less stringent than those used by comparable companies in Borrower's or Guarantors' lines of business or as in effect on the Closing Date. Borrower's and each Guarantor's chief executive office shall at all times be as shown in the current organizational chart delivered to Administrative Agent pursuant to Section 7.1. The material documents and files related to the Assigned Loans included in the Collateral shall at all times be held by a Custodian. Borrower and each Guarantor shall maintain all files related to the Assigned Loans included in the Collateral in a reasonably prudent manner.

     SECTION 7.13. Appraisals. Administrative Agent may require, and Borrower or the appropriate Guarantor shall deliver to Administrative Agent promptly upon request therefor (but Borrower or such Guarantor shall not be required to pay the cost of more than one appraisal for any particular item or portion of the Collateral in any twelve month period), with respect to any item or portion of the Collateral which has a cost in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) an appraisal thereof. If required by applicable regulations, Administrative Agent may order any such appraisal directly, and Borrower or Guarantors shall reimburse Administrative Agent for the reasonable cost of such appraisal upon request by Administrative Agent. Administrative Agent shall provide Borrower with a copy of any such appraisal ordered by Administrative Agent. Each such appraisal shall be in form and substance satisfactory to Administrative Agent.

     SECTION 7.14 Year 2000 Compliance. Borrower will promptly notify Administrative Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to the business and operation of Borrower and its Subsidiaries, taken as a whole, will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a material adverse effect on Borrower and its Subsidiaries, taken as a whole.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     Borrower and each Guarantor covenant and agree that without the prior written consent of the Required Lenders, so long as Lenders' commitment to make Advances under the Revolving Credit Facility remains in effect, any amounts remain outstanding under the Term Facility, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

     SECTION 8.1. Minimum Consolidated Tangible Net Worth. Borrower shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) Three Hundred Thirty-Five Million and No/100 Dollars ($335,000,000), plus (b) seventy-five percent (75%) of the cumulative Consolidated Net Income for each calendar quarter commencing on July 1, 1998, through the quarter ending immediately prior to, or on, the date as of which compliance with this covenant is being measured, plus (c) seventy-five percent (75%) of the amount of any proceeds (less reasonable and customary transaction costs) received by Borrower from the issuance of any additional shares of stock or other equity instruments.



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     SECTION 8.2. Leverage Ratio. Borrower shall not permit the ratio of (a)
Total Consolidated Debt less the outstanding balance of all Warehouse Lines to
(b) Consolidated Net Worth to be greater than 3.0 to 1.0.

     SECTION 8.3. Interest/Dividend Coverage Ratio. Borrower shall not permit the Interest/Dividend Coverage Ratio to be less than 1.50 to 1.00 between the Closing Date and up to June 30, 1999, and 1.75 to 1.00 thereafter.

     SECTION 8.4. Capital Adequacy; Asset Coverage. Borrower shall not permit an amount equal to Total Consolidated Debt less fifty percent (50%) of the face value of all Approved Subordinated Debt as of the last day of any fiscal quarter of Borrower to exceed the Adjusted Asset Amount at such time. In addition, Borrower shall not permit the ratio of the Asset Coverage Values to the aggregate outstanding balance of the Revolving Credit Facility (including Swingline Advances and Competitive Bid Loans), the Term Facility and the Letter of Credit Exposure to be less than 1.4 to 1.0 (the "Asset Coverage Requirement") for two consecutive Business Days.

     SECTION 8.5. Permitted Debt. Neither Borrower nor any Subsidiary of Borrower shall incur any Debt, except

          (a) the Credit Facilities (including the Letters of Credit);

          (b) unsecured Debt, the occurrence of which would not cause Borrower or any Subsidiary of Borrower to be in violation of any covenant or term of this Agreement; provided, that, (i) with respect to any unsecured (or secured only to the extent permitted by Section 8.5(c)(ii) below) Interest and Foreign Exchange Hedge Agreements, (x) the purpose of each such Interest and Foreign Exchange Hedge Agreement is to hedge the applicable Borrower's or Subsidiary's interest rate or foreign exchange or other business risk, and is not speculative in nature, and (y) neither Borrower nor any Subsidiary deviates from the current practices and policies related to obtaining Interest and Foreign Exchange Hedge Agreements in effect on the date hereof as such practices and policies may be reasonably changed so long as such changes are consistent with such practices and policies in effect on the date hereof, (ii) neither Borrower nor any Guarantor shall have any liability with respect to any Debt of any Foreign Subsidiary or Excluded Subsidiary other than Borrower's unsecured guarantee of funded Debt of Foreign Subsidiaries (x) operating, and with their principal place of business, in the United Kingdom, so long as such Debt is fully secured by assets located in a country which is a member of the European Union and is in an aggregate amount not to exceed (pound)125,000,000 pounds sterling and (y) operating, or with their principal place of business, outside the United Kingdom in an aggregate amount not to exceed the Dollar Equivalent of $75,000,000, (iii) neither Borrower nor any Subsidiary shall make payments on or redeem, or approve by board of director action or otherwise the payment of any amounts on, or redemption of, the Approved Subordinated Debt or any publicly-held senior unsecured long term debt after the occurrence of a Default or, prior to the occurrence of a Default, which would exceed the scheduled payments due under the documents evidencing the Approved Subordinated Debt or any publicly-held senior unsecured long term debt, such prohibited payments including any payments made under Article 11 of that certain Indenture, dated January 15, 1996, by and between Borrower and Bank One, Columbus, N.A., as Trustee, and (iv) all Contingent Obligations must be quantifiable and included in the covenants contained in Sections 8.2 and 8.4 (except to the extent any related Debt is included in calculating such ratios) and given in lieu of an Investment permitted by Section 8.9 hereof, other


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


than Contingent Obligations in the form of indemnity obligations or typical repurchase obligations related to the sale by Borrower or any Guarantor of assets in the ordinary course of its business, including the securitization of loans (which are expressly permitted hereunder) and the guaranty by AMRESCO Commercial Finance, Inc. of Debt of AMRESCO Leasing Corporation, in an amount not to exceed $15,000,000 in the aggregate;

          (c) obligations under Interest and Foreign Exchange Hedge Agreements,
(i) which are secured, so long as the provider of any such Interest and Foreign Exchange Hedge Agreement is a Lender and such Lender's Liens are evidenced by the Security Documents securing the Credit Facilities or secure margin accounts required to be maintained with such Lender which are in an amount and on terms which are usual and customary, or (ii) which are permitted by Section 8.5(b)(i) and secured only by margin accounts required to be maintained with the provider of the applicable hedge product and are in an amount and on terms which are usual and customary;

          (d) Permitted Secured Debt;

          (e) Debt secured by purchase money security interests permitted by
Section 8.7; and

          (f) the Bridge Debt (Lenders hereby agreeing that Administrative Agent shall be entitled to execute on behalf of Lenders any documents or agreements approved by Administrative Agent acknowledging that the Bridge Debt is included in the Obligations and secured by the Collateral, subject, however, to the provisions of Section 10.6 hereof).

     SECTION 8.6. Limitation on Sale of Properties. Neither Borrower nor any Guarantor shall sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business.

     SECTION 8.7. Permitted Liens. Borrower shall not , and Borrower shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets (including, without limitation, the stock of any Foreign Subsidiary or Excluded Subsidiary and not pledged to Lenders), except for (a) the Lenders' Liens; (b) the Permitted Encumbrances; (c) with respect to computer and other office equipment or inventory, (i) landlord's Liens arising in the ordinary course of Borrower's or any Subsidiary's business and (ii) purchase money liens; (d) Liens on the Collateral to secure obligations under Interest and Foreign Exchange Hedge Agreements, so long as the provider of any such Interest and Foreign Exchange Hedge Agreement is a Lender and such Liens are evidenced by the Security Documents securing the Credit Facilities; (e) the six percent (6%) net profits interest granted by AMRESCO New Hampshire, Inc. to Heller Financial, Inc. pursuant to Section 3.6 of that certain Term Loan Agreement, dated as of December 31, 1993, among AMRESCO New Hampshire, Inc., AMRESCO Holdings, Inc. and Heller Financial, Inc.; (f) Liens involuntarily filed against any asset of Borrower or any Subsidiary, provided, that within fifteen
(15) days after such filing, Borrower or the applicable Subsidiary has obtained a release of any such Lien or is contesting the filing of such Lien in good faith and an adequate bond has been obtained to satisfy in full any claim which such Lien secures; (g) liens on margin accounts as described in Section 8.5(c)(ii), and (h) Liens securing Permitted Secured Debt.


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


         SECTION 8.8. Consolidations, Mergers, Sales of Assets, and Maintenance. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to,
(a) consolidate or merge with or into any other Person except for (i) mergers of any Guarantor into Borrower or another Guarantor, (ii) mergers of any Guarantor with or into any other Person which also becomes a "Guarantor" under this Agreement and delivers all Loan Documents required by this Agreement and otherwise complies with Section 2.4, (iii) merger of any Excluded Subsidiary into a similar type of Excluded Subsidiary, or (iv) merger of any Foreign Subsidiary into another Foreign Subsidiary, so long as, if applicable, such merger would satisfy the conditions of Section 8.9(a) or (b) if it were applicable, and in the case of a consolidation or merger by any Subsidiary of Borrower with another Person, Borrower will remain the direct or indirect owner of all of the outstanding capital stock and other equity securities of the continuing or surviving corporation, (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions, other than the sale of assets singly or in bulk in the normal course of business, (c) other than in connection with (i) a consolidation or merger permitted in clause (a) immediately above or (ii) the dissolution of any Guarantor of which Administrative Agent has been notified and the distribution of all of the assets of such Guarantor to another Guarantor, terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its incorporation and any other applicable jurisdiction where the business of such Guarantor requires such qualification (provided that nothing herein shall permit the dissolution of Borrower or the failure of Borrower to maintain its corporate existence and qualification to do business as elsewhere required in this Agreement), or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on its financial condition or operations.

     SECTION 8.9. Investments. Without the prior written consent of Required Lenders, Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, directly or indirectly, make any loans, advances, extensions of credit (including providing letters of credit and guaranties) or capital contributions (whether made in cash or in kind) to, make any investment in, or purchase any stock or securities of, or interest in, any Person (collectively "Investments"), except for

          (a) Acquisitions approved by the board of directors of the entity whose stock or assets are being acquired and consistent with the business of Borrower as set forth in Section 7.2 hereof, so long as either (i) concurrently with such Investment the entity whose stock is being acquired becomes a Borrower or Guarantor or (ii) the Acquisition Consideration paid in connection with such Acquisition when added to the Acquisition Consideration paid in similar Acquisitions where the acquired entity does not become a Borrower or Guarantor does not exceed $10,000,000 in the aggregate, provided, that there shall not be included in such $10,000,000 limitation the Acquisition Consideration paid in connection with any Acquisition approved by Administrative Agent;

          (b) Investments with respect to any Acquisition in which the board of directors of the entity being acquired has not approved such Acquisition, provided that (i) the assets, property or business acquired or invested in shall be consistent with the business of Borrower as set forth in Section 7.2, and
(ii) the Acquisition Consideration does not exceed $10,000,000;

          (c) Investments in Excluded Subsidiaries, so long as the aggregate amount of such Investments does not exceed 15% of Adjusted Net Worth; provided, however, that if the


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

following requirements with respect to a particular Excluded Subsidiary are met in Administrative Agent's determination in its sole and absolute discretion, then Investments in such Excluded Subsidiary shall not be included for purposes of calculating the foregoing limitation:

          (i) the applicable Excluded Subsidiary was established and is serving as a bankruptcy remote special purpose entity in connection with an asset securitization of any kind (and no matter how such securitization is treated under GAAP), and (A) 100% of the stock or other ownership interest in such Excluded Subsidiary has been pledged to Administrative Agent on behalf of the Lenders pursuant to a Pledge Agreement, and (B) either (x) all of Borrower's or any of its Subsidiaries' retained or residual interests in such securitization transaction or any other rights to distributions or payments thereunder (whether such rights are certificated, a contractual right to payment, a retained ownership right or security, or otherwise) and/or assets of such Excluded Subsidiary of a type and value acceptable to Administrative Agent in its sole and absolute discretion, have been collaterally assigned to Administrative Agent on behalf of the Lenders such that Administrative Agent has a valid first priority perfected security interest therein on terms and subject to documentation acceptable to Administrative Agent or (y) Administrative Agent in its sole and absolute discretion determines that Borrower's and each Guarantor's investment in such Excluded Subsidiary can be timely recovered in full by Borrower or such Guarantor or that the loss of such investment will not materially adversely affect the financial condition of Borrower or such Guarantor; or

          (ii) the applicable Excluded Subsidiary is a Partially-Owned Subsidiary and all of the stock or other ownership interest of Borrower or any Subsidiary of Borrower in such Excluded Subsidiary has been pledged to Administrative Agent on behalf of the Lenders pursuant to a Pledge Agreement, such stock or other ownership interest gives the holder thereof a controlling interest in such entity, as determined by Administrative Agent in its sole and absolute discretion, and Administrative Agent in its sole and absolute discretion determines with respect to any Partially-Owned Subsidiary that Borrower's and each Guarantor's investment therein can be timely recovered in full by Borrower or such Guarantor or the loss of such investment will not materially adversely effect the financial condition of Borrower or such Guarantor;

          (d) Investments by Borrower and Guarantors in Foreign Subsidiaries, so long as the aggregate amount of such Investments (at original cost) does not exceed 25% of Adjusted Net Worth, provided that after and so long as Borrower's senior unsecured long term debt shall be rated Investment Grade by both Standard & Poor's Rating Group and Moody's Investors Service, Inc., the limitation on Investments in Excluded Subsidiaries herein contained shall not be applicable so long as the Liens securing the Permitted Secured Debt (other than Warehouse Lines) of the Foreign Subsidiaries are similarly released;

          (e) loans to any employee of Borrower or any Subsidiary of Borrower
(i) to facilitate relocations and (ii) other loans to employees so long as the aggregate of such loans does not exceed $1,500,000;

          (f) Investments made by Borrower or any Subsidiary of Borrower in the ordinary course of its business as contemplated by Section 7.2 hereof; and



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


          (g) any other Investments which would otherwise be prohibited by this section so long as the aggregate amount (at original cost) of all such Investments of Borrower and its Subsidiaries at any time shall be less than 20% of Consolidated Tangible Net Worth.

     Notwithstanding the foregoing, in no event shall any Investment permitted pursuant to this Section 8.9 be permitted if (i) there shall exist a Default or Event of Default, or (ii) if after giving effect to any such Investment, Borrower or Guarantors shall not be in compliance with any covenant set forth in the Loan Documents.

     SECTION 8.10. Distributions. Neither Borrower nor any Guarantor shall make or declare any Distributions after the occurrence of a Default or if the making or declaring of any such Distribution would cause a Default.

     SECTION 8.11. Limitation on Contingent Liabilities. Neither Borrower nor any Guarantor shall create, incur, assume or suffer to exist any contingent liabilities, except for Contingent Obligations permitted by Section 8.5 and litigation claims which do not result in a violation of Section 9.1(i).

     SECTION 8.12. Negative Pledge; No Restriction on Dividends. Borrower shall not and shall not permit any Subsidiary of Borrower to, create or otherwise cause to become effective, any consensual encumbrance or restriction of any kind on the ability of Borrower or any Subsidiary to (a) pay dividends or make any other distribution on its capital stock, (b) pay any indebtedness owed to Borrower or any other Subsidiary or (c) make loans, advances, or capital contributions to Borrower or any other Subsidiary except (i) as set forth in the instrument evidencing or the agreement governing Debt of any acquired entity which becomes a Subsidiary, provided, that any restriction or encumbrance under such instrument or agreement existed at the time of the Acquisition, was not put in place in anticipation of such Acquisition, and is not applicable to any Person, other than the Person or property or assets of the Person so acquired;
(ii) customary provisions restricting subletting or assignment of any lease or licence of Borrower or any Subsidiary (iii) any encumbrance or restriction arising under applicable law; (iv) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Subsidiary; (v) any encumbrance or restriction arising under customary non-assignment provisions in installment purchase contracts; (vi) any encumbrance or restriction on the ability of any Subsidiary to transfer any of its property to Borrower or any Subsidiary that is required by a lender to, or purchaser of any indebtedness of, such Subsidiary in connection with a financing of the acquisition or origination of the property, but limited to the property so acquired or originated (including with respect to the purchase of asset portfolios and pursuant to the underwriting or origination of mortgage loans) by each Subsidiary; and (vii) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in the foregoing clauses.

     SECTION 8.13. Transactions with Affiliates. Neither Borrower nor any Guarantor shall engage in any transaction with an Affiliate of Borrower or any Guarantor unless such transaction is (a) between Borrower and any Guarantor or between Guarantors or (b) is generally as favorable to Borrower or such Guarantor as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.


CREDIT AGREEMENT                                                         PAGE 72

     SECTION 8.14. Employee Plans.

          (a) Neither Borrower nor any Guarantor shall, nor shall any such Person cause any member of its Controlled Group (as that term is defined in the Code) to, fail to maintain and administer any Employee Plan in accordance with the applicable requirements of the Code and ERISA. Neither Borrower nor any Guarantor shall permit or suffer to exist any circumstances with respect to any Employee Plan that could have a material adverse effect on Borrower or such Guarantor.

          (b) With respect to any Pension Plan, neither Borrower nor any Guarantor shall (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist;
(ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on Borrower or any Guarantor; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

          (c) Neither Borrower nor any Guarantor shall incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

     SECTION 8.15. Use Violations. Neither Borrower nor any Guarantor shall use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner which (a) violates any Legal Requirement unless such violation would not have a material adverse effect on the financial condition, operations or business of Borrower or any Guarantor,
(b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any governmental permit.

     SECTION 8.16. Exceptions to Covenants. Neither Borrower nor any Guarantor shall take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

     SECTION 8.17. Fiscal Year and Accounting Methods. Neither Borrower nor any Guarantor will change its Fiscal Year or its method of accounting (other than changes as are concurred with by Borrower's or such Guarantor's independent public accountants as being required by GAAP).

     SECTION 8.18. Governmental Regulations. Neither Borrower nor any Guarantor will conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended. Neither Borrower nor any Guarantor will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as



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


amended, or the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Debt.

     SECTION 8.19. Treasury Stock. Borrower shall not purchase any of its stock or other equity securities after the occurrence of a Default or if the value of the treasury stock of Borrower shown on Borrower's balance sheet prepared in accordance with GAAP exceeds 5% of Borrower's Consolidated Tangible Net Worth.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

     SECTION 9.1. Events of Default. The term "Event of Default" as used in this Agreement, shall mean any one of the following:

          (a) The failure of Borrower to pay when due any principal of or interest on the Notes, or any fees, charges or any other amounts payable to Agents, Arrangers, or any Lender hereunder or under any of the Notes or other Loan Documents, including, without limitation, the Participation Fees, the Commitment Fees, the Administrative Fees, the Structure Fee and Letter of Credit Fees;

          (b) The failure, refusal or neglect of Borrower or any Guarantor to observe, perform or comply with any covenant or agreement contained in Article VIII other than Sections 8.13 and 8.14;

          (c) The failure, refusal or neglect of Borrower or any Guarantor to properly observe, perform or comply with any covenant, agreement or obligation contained in this Agreement, or any of the other Loan Documents [other than those covered by Sections 9.1(a) and (b)] and the continuation of such failure, refusal or neglect for fifteen (15) days after written notice thereof has been given to Borrower by Administrative Agent or a representative of Administrative Agent;

          (d) Any representation, warranty, certification or statement made by Borrower or any Guarantor (either for itself or for any other Person) in this Agreement or by Borrower, any Guarantor or any other Person on behalf of Borrower or any Guarantor in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been untrue in any material respect when made or deemed to have been made;

          (e) The occurrence of (1) any event or condition which (i) results in the acceleration of the maturity of any Debt of Borrower or any Subsidiary, or
(ii) constitutes a default under any Debt of Borrower or any Subsidiary, provided, that if notice is required to be given under the documents evidencing or securing such Debt prior to acceleration thereof, it shall not be an Event of Default hereunder until Borrower has received written notice of such default,
(2) any event or condition which would require Borrower or any Subsidiary to make a payment under any Interest and Foreign Exchange Hedge Agreement, and the effect of making such payment, would cause Borrower or any Subsidiary to violate any provision of Article VIII hereunder as tested on the date any such Interest or Foreign Hedge Agreement payment became payable or (3) a payment by



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


Borrower or any Subsidiary, or the approval of the board of directors of Borrower or any Subsidiary for the payment, of amounts under any Approved Subordinated Debt or publicly held senior unsecured debt in excess of the regularly scheduled payments thereunder, or which would otherwise cause a violation by Borrower or any Subsidiary of any covenant or condition contained in any of the Loan Documents;

          (f) The filing or commencement by Borrower or any Subsidiary of Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or Borrower or any Subsidiary of Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; provided, however, that, with respect to any violation of this
Section 9.1(f) that pertains to a Subsidiary of Borrower (which Subsidiary is not also a Guarantor), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of Borrower or any Guarantor;

          (g) The filing or commencement of an involuntary case or other proceeding against Borrower or any Subsidiary of Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Subsidiary of Borrower under the federal bankruptcy laws as now or hereafter in effect; provided, however, that, with respect to any violation of this Section 9.1(g) that pertains to a Subsidiary of Borrower (which Subsidiary is not also a Guarantor), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of Borrower or any Guarantor;

          (h) The liquidation or dissolution of Borrower or any Subsidiary, other than any liquidation or dissolution of any Guarantor permitted by Section 8.8;

          (i) One or more judgments or orders for the payment of money aggregating in excess of $500,000.00 shall be rendered against Borrower and/or any Subsidiary of Borrower and such judgment or order (A) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days, unless Borrower or any such Subsidiary has obtained an indemnification of the full amount of such judgment or order by a third party approved by the Required Lenders [it being acknowledged that an indemnification from any Lender or the Resolution Trust Corporation shall be deemed an approved third party for purposes of this subparagraph (i)] pursuant to a written indemnification agreement approved by the Required Lenders, or (B) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;



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


          (j) The Lenders' Liens with respect to the Collateral, or any part thereof, shall not constitute first and prior liens and/or security interests other than second liens on a portion of the Collateral which is not material and has been disclosed to Administrative Agent; or

          (k) There shall occur a Change in Control.

     It is understood and agreed by Borrower and each Guarantor that any of the foregoing "Events of Default" shall constitute an Event of Default under each of the Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

     SECTION 9.2. Remedies. Upon the occurrence of an Event of Default, Administrative Agent may, and at the direction and election of the Required Lenders shall, acting by or through any of its agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, exercise any or all of the following rights, remedies and recourses:

          (a) Terminate Lenders' commitment to make Advances hereunder and declare the unpaid principal balance of each of the Notes, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default described in Section 9.1(f) or Section 9.1(g) by Borrower, the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon shall automatically be accelerated and immediately be due and payable in full, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower; provided, however, that if accelerated automatically pursuant to this sentence, the Notes and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders.

          (b) Enter upon the Mortgaged Property or any other Collateral or any part thereof and take exclusive possession thereof and of all books, records and accounts relating thereto (including, without limitation, all Borrower Due Diligence Reports). If Borrower or any Guarantor remains in possession of all or any part of the Collateral after an Event of Default occurs and is continuing and without Administrative Agent's prior written consent thereto, Administrative Agent may invoke any and all legal remedies to dispossess Borrower or such Guarantor, including specifically one or more actions for declaratory or injunctive relief, forcible entry and detainer, trespass to try title and writ of restriction. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession



CREDIT AGREEMENT                                                         PAGE 76
of the Collateral or any part thereof after an Event of Default occurs than would have existed in the absence of such sentence.

          (c) Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, the Assigned Loans and all other Collateral, or any part thereof, either by itself or by other Persons, in such manner, for such time and upon such other terms as Administrative Agent may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Administrative Agent shall deem necessary or desirable), and apply all proceeds from the Mortgaged Property, the Assigned Loans and all other Collateral in connection therewith in accordance with the provisions of Section 9.10 hereof.

          (d) Sell or offer for sale the Collateral, or any part thereof, in such portions, order and parcels as Administrative Agent may determine, with or without having first taken possession of same, in accordance with the provisions of the applicable Loan Documents and applicable Legal Requirements.

          (e) Make application to a court of competent jurisdiction, as a matter of strict right and, except as otherwise provided by applicable law, without notice to Borrower or without regard to the adequacy of the Collateral for the payment of the Obligations, for the appointment of a receiver of the Collateral, or any part thereof, and, to the extent permitted by applicable law, Borrower does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, sell, dispose and otherwise operate the Collateral, or any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from such operation of the Collateral in accordance with the provisions of Section 9.10 hereof.

          (f) Exercise any and all other rights, remedies and recourses granted hereunder or under the other Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

     SECTION 9.3. Rights of Set-Off.

          (a) In addition to the Lender's Liens, Borrower and each Guarantor hereby expressly grant to Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to Borrower or any Guarantor, in accordance with the provisions of this Section 9.3. The rights of each Lender under this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) which such Lender may have under law or by agreement.

          (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower or any Guarantor into which only funds of unrelated third-parties are deposited, and provided that Borrower or such Guarantor has informed such Lender and Administrative Agent of the nature of such accounts) at any time held, and other indebtedness


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

at any time owing, by any Lender to or for the credit or the account of Borrower or any Guarantor against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 10.14 hereof, regardless of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured.

          (c) Borrower and each Guarantor agree, to the fullest extent it may effectively do so under applicable law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower or such Guarantor in the amount of such participation.

     SECTION 9.4. Remedies Cumulative, Concurrent and Non-Exclusive. Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower or any Guarantor, or any others obligated under any of the Notes, or against any one or more of them, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower and each Guarantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

     SECTION 9.5. No Conditions Precedent to Exercise Remedies. Borrower and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the failure of a trustee to comply with any request of Borrower, or any other Person so obligated to foreclose the Lenders' Liens or to enforce any provisions of the Loan Documents,
(b) the release, regardless of consideration, of any Person obligated with respect to the Obligations, or of the Collateral or any part thereof, or the addition of any other property to the Collateral, (c) any agreement or stipulation between any subsequent owner of the Collateral and any Agent or any Lender extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Borrower, or such other Person, and in such event, Borrower and all such other Persons shall continue to be liable to make payments in accordance with the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Required Lenders, and (d) any other act or occurrence, save and except the complete payment of the Obligations. Borrower and each Guarantor waive any right to require Lenders to proceed against any other Person, exhaust any Collateral, or pursue any other remedy in Lenders' power. All dealings between Borrower, any Guarantor and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Borrower and each Guarantor authorize Lenders, without notice or demand and without any reservation of rights against Borrower or any Guarantor and without affecting liability hereunder or on the Obligations, from time to time, to (i) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations or Collateral;
(ii) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Obligations, and exchange, enforce, waive, and release any or all of the Collateral or other property; and (iii) after



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the occurrence of an Event of Default, apply the Collateral or other property and direct the order or manner of sale thereof in accordance with the terms of this Agreement and the Security Documents.

     SECTION 9.6. Release of and Resort to Collateral. The release or substitution of all or any part of the Collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Lenders' Liens or their status as first and prior Liens in and to any remaining Collateral. For payment and performance of the Obligations, Lenders may resort to any other security therefor held by a trustee in such order and manner as Required Lenders may elect.

     SECTION 9.7. Waivers. To the full extent permitted by law, Borrower and each Guarantor hereby irrevocably and unconditionally waive and release (a) all benefit that might accrue to Borrower or any Guarantor by virtue of any present or future law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, evaluation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as specifically provided for herein, all notices of any Default or Event of Default or of any trustee's or Lenders' election to exercise or his or their actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshalling of assets with respect to the Notes or the Letters of Credit or any of the Collateral or any Debt of Borrower or any Guarantor, or a sale in inverse order of alienation and (d) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

     SECTION 9.8. Discontinuance of Proceedings. In case Administrative Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Administrative Agent shall have the unqualified right to do so and, in such event, Borrower, each Guarantor and Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Agents and Lenders shall continue as if same had never been invoked.

     SECTION 9.9. Power of Attorney. Borrower and each Guarantor hereby irrevocably appoint Administrative Agent, acting for all the Lenders, as the true and lawful attorney of Borrower or such Guarantor with full power of substitution for, and on behalf of Borrower and such Guarantor, and in its name, upon the request and instruction of Borrower and such Guarantor and in any event after the occurrence of an Event of Default (or prior to the occurrence of any Event of Default if Administrative Agent otherwise reasonably believes it is necessary to take such action), to take any action to preserve, maintain, protect or enforce the rights and interests of Borrower or such Guarantor with respect to the Collateral, including, without limitation, to (i) endorse any Assigned Loans to Administrative Agent, on behalf of Lenders, or to any other Person, (ii) enforce, cure any default or otherwise act with respect to any leases, sales contracts, management or marketing contracts or any other agreements pertaining to or affecting any of the Mortgaged Property, (iii) take all such action and to execute all such documents as Administrative Agent deems necessary or desirable to operate or preserve or protect the Assigned Loans and the collateral therefor, the Mortgaged Property or any other Collateral, (iv) sue for, demand or collect any sums owing to Borrower or any Guarantor under the Assigned Loans or under leases or other agreements affecting the Mortgaged Property and (v) exercise rights of Borrower or any Guarantor under any purchase agreement related to any Assigned Loan. The power so vested in Administrative Agent under this


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Section 9.9 is one coupled with an interest and shall be irrevocable, except by written instrument executed jointly by Borrower, each Guarantor and Administrative Agent and filed for record in the Office of the County Clerk of Dallas County, Texas. Notwithstanding the foregoing, Administrative Agent shall be under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any asset subject to the Lenders' Liens against any other Person, and Administrative Agent, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to Borrower or any other Person and without in any way affecting the Obligations or any other obligations of Borrower or any Guarantor to Lenders. Borrower and Guarantors, jointly and severally, agree to reimburse Administrative Agent and Lenders upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees and collection costs, that Administrative Agent or any Lender may incur while acting as the attorney-in-fact of Borrower and Guarantors as provided hereunder (or pursuant to the attorney-in-fact herein created), all of which costs and expenses shall be included in the Obligations.

     SECTION 9.10. Application of Proceeds. All payments on the Notes or the Letters of Credit received by any Lender during the existence of an Event of Default (unless otherwise elected by Lenders), and the proceeds of any sale or disposition of, and all proceeds generated by the holding, leasing, operation or other use of, the Collateral, or any part thereof, during the existence of an Event of Default and upon the exercise of Lenders' rights and remedies hereunder or under any of the other Loan Documents, shall be applied by Lenders, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, as determined by the Required Lenders (provided that, as among themselves, Lenders agree that any such proceeds shall be applied as contemplated by Article X hereof).

                                    ARTICLE X

                             AGENTS AND THE LENDERS

     SECTION 10.1. Appointment and Authorization of Agents.

     (a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, requests, documents and items received from Borrower or Guarantors under the Loan Documents; (vi) to promptly distribute to each Lender such Lender's Aggregate Loan Percentage of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders.



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     (b) The obligations of each Agent hereunder are only those expressly set forth herein. Each Lender and Borrower and each Guarantor agree that no Agent is a fiduciary for Lenders or for Borrower or Guarantors but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders and that no Agent has duties or responsibilities to Lenders, Borrower or Guarantors except those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Administrative Agent, Administrative Agent shall not cause or permit any modification of the Loan Documents or take other action relating to either or both of the Credit Facilities specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Administrative Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this Article X, shall be binding upon each of the Lenders. Each Lender specifically acknowledges that it has reviewed and approved the voting and other provisions of this Agreement and the other Loan Documents setting forth the relative rights and obligations among the Lenders and agrees to be bound by such provisions notwithstanding that such Lender is only a Revolving Lender or only a Term Lender, and acknowledges that Agents (and counsel for the Lenders, as a group) are acting on behalf of all the Lenders and not the Revolving Lenders, as a group, and Term Lenders, as a separate group.

     (c) Each Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as an Agent, and any resignation by any Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

     (d) Each Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or any Guarantor, act as trustee or depositary for Borrower or any Guarantor or otherwise be engaged in other transactions with Borrower, any Guarantor and/or their Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, no Agent shall be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower or any Guarantor which are not contemplated or included in the Loan Documents (any present or future offset exercised by any Agent in respect of such other activities), any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of any Agent which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application pursuant to the terms of this Agreement.

     SECTION 10.2. Possession of Instruments by Administrative Agent. Administrative Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Administrative



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


Agent may take such actions in its name without the joinder of Lenders, and Borrower, Guarantors and all third parties shall be entitled to rely on the actions taken by Administrative Agent with respect to the execution by Administrative Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of Lenders under the Loan Documents (and specifically including any foreclosure proceedings under any of the Security Documents or other legal proceedings), and the same shall be binding upon all Lenders as to any third party relying on such actions of Administrative Agent. Administrative Agent shall also be the named secured party or beneficiary under the Security Documents and shall take and maintain possession of all the Security Documents, as agent for and on behalf of all Lenders, and the grant to Administrative Agent of any Lien under any Security Document shall be for the ratable benefit of all Lenders.

     SECTION 10.3. Expenses. Each Lender shall pay its Aggregate Loan Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within thirty (30) days after incurred; provided that, and subject to the terms and conditions of Section 11.4, each Lender shall be entitled to receive its Aggregate Loan Percentage of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

     SECTION 10.4. Delegation of Duties; Reliance; Consultation. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Administrative Agent, Lenders, and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Revolving Loan Percentage or Term Loan Percentage, as applicable, for all purposes until, subject to Section 11.10, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Revolving Loan Percentage or Term Loan Percentage, as applicable, or Participant therein until such notice is given and received), and (c) other than in connection with Borrower's failure to pay required principal or interest under the Obligations, not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or Borrower. Administrative Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Administrative Agent, and shall not be liable for any action taken or omitted to be taken by Administrative Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all Lenders as a group, and not the Revolving



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Lenders as a group, and the Term Lenders as a separate group, unless otherwise specified by Administrative Agent.

     SECTION 10.5. Limitation of Agents' Liability.

     (a) Neither any Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither any Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of any Agent to account for funds received by it for the account of any Lender).

     (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If any Agent requests instructions from Lenders with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, such Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall any Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

     (c) No Agent (nor its Representatives) shall be responsible in any manner to any Lender or any participant of a Lender for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of Borrower or any Guarantor and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien granted or purported to be granted under any Loan Document, (v) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower or any Guarantor, or (vi) the relative Rights of the Lenders as among themselves. Each Lender jointly and severally agrees to indemnify each Agent and hold it harmless from and against (but limited to such Lender's Aggregate Loan Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Administrative Agent under the Loan Documents (PROVIDED THAT, ALTHOUGH EACH AGENT SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS NEGLIGENCE [SOLE, COMPARATIVE, CONTINGENT OR OTHERWISE], AGENT SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT).

     SECTION 10.6. Default; Collateral. Upon the occurrence and continuance of a Default or an Event of Default, Administrative Agent shall make a recommendation to Lenders of any actions to be taken, and each Lender agrees to promptly confer with the other Lenders in order that Lenders



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can consider such course of action or any other actions to be taken for the enforcement of the Rights of Lenders; provided that Administrative Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within sixty (60) days following Administrative Agent's initial recommendation, Administrative Agent shall thereafter take such action as Administrative Agent deems advisable to enforce the Rights of Lenders; provided, that if, after Administrative Agent has begun taking such action, the Required Lenders agree on a course of action contrary to that undertaken by Administrative Agent, then Administrative Agent shall change its course of action so as to follow the course of action agreed upon by the Required Lenders. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrower or any Guarantor, Administrative Agent is acting for the account of each Lender to the extent of each Lender's Aggregate Loan Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower or any Guarantor to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Aggregate Loan Percentage. If Administrative Agent acquires any security for the Obligations or any guaranty of the Obligations upon or in lieu of foreclosure, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Aggregate Loan Percentage.

     Lenders agree, among themselves, that unless otherwise agreed to by Administrative Agent and the Required Lenders, all monies collected or received by Administrative Agent after the occurrence of an Event of Default in respect of the security for the Credit Facilities, directly or indirectly, or by any other means shall be applied (a) to the Administrative Fees and all costs of collection or maintenance of the Collateral, and then to either interest or principal of the Credit Facilities as recommended by Administrative Agent and approved by the Required Lenders (except that any amounts to be applied to interest or principal shall be distributed to Lenders based on their Aggregate Loan Percentage) until the Credit Facilities (including the Competitive Bid Loans) are paid in full, (b) to the amounts owed to any Lender under any Interest and Foreign Exchange Hedge Agreement, only after payment in full of the outstanding principal and interest under the Credit Facilities, and (c) to the amounts owed under the Bridge Debt, but only after payment in full of the outstanding principal and interest under the Credit Facilities and the amounts owed to all Lenders under any Interest and Foreign Exchange Hedge Agreement.

     SECTION 10.7. Lenders' Decisions. Lenders agree as among themselves that any decisions or elections to be made by Lenders (and not any Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where a specific different number or percentage of Lenders is expressly required under this Agreement or any other Loan Documents (use of the terms "Lenders" in any of the Loan Documents, without an express provision for different voting rights other than as set forth in the definition of Required Lenders, does not imply that unanimous consent is thereby required). Administrative Agent may, at its election, request any determination, vote, consent or approval by Lenders in writing or orally (by telephone or in person), and Administrative Agent shall be entitled to take or refrain from taking any action if it has received the oral or written approval of those Lenders which would satisfy the requirements set forth in the definition of Required Lenders, without having to contact or solicit the vote of any other Lenders. In addition, if any request by Administrative Agent for Lenders' determination or approval hereunder is made in writing and such writing contains written notice to



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

Lenders requesting a response within five Business Days, or longer, from the date Lenders are deemed to have received notice as herein provided (and setting forth the actual date of the last day of the Lender reply period), then Lenders shall use reasonable efforts to reply within the applicable reply period, provided, that if any such Lender does not reply within the applicable reply period, such Lender shall be deemed not to have approved of or consented to or concurred with such recommendation or determination.

     SECTION 10.8. Limitation of Liability of Lenders. To the extent permitted by law, (a) neither any Agent nor any Lender or participant of a Lender shall incur any liability to any other Lender or participant of a Lender except for acts or omissions in bad faith, and (b) neither any Agent nor any Lender or participant of a Lender shall incur any liability to Borrower, Guarantors or any other Person for any act or omission of any other Lender or any participant.

     SECTION 10.9. Relationship of Lenders. Nothing herein shall be construed as creating a partnership or venture among any Agents, among any Agents and Lenders, or among Lenders.

     SECTION 10.10. Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrower and will have direct recourse, singly or in the aggregate, against Borrower and Guarantors, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, the Security Documents and the other Loan Documents shall only be exercised, made, taken, or permitted by Administrative Agent, acting upon the direction of the Required Lenders, as the agent for all Lenders; provided, however, that if the Required Lenders have elected and directed Administrative Agent to institute suit against Borrower or any Guarantor for payment of any past due amounts under the Notes or any other Obligations for which Lenders have recourse against Borrower or any Guarantor, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against Borrower or any Guarantor, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name.

     SECTION 10.11. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which any Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to either Credit Facility.

     SECTION 10.12. Removal of any Agent. Lenders, acting by written notice to Administrative Agent from and agreed to by all Lenders other than Administrative Agent, may remove for cause Administrative Agent, as an agent under the Credit Facilities, and appoint one of the other Lenders as Administrative Agent's successor. Upon the appointment of a successor Administrative Agent, the removed Administrative Agent and the successor Administrative Agent shall execute such documents as any Lender may reasonably request to reflect such appointment of a successor Administrative Agent and shall notify Borrower of the change in such agent. The successor Administrative Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of the Administrative Agent so removed in and under this



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Agreement and the other Loan Documents; provided, however, that until such time as Borrower is notified in writing signed by both the removed and successor Administrative Agent as to the appointment of the successor Administrative Agent, Borrower and Guarantors shall be entitled to rely on any decision, approval or other act by the removed Administrative Agent as binding on Lenders, and, may pay to Administrative Agent any amounts due or owing by Borrower under the Loan Documents. Lenders, acting by written notice to the Syndication Agent from and agreed to by all Lenders other than Syndication Agent, may remove for cause the Syndication Agent, provided the no successor Syndication Agent shall be named.

     SECTION 10.13. Resignation by any Agent. An Agent's status as an Agent under this Agreement shall automatically terminate fifteen (15) days after the closing or liquidation of such Agent or fifteen (15) days after such Agent is adjudicated insolvent. Additionally, any Agent may resign its position as an Agent at any time by giving at least thirty (30) days written notice thereof to Borrower and the other Lenders. Upon any such occurrence causing a termination of an Agent or the delivery of such notice of resignation from such Agent, the Required Lenders and Borrower shall select a successor for the Administrative Agent and may select a successor for the Syndication Agent. If the Required Lenders and Borrower cannot agree upon the choice of the successor Administrative Agent within ten (10) days after the occurrence causing a termination in the case of a termination of such Administrative Agent, or ten
(10) days prior to the effective resignation date set forth in such Administrative Agent's resignation notice in the case of a resignation by such Administrative Agent, then the Designated Successor Agent shall become the Administrative Agent's successor. Borrower shall be entitled to participate in the selection of the replacement Administrative Agent only prior to the occurrence of a Default. Upon any such termination or resignation, (a) the successor Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of the Agent being replaced in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "Administrative Agent", "Syndication Agent", or other designated Agent, for all purposes under the Loan Documents and (b) such terminating or resigning Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrower and any such funds shall be held in trust for the benefit of Lenders or Borrower, as the case may be. Additionally, upon the successor Agent becoming an Agent as provided in this Section 10.13, the terminating or resigning Agent and the new Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by Lenders in proportion to each Lender's Aggregate Loan Percentage.

     SECTION 10.14. Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by realization upon any Collateral, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on either of the Credit Facilities, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Aggregate Loan Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This Section 10.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim



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it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of Borrower or any Guarantor that either (a) constitutes Collateral or (b) contains funds exclusively derived from or related to the Collateral, shall be applied to the Obligations, and not to any other indebtedness of Borrower or any Guarantor to such Lender, except in the case of a certificate of deposit or other designated account (but in no event any operating account of Borrower or any Guarantor) that is specifically pledged or assigned to a Lender as security for indebtedness other than the Obligations.

     SECTION 10.15. Non-Advancing Lenders. In the event that Revolving Lender shall fail or refuse to advance its Revolving Loan Percentage of any Advance under the Revolving Credit Facility, or any Lender shall fail or refuse to advance its Aggregate Loan Percentage of any payment or reimbursement by Lenders as required hereunder, or of any amount to be funded pursuant to Section 10.3, when it is obligated to do so, Administrative Agent shall notify, in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Revolving Lenders, and, in all other instances, the other Lenders, and such remaining Revolving Lenders or all other Lenders, as applicable, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that (i) in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Revolving Loan Percentage of each Revolving Lender electing to make such advance bears to the Revolving Loan Percentages of all Revolving Lenders electing to make such advance, or (ii) in all other instances, the Aggregate Loan Percentage of each Lender electing to make such advance bears to the Aggregate Loan Percentage of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, all subsequent payments made on the Revolving Credit Facility, or both Credit Facilities, as applicable, and all proceeds realized from the sale of any Collateral securing the Credit Facilities or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to Revolving Lenders, or all other Lenders, as applicable, other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Revolving Lenders, or all other Lenders, as applicable, on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full; any Revolving Lender that advanced only on its own behalf based on its Revolving Loan Percentage shall be repaid based on such Revolving Loan Percentage or its Aggregate Loan Percentage, as applicable. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section 10.15 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any Collateral securing the Credit



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


Facilities in the event the same are distributed among Lenders, and (ii) have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to either or both of the Credit Facilities (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender.

     SECTION 10.16. Benefit of Lenders. All terms, conditions and agreements set forth in this Article X, specifically including, without limitation, the provisions of Section 10.14 are for the sole and exclusive benefit of Lenders, and neither Borrower, Guarantors nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower and Guarantors shall be entitled to rely on any decision, approval or other act by Administrative Agent as binding Lenders.

     SECTION 10.17. Roles of Agents. Neither Syndication Agent nor any other agent other than Administrative Agent shall have any duties or obligations, nor shall Syndication Agent or any such other agent take any action as an Agent, under this Agreement or the other Loan Documents other than, with respect to Syndication Agent, assisting in the syndication of the Credit Facilities or with respect to any other agent, as specifically designated by Administrative Agent. Any action to be taken by Agents under this Agreement or the other Loan Documents, other than syndicating the Credit Facilities, shall be taken solely by Administrative Agent.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies of Lenders hereunder and all agreements and obligations of Borrower, Guarantors, and Lenders hereunder, shall continue to exist until the Notes have been paid in full, the commitment of Lenders to make Advances hereunder has been terminated, all Letters of Credit have been terminated and all other Obligations have been paid in full.

     SECTION 11.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Administrative Agent, Borrower, the applicable Guarantor or the applicable Lender;



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

provided that notices to Administrative Agent under Article III and Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as set forth in Schedule I attached hereto. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 11.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

     SECTION 11.3. No Waivers. No failure or delay by any Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

     SECTION 11.4. Expenses; Documentary Taxes; Indemnification. Borrower and Guarantors, jointly and severally, agree to pay (a) all expenses of each Agent and the reasonable fees and disbursements of legal counsel for Lenders as a group, in connection with the negotiation, documentation and closing of the Credit Facilities, and thereafter all reasonable expenses of each Agent and Lenders in connection with any waiver or consent hereunder or under the other Loan Documents or any amendment, supplement or replacement of any of the Loan Documents, or any Default or alleged Default hereunder; and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by each Agent or Lenders, including fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Lenders in connection therewith. Borrower and Guarantors, jointly and severally, indemnify each Agent and each Lender and hold each Agent and each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and Lenders in connection with any investigative, administrative or judicial proceeding, whether or not Agents or Lenders shall be designated a party thereto) which may be incurred by any Agent or any Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes or the Letters of Credit; PROVIDED THAT NEITHER ANY AGENT NOR ANY LENDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT AGENT AND EACH LENDER SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS NEGLIGENCE (SOLE, CONTRIBUTORY, CONTINGENT OR OTHERWISE) WHETHER WHOLE OR IN PART.

     SECTION 11.5. Amendments and Waivers; Consent to Deviation. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if, such



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

amendment or waiver is in writing and is signed by Borrower, Administrative Agent and Required Lenders.

     SECTION 11.6. Survival. All representations, warranties and covenants made by Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Administrative Agent or Lenders of such Loan Documents or the extension of any of the Notes or the issuance of any of the Letters of Credit (or any part thereof), regardless of any investigation made by or on behalf of Agent or any Lender.

     SECTION 11.7. Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Borrower and each Guarantor confirm that there are no existing defenses, claims, counterclaims or rights of offset against any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents executed as of the date hereof and any of the transactions contemplated thereby, and Borrower and each Guarantor hereby expressly release and discharge each Lender, and its Representatives, from any and all such claims, known or unknown. Borrower and each Guarantor further confirm that no Lender has made any agreements with, or commitments or representations to, Borrower or any Guarantor (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

     THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, Borrower, each Guarantor and Lender acknowledge and agree that this Agreement and each of the other Loan Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code.

     SECTION 11.8. Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Credit Facilities and the Letters of Credit. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Notes or the Letters of Credit, or if acceleration of the maturity of the Notes, any prepayment by Borrower, or any other circumstance whatsoever, results in any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lenders that all excess amounts theretofore collected by Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so


CREDIT AGREEMENT                                                         PAGE 90
as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the state which govern this Agreement, or DIDMCA or any other applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under laws of the state which govern this Agreement. The provisions of this Section 11.8 shall control all agreements between Borrower and Lenders.

     SECTION 11.9. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 11.10. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Borrower shall not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of all of the Lenders. Lenders may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Note and its Revolving Loan Commitment Amount or Term Loan Commitment Amount, as applicable); provided, however, that

          (i) each such assignment shall be to an Eligible Assignee;

          (ii) except in the case of an assignment to another Lender, an Affiliate of any Lender or a Related Fund of any Lender, or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to (1) as to the Term Facility, Five Million and No/100 Dollars ($5,000,000.00), and (2) as to the Revolving Credit Facility, Ten Million and No/100 Dollars ($10,000,000.00) in Revolving Loan Commitment Amounts unless the Administrative Agent otherwise consents to a lesser amount;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the applicable Note, any assignment by a Revolving Lender of its interest in the Revolving Credit Facility prior



CREDIT AGREEMENT                                                         PAGE 91
     to the occurrence of an Event of Default must be made in a manner such that each Revolving Lender continues to own an interest in both the Long Term Revolving Facility and Short Term Revolving Facility which bears the same pro rata relationship as such facilities bear to each other in the aggregate; and

         (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance, with a copy to Borrower, an Assignment and Acceptance in the form of Exhibit D hereto, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.14.

     (b) Administrative Agent shall maintain at its address referred to in
Schedule I a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment Amount or Term Loan Commitment Amount, as applicable, owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment Amount or Term Loan Commitment Amount, as applicable, and its Note); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) prior to an Event of Default which has occurred and is continuing, such participant (unless it is a Related Fund or an Affiliate of a Lender) shall be approved by Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the selling Lender from Borrower within two (2) Business Days after notice of such proposed participation has been provided by the selling Lender



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to Borrower, (iv) the participant shall be entitled to the benefit of the yield protection provisions contained in Article III, and (v) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Note or extending the Revolving Facility or Term Facility, as applicable).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Note or any amount outstanding thereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or Borrower, pledge all or any portion of its Notes to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments. Additionally, any Lender that is not a fund may, with the consent of Administrative Agent, pledge all or any portion of its Notes to any trustee for, or any other representative of, holders of obligations owed by such Lender, as security for such obligations; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning Borrower or any of the Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 7.3 hereof; and provided, that until Borrower has approved or disapproved a prospective assignee or participant pursuant to this Agreement (if such approval is permitted by this Agreement), any Lender may provide to such prospective assignee or participant only information available to the public.

     SECTION 11.11. Senior Debt; Borrower Subordination. The indebtedness of Borrower and Guarantors hereunder and under the Notes and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of Borrower or any Guarantor or any other indebtedness of Borrower or any Guarantor secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply Lenders' consent to any such subordinate debt or Liens which is not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower or any Guarantor owing to any other Person, except with the knowledge and written consent of Lenders. If Borrower or any Guarantor is now or hereafter becomes indebted to Borrower or any other Guarantor, (a) such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and
(b) Borrower or any other Guarantor holding such inter-company indebtedness shall not be entitled after the occurrence of a Default to enforce or receive payment, directly or



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indirectly, of any such indebtedness until the Obligations have been fully and finally paid and performed.

     SECTION 11.12. Nonliability of Agent and Lender. The relationship between Borrower and Guarantors, on the one hand, and that of Agent and Lenders, on the other, shall be solely that of debtor and creditor. Neither Agent nor any Lender shall have any fiduciary responsibility to Borrower, Guarantors or any other Subsidiary. Borrower agrees that neither Agent nor any Lender shall have liability to Borrower or any Subsidiary (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any Subsidiary in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither Agent nor any Lender shall have any liability with respect to, and Borrower, each Guarantor and each other Subsidiary hereby waives, releases and agrees not to sue for, any special, indirect or punitive damages suffered by Borrower or any Subsidiary in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     SECTION 11.13. Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

     SECTION 11.14. APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES, RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OR OTHERWISE.

     SECTION 11.15. Submission To Jurisdiction; Service of Process.

     (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, Borrower and each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (b) Borrower and each Guarantor irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower or such Guarantor at its address provided herein.



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

     (c) Nothing contained in this Section 11.15 shall affect the right of any Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

     SECTION 11.16. JURY TRIAL WAIVER. BORROWER, GUARANTORS AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 11.17. Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

     SECTION 11.18. Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

     SECTION 11.19. Non-Waiver of Rights or Remedies. Except as otherwise set forth herein, this Agreement shall not be deemed (a) a waiver of, or consent by Administrative Agent or any Lender to any default or event of default which may exist or hereafter occur under the Third Loan Agreement or any of the Loan Documents, (b) a waiver by Administrative Agent or any Lender of any of Borrower's or Guarantor's obligations under the Third Loan Agreement or the Loan Documents, or (c) a waiver by Administrative Agent or any Lender of any rights, offsets, claims, or other causes of action that Administrative Agent or any Lender may have against Borrower or any Guarantor.

     SECTION 11.20. Judgment Currency.

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower and Guarantors in respect of any such sum due from it to Administrative Agent, the Lenders, or any other Person hereunder (the "Judgment Creditors") or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Judgment Creditor(s) of any sum adjudged to be so due in the Judgment Currency, Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Judgment Creditor(s) in the Agreement Currency, Borrower and each Guarantor jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Judgment Creditor(s) against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Judgment



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

Creditor(s) in such currency, the Judgment Creditor receiving such overpayment agrees to return the amount of any excess received by such entity to Borrower (or to any other Person who may be entitled thereto under applicable law).

     (b) Borrower and each Guarantor jointly and severally promise to indemnify each Judgment Creditor against and hold each Judgment Creditor harmless from all loss and damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof by Borrower, or any Guarantor. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Administrative Agent, the Required Lenders, or the Lenders from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

     SECTION 11.21. Consolidated Group. Borrower and Guarantors are engaged in the businesses set forth in Section 7.2 of this Agreement. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrower and Guarantors, as required for the continued successful operation of Borrower and Guarantors. Borrower and Guarantors have requested that Lenders make the Credit Facilities available primarily for the purposes of financing the operations of Borrower and Guarantors. Borrower and Guarantors expect to derive benefit (and the boards of directors or other governing body of each of Borrower and Guarantors may reasonably be expected to derive benefit), directly or indirectly, from the Credit Facilities established by Lenders, both in their separate capacities and as members of the group of companies, since the successful operation and condition of Borrower and each Guarantor is dependent on the continued successful performance of the functions of the group as a whole.

     SECTION 11.22. Amendment and Restatement/Renewal and Extension. Borrower and Guarantors acknowledge and agree that all liens and security interests securing the credit facilities under the Third Loan Agreement are hereby renewed and extended and continue to secure the Credit Facilities, which refinance, renew, extend and increase the credit facilities under the Third Loan Agreement pursuant to this Agreement. Each of the Revolving Lenders hereunder acknowledges that certain of the Revolving Lenders under the Third Loan Agreement are not parties to this Agreement, and to the extent that no individual Revolving Lender has agreed prior to the Closing Date to increase its Revolving Loan Commitment by the amount of any such former Revolving Lender's Revolving Loan Commitment Amount, each Revolving Lender agrees to fund its proportionate share of the outstanding balance of the revolving credit facility under the Third Loan Agreement, not to exceed its Revolving Loan Commitment Amount.



CREDIT AGREEMENT                                                         PAGE 96

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Closing Date.

                                   BORROWER:

                                   AMRESCO, INC., a Delaware corporation


                                   By: /s/ THOMAS J. ANDRUS
                                       ----------------------------------
                                           Thomas J. Andrus,
                                           Treasurer


                                   GUARANTORS:

                                   AFC EQUITIES, INC.
                                   AFC EQUITIES MANAGEMENT, INC.
                                   ALPINE, INC.
                                   AMREIT HOLDINGS, INC.
                                   AMREIT MANAGERS GP, INC.
                                   AMRESCO ATLANTA INDUSTRIAL, INC.
                                   AMRESCO BUILDERS GROUP, INC.
                                   AMRESCO CAPITAL CONDUIT CORPORATION
                                   AMRESCO CAPITAL LIMITED, INC.
                                   AMRESCO CAPITAL, L.P.
                                   AMRESCO CMF, INC.
                                   AMRESCO COMMERCIAL FINANCE, INC.
                                   AMRESCO CONSOLIDATION CORP.
                                   AMRESCO EQUITY INVESTMENTS, INC.
                                   AMRESCO EQUITY INVESTMENTS II, INC.
                                   AMRESCO FINANCE AMERICA CORPORATION
                                   AMRESCO FINANCIAL I, INC.
                                   AMRESCO FINANCIAL I, L.P.
                                   AMRESCO FUNDING CORPORATION
                                   AMRESCO FUNDING OF GEORGIA, L.P.
                                   AMRESCO FUNDING INVESTORS, INC.
                                   AMRESCO FUNDING MANAGEMENT, INC.
                                   AMRESCO FUNDING MID-ATLANTIC, INC.
                                   AMRESCO FUNDING PACIFIC, INC.




CREDIT AGREEMENT                                                         PAGE 97

                                   AMRESCO INDEPENDENCE FUNDING, INC.
                                   AMRESCO INSTITUTIONAL, INC.
                                   AMRESCO INVESTMENTS, INC.
                                   AMRESCO MANAGEMENT, INC.
                                   AMRESCO MBS II, INC.
                                   AMRESCO MORTGAGE CAPITAL LIMITED-I, INC.
                                   AMRESCO MORTGAGE SERVICES LIMITED, INC.
                                   AMRESCO NEW ENGLAND, L.P.
                                   AMRESCO NEW ENGLAND II, L.P.
                                   AMRESCO NEW ENGLAND, INC.
                                   AMRESCO NEW ENGLAND II, INC.
                                   AMRESCO NEW HAMPSHIRE, INC.
                                   AMRESCO NEW HAMPSHIRE, L.P.
                                   AMRESCO OVERSEAS, INC.
                                   AMRESCO PORTFOLIO INVESTMENTS, INC.
                                   AMRESCO PRINCIPAL MANAGERS I, INC.
                                   AMRESCO PRINCIPAL MANAGERS II, INC.
                                   AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
                                   AMRESCO RESIDENTIAL CREDIT CORPORATION
                                   AMRESCO RESIDENTIAL MORTGAGE
                                       CORPORATION
                                   AMRESCO RESIDENTIAL PROPERTIES, INC.
                                   AMRESCO RHODE ISLAND, INC.
                                   AMRESCO SERVICES, L.P.
                                   AMRESCO VENTURES, INC.
                                   AMRESCO 1994-N2, INC.
                                   AMRESCO TEXAS, INC.
                                   ASSET MANAGEMENT RESOLUTION COMPANY
                                   BEI 1992 - N1, INC.
                                   BEI 1993 - N3, INC.
                                   BEI 1994 - N1, INC.
                                   BEI MULTI-POOL, INC.
                                   BEI PORTFOLIO INVESTMENTS, INC.
                                   BEI PORTFOLIO MANAGERS, INC.
                                   BEI REAL ESTATE SERVICES, INC.
                                   BEI SANJAC, INC.
                                   COMMONWEALTH TRUST DEED SERVICES, INC.





CREDIT AGREEMENT                                                         PAGE 98

                                   ENT MIDWEST, INC.
                                   ENT NEW JERSEY, INC.
                                   ENT SOUTHERN CALIFORNIA, INC.
                                   EXPRESS FUNDING, INC.
                                   FINANCE AMERICA CORPORATION
                                   GRANITE EQUITIES, INC.
                                   HOLLIDAY FENOGLIO FOWLER, L.P.
                                   LIFETIME HOMES, INC.
                                   MARKETING SOLUTION PUBLICATIONS, INC.
                                   OAK CLIFF FINANCIAL, INC.
                                   PRESTON HOLLOW ASSET HOLDINGS, INC.
                                   QUALITY FUNDING, INC.
                                   SAVE-MORE INSURANCE SERVICES INC.
                                   WHITEROCK INVESTMENTS, INC.

                                   By: AMRESCO, INC., a Delaware corporation, as
                                       attorney-in-fact


                                       By: /s/ THOMAS J. ANDRUS
                                           ------------------------------------
                                               Thomas J. Andrus, as Treasurer




CREDIT AGREEMENT                                                         PAGE 99

                                   AGENT:

                                   NATIONSBANK, N.A.,
                                   a national banking association, as
                                   Agent for Lenders


                                   By: /s/ ELIZABETH KURILECZ
                                       ----------------------------------------
                                           Elizabeth Kurilecz
                                           Senior Vice President

                                   CREDIT SUISSE FIRST BOSTON


                                   By:   /s/ JAY CHALL
                                         --------------------------------------
                                   Name:     Jay Chall
                                         --------------------------------------
                                   Title:    Director
                                         --------------------------------------


                                   By:   /s/ JAMES H. LEE
                                         --------------------------------------
                                   Name:     James H. Lee
                                         --------------------------------------
                                   Title:    Assistant Vice President
                                         --------------------------------------


AMRESCO LOAN AGREEMENT                   SYNDICATION AGENT AND REVOLVING LENDER

                                   NATIONSBANK, N.A.,
                                   a national banking association


                                   By: /s/ ELIZABETH KURILECZ
                                       ----------------------------------------
                                           Elizabeth Kurilecz
                                           Senior Vice President



AMRESCO CREDIT AGREEMENT                              TERM AND REVOLVING LENDER

                                   BANK ONE, TEXAS, N.A.,
                                   a national banking association


                                   By:   /s/ KRISTIN BLANCHARD
                                         --------------------------------------
                                   Name:     Kristin Blanchard
                                         --------------------------------------
                                   Title:    Assistant Vice President
                                         --------------------------------------


AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   BANK UNITED,
                                   a federal savings bank


                                   By:   /s/ DEBORAH A. BOURQUE
                                         --------------------------------------
                                   Name:     Deborah A. Bourque
                                         --------------------------------------
                                   Title:    Regional Director
                                         --------------------------------------


AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   COMERICA BANK - TEXAS,
                                   a state banking association


                                   By:   /s/ DAVID TERRY
                                         --------------------------------------
                                   Name:      David Terry
                                         --------------------------------------
                                   Title:     Vice President
                                         --------------------------------------

AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   CREDIT LYONNAIS, NEW YORK BRANCH


                                   By:   /s/ W. JAY BUCKLEY
                                         --------------------------------------
                                   Name:     W. Jay Buckley
                                         --------------------------------------
                                   Title:    Vice President
                                         --------------------------------------


AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   FLEET BANK, N.A.,
                                   a national banking association


                                   By:   /s/ GERARD PAINTER
                                         --------------------------------------
                                   Name:     Gerard Painter
                                         --------------------------------------
                                   Title:     Vice President
                                         --------------------------------------


AMRESCO CREDIT AGREEMENT                              REVOLVING LENDER

                                   THE BANK OF NEW YORK,
                                   a national banking association


                                   By:   /s/ ROBERT A. TWEED
                                         --------------------------------------
                                   Name:     Robert A. Tweed
                                         --------------------------------------
                                   Title:    Vice President
                                         --------------------------------------


AMRESCO CREDIT AGREEMENT                              TERM AND REVOLVING LENDER

                                   LASALLE NATIONAL BANK


                                   By:   /s/ TERRY M. KEATING
                                         --------------------------------------
                                   Name:     Terry M. Keating
                                         --------------------------------------
                                   Title:    Senior Vice President
                                         --------------------------------------


AMRESCO CREDIT AGREEMENT                              TERM AND REVOLVING LENDER

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By:   /s/ JOHN P. CRENSHAW
                                         --------------------------------------
                                   Name:     John P. Crenshaw
                                         --------------------------------------
                                   Title:     Vice President
                                         --------------------------------------


AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   WELLS FARGO BANK (TEXAS), N.A.,
                                   a national banking association


                                   By:   /s/ CRAIG T. SCHEEF
                                         --------------------------------------
                                   Name:     Craig T. Scheef
                                         --------------------------------------
                                   Title:    Vice President
                                         --------------------------------------



AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   BEAR STEARNS INVESTMENT PRODUCTS,
                                   INC.



                                   By:   /s/ HARRY ROSENBERG
                                         --------------------------------------
                                   Name:     Harry Rosenberg
                                         --------------------------------------
                                   Title:    Authorized Signatory
                                         --------------------------------------



AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   PRUDENTIAL SECURITIES CREDIT CORP.


                                   By:   /s/ GEORGE D. MORGAN III
                                         --------------------------------------
                                   Name:     George D. Morgan III
                                         --------------------------------------
                                   Title:    Senior Vice President
                                         --------------------------------------



AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   DRESDNER BANK AG,
                                   NEW YORK & GRAND CAYMAN BRANCHES


                                   By:   /s/ JONATHAN WALLIN
                                         --------------------------------------
                                   Name:     Jonathan Wallin
                                         --------------------------------------
                                   Title:    Vice President
                                         --------------------------------------


                                   By:   /s/ J. CURTIN BEAUDOUIN
                                         --------------------------------------
                                   Name:     J. Curtin Beaudouin
                                         --------------------------------------
                                   Title:    First Vice President
                                         --------------------------------------



AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   PNC BANK, N.A.


                                   By:   /s/ JANICE BOLLING
                                         --------------------------------------
                                   Name:     Janice Bolling
                                         --------------------------------------
                                   Title:    Vice President
                                         --------------------------------------



AMRESCO CREDIT AGREEMENT                                       REVOLVING LENDER

                                   ML CLO XIX STERLING (CAYMAN) LTD.

                                   By: Sterling Asset Manager, L.L.C.,
                                       as its Investment Advisor

                                   By:   /s/ LOUIS PISTECCHIA
                                         --------------------------------------
                                   Name:     Louis Pistecchia
                                         --------------------------------------
                                   Title:    Executive Vice President
                                         --------------------------------------




AMRESCO CREDIT AGREEMENT                                            TERM LENDER

                                   ALLSTATE LIFE INSURANCE COMPANY


                                   By:   /s/ PATRICIA W. WILSON
                                         --------------------------------------
                                   Name:   Patricia W. Wilson
                                         --------------------------------------


                                   By:   /s/ JERRY D. ZINKULA
                                         --------------------------------------
                                   Name:     Jerry D. Zinkula
                                         --------------------------------------
                                   Its Authorized Signatories



AMRESCO CREDIT AGREEMENT                                            TERM LENDER

                                   ALLSTATE INSURANCE COMPANY


                                   By:   /s/ PATRICIA W. WILSON
                                         --------------------------------------
                                   Name:   Patricia W. Wilson
                                         --------------------------------------


                                   By:   /s/ JERRY D. ZINKULA
                                         --------------------------------------
                                   Name:     Jerry D. Zinkula
                                         --------------------------------------
                                   Its Authorized Signatories



AMRESCO CREDIT AGREEMENT                                            TERM LENDER

                                   STRATA FUNDING LTD.



                                   By:     /s/ JOHN CULLINANE
                                       ----------------------------------------
                                               John Cullinane



AMRESCO CREDIT AGREEMENT                                            TERM LENDER

                                   CERES FINANCE LTD.



                                   By: /s/ JOHN CULLINANE
                                       ----------------------------------------
                                           John Cullinane




AMRESCO CREDIT AGREEMENT                                            TERM LENDER

                                   SCHEDULE I

                              LENDERS AND BORROWER

I.   LENDERS, AGENTS AND ARRANGERS

     A.   ADMINISTRATIVE AGENT

          NATIONSBANK, N.A.
          901 Main Street, 66th Floor
          Dallas, Texas  75202
          Attn: Elizabeth Kurilecz
          Tel:  (214) 508-0975
          Fax:  (214) 508-0338

     B.   SYNDICATION AGENT

          CREDIT SUISSE FIRST BOSTON
          Eleven Madison Avenue
          New York, New York 10010
          Attn: Jay Chall
          Tel: (212) 325-9010
          Fax: (212) 325-8320

     C.   ARRANGERS

          NATIONSBANC MONTGOMERY SECURITIES LLC
          901 Main Street, 66th Floor
          Dallas, Texas 75202
          Attn: Gary Kahn
          Tel: (214) 508-3507
          Fax: (214) 325-8320

          CREDIT SUISSE FIRST BOSTON
          Eleven Madison Avenue
          New York, New York 10010
          Attn: Jay Chall
          Tel: (212) 325-9010
          Fax: (212) 325-8320

     C.   REVOLVING LENDERS:

          NATIONSBANK, N.A.
          901 Main Street, 66th Floor
          Dallas, Texas  75202
          Attn: Elizabeth Kurilecz
          Tel:  (214) 508-0975
          Fax:  (214) 508-0338

          BANK ONE, TEXAS, NA
          1717 Main Street, 4th Floor
          Dallas, Texas  75201
          Attn:  Kristin Blanchard
          Tel:  (214) 290-3028
          Fax:  (214) 290-2054

          BANK UNITED
          3100 S.W. Freeway
          Suite 1325
          Houston, TX 77027
          Attn: Deborah A. Bourque
          Tel:  (713) 543-6397
          Fax:  (713) 543-6022

          COMERICA BANK - TEXAS
          8828 Stemmons, Suite 441
          Dallas, Texas  75247
          Attn:  David Terry
          Tel:  (214) 841-4419
          Fax:  (972)-263-9837

          CREDIT LYONNAIS, NEW YORK BRANCH
          1301 6th Avenue
          New York, New York 10019
          Attn: Paul Connolly
          Tel: (212) 261-3885
          Fax: (212) 261-3401

          FLEET BANK, N.A.
          1185 Avenue of the Americas
          16th Floor
          New York, New York 10036
          Attn: Gerard Painter
          Tel: (212) 819-6081
          Fax: (212) 819-6207

          THE BANK OF NEW YORK
          One Wall Street, 17th Floor
          New York, NY 10286
          Attn: Robert A. Tweed
          Tel: (212) 635-6465
          Fax: (212) 635-6468



SCHEDULE I TO CREDIT AGREEMENT -                                          Page 2
LENDERS AND BORROWERS

          LASALLE NATIONAL BANK
          135 South LaSalle Street
          Chicago, Illinois 60603
          Attn: Terry Keating
          Tel: (312) 904-2689
          Fax: (312 904-2903

          U.S. BANK NATIONAL ASSOCIATION
          601 2nd Avenue South
          MPFP 0508
          Minneapolis, Minnesota 55402
          Attn: John Crenshaw
          Tel: (612) 973-0572
          Fax: (612) 973-0826

          WELLS FARGO BANK (TEXAS), N.A.
          1445 Ross Avenue, 3rd Floor
          Dallas, Texas  75202
          Attn:  Craig T. Scheef
          Tel:  (214) 740-1548
          Fax:  (214) 740-1543

          CREDIT SUISSE FIRST BOSTON
          Eleven Madison Avenue
          New York, New York 10010
          Attn: Jay Chall
          Tel: (212) 325-9010
          Fax: (212) 325-8320

          BEAR STEARNS INVESTMENT PRODUCTS, INC.
           245 Park Avenue, 4th Floor
          New York, NY 10167
          Attn: Mark A. Sorenson
          Tel: (212) 272-7959
          Fax: (212) 272-4844

          PRUDENTIAL SECURITIES CREDIT CORP.
          One New York Plaza
          14th Floor
          New York, NY 10292-2014
          Attn: Brendan Keane
          Tel: (212) 778-5852
          Fax: (212) 778-7401




SCHEDULE I TO CREDIT AGREEMENT -                                          Page 3
LENDERS AND BORROWERS

          DRESDNER BANK AG,
          NEW YORK & GRAND CAYMAN BRANCHES
          75 Wall Street
          New York, NY 10005
          Attn: J. Curtin Beaudouin
          Tel: (212) 429-2120
          Fax: (212) 429-2524

          PNC BANK, N.A.
          500 West Jefferson Street
          Suite 1100
          Louisville, Ky 40202
          Attn: Janice Bolling
          Tel: (502) 581-3112
          Fax: (502) 581-3844

     D.   TERM LENDERS

          THE BANK OF NEW YORK
          One Wall Street, 17th Floor
          New York, NY 10286
          Attn: Robert A. Tweed
          Tel: (212) 635-6465
          Fax: (212) 635-6468

          ML CLO XIX STERLING (CAYMAN) LTD.
          c/o Sterling Asset Management, L.L.C.
          40 Fulton Street, 10th Floor
          New York, NY 10038
          Attn: Rafael Scolari
          Tel: (212) 406-3580
          Fax: (212) 406-3710

          ALLSTATE LIFE INSURANCE COMPANY
          3075 Sanders Road, Suite G3A
          Northbrook, IL  60062-7127
          Attn: Tom Napholz
          Tel: (847) 402-7835
          Fax: (847) 402-3092

          KZH HOLDING CORPORATION III (OAKMONT)
          c/o The Chase Manhattan Bank
          450 West 33rd Street - 15th Floor
          New York, NY 10001
          Attn: Virginia Conway
          Tel: (212) 946-7575
          Fax: (212) 946-7776



SCHEDULE I TO CREDIT AGREEMENT -                                          Page 4
LENDERS AND BORROWERS

          NATIONSBANK, N.A.
          100 North Tryon Street
          NCI-007-06-07
          Charlotte, NC 28255
          Attn: Kelly C. Walker
          Tel: (704) 388-8943
          Fax: (704) 388-0648

          STRATA FUNDING LTD.
          State Street Bank & Trust Co.
          Corporate Trust Dept.
          Two International Place
          Boston, MA 02110
          Attn: Bill Czar
          Tel: (617) 664-5206
          Fax: (617) 664-5366

          CERES FINANCE LTD.
          State Street Bank & Trust Co.
          Corporate Trust Dept.
          Two International Place
          Boston, MA 02110
          Attn: Bill Czar
          Tel: (617) 664-5206
          Fax: (617) 664-5366

          PACIFICA PARTNERS I, L.P.*
          c/o Imperial Credit Asset Management
          1530 S. Rodeo Drive, Suite 230
          Beverly Hills, CA 90212
          Attn: Mike Bacevich
          Tel: (310) 246-3726
          Fax: (310) 246-3715

          LASALLE NATIONAL BANK
          135 South LaSalle Street
          Chicago, Illinois 60603
          Attn: Terry Keating
          Tel: (312) 904-2689
          Fax: (312 904-2903

          ALLSTATE INSURANCE COMPANY
          3075 Sanders Road, Suite G3A
          Northbrook, IL  60062-7127
          Attn: Tom Napholz
          Tel: (847) 402-7835
          Fax: (847) 402-3092

          *By assignment from NationsBank, N.A.



SCHEDULE I TO CREDIT AGREEMENT -                                          Page 5
LENDERS AND BORROWERS

                                        REVOLVING LOAN COMMITMENT AMOUNT
                                                                       REVOLVING         PART.
                    SHORT TERM       LONG TERM        AGGREGATE          LOAN            FEE
                                                                      PERCENTAGE       AMOUNT
REVOLVING
LENDERS:
NationsBank        $ 18,750,000     $ 56,250,000     $ 75,000,000     11.19402985%
Credit Suisse      $ 18,750,000     $ 56,250,000     $ 75,000,000     11.19402985%
First Boston
U.S. Bank          $ 18,750,000     $ 56,250,000     $ 75,000,000     11.19402985%     $562,500
Bank One           $ 12,500,000     $ 37,500,000     $ 50,000,000      7.46268657%     $250,000
Bank United        $ 12,500,000     $ 37,500,000     $ 50,000,000      7.46268657%     $250,000
Fleet Bank         $ 12,500,000     $ 37,500,000     $ 50,000,000      7.46268657%     $250,000
Prudential Sec.    $ 12,500,000     $ 37,500,000     $ 50,000,000      7.46268657%     $250,000
LaSalle Bank       $ 11,250,000     $ 33,750,000     $ 45,000,000      6.71641791%     $250,000
Bank of            $ 11,250,000     $ 33,750,000     $ 45,000,000      6.71641791%     $250,000
New York
Dresdner Bank      $  8,750,000     $ 26,250,000     $ 35,000,000      5.22388060%     $122,500
Comerica           $  7,500,000     $ 22,500,000     $ 30,000,000      4.47761194%     $ 75,000
Bear Stearns       $  6,250,000     $ 18,750,000     $ 25,000,000      3.73134328%     $ 62,500
Credit Lyonnais    $  6,250,000     $ 18,750,000     $ 25,000,000      3.73134328%     $ 62,500
Wells Fargo        $  6,250,000     $ 18,750,000     $ 25,000,000      3.73134328%     $ 62,500
PNC Bank           $  3,750,000     $ 11,250,000     $ 15,000,000      2.23880597%     $ 22,500
                   ------------     ------------     ------------    ------------  ------------
  Total            $167,500,000     $502,500,000     $670,000,000      100.000000%
===============    ============     ============     ============    ============  ============


SCHEDULE I TO CREDIT AGREEMENT -                                          Page 6
LENDERS AND BORROWERS

                          TERM LOAN       TERM LOAN     PARTICIPATION
                          COMMITMENT     PERCENTAGE      FEE AMOUNT
                            AMOUNT
    TERM LENDERS:
Pacifica Partners*       $10,000,000     14.8148148%       $10,000
ML CLO XIX               $10,000,000     14.8148148%       $10,000
NationsBank              $ 7,500,000     11.1111112%        $7,500
KZH Holding              $ 5,100,000      7.5555556%        $5,100
Allstate Life
Insurance Company        $ 5,000,000      7.4074074%        $5,000
Allstate Insurance
Company                  $ 5,000,000      7.4074074%        $5,000
Bank of New York         $ 5,000,000      7.4074074%    included above
NationsBank              $ 5,000,000      7.4074074%        $5,000
LaSalle Bank             $ 5,000,000      7.4074074%    included above
Ceres                    $ 4,950,000      7.3333333%        $4,950
Strata                   $ 4,950,000      7.3333333%        $4,950
                         -----------     ----------     --------------
Total                    $67,500,000          100.0%
==================       ===========     ==========     ==============

*By assignment from NationsBank, N.A.

II.     BORROWER

AMRESCO, INC.
700 N. Pearl Street
Suite 2400
Dallas, Texas  75201-7424
Attn:  Treasurer
Fax No.:  (214) 953-7828

with a copy to:
AMRESCO, INC.
700 N. Pearl Street
Suite 2400
Dallas, Texas  75201-7424
Attn: General Counsel
Fax No.:  (214) 953-7757



SCHEDULE I TO CREDIT AGREEMENT -                                          Page 7
LENDERS AND BORROWERS

                                   SCHEDULE II

         COMMITMENT FEE PERCENTAGE; LIBOR MARGIN; LETTER OF CREDIT FEES

           Ratio of Total Consolidated
              Debt Less Outstanding
           Balance of Warehouse Lines                         Commitment       Letter of
           to Borrower's Consolidated         LIBOR              Fee           Credit Fee
TIERS              Net Worth*                Margin**         Percentages      Percentages
-----      ---------------------------    --------------     -------------     -----------
I           Greater than or equal to      (a) 162.5 b.p.     (c) 37.5 b.p.       162.5 b.p
                      2.50X               (b) 225.0 b.p.     (d) 35.0 b.p
-----      ---------------------------    --------------     -------------     -----------
II          Greater than or equal to      (a) 137.5 b.p.     (c) 25.0 b.p.       137.5 b.p
            1.50X but less than 2.50X     (b) 200.0 b.p.     (d) 22.5 b.p.
-----      ---------------------------    --------------     -------------     -----------
III         Greater than or equal to      (a) 125.0 b.p.     (c) 25.0 b.p.       125.0 b.p
            1.00X but less than 1.50X     (b) 200.0 b.p.     (d) 22.5 b.p.
-----      ---------------------------    --------------     -------------     -----------
IV               Less than 1.00X          (a) 100.0 b.p.     (c) 25.0 b.p.         100 b.p
                                          (b) 175.0 b.p.     (d) 22.5 b.p.
=====      ===========================    ==============     =============     ===========


(a) - The LIBOR Margin for the Revolving Credit Facility.

(b) - The LIBOR Margin for the Term Facility.

(c) - The Commitment Fee for the Long Term Revolving Facility

(d) - The Commitment Fee for the Short Term Revolving Facility

* - The calculation of the applicable ratio of Total Consolidated Debt less outstanding balance of Warehouse Lines to Borrower's Consolidated Net Worth shall be made and effective on the first day of the calendar month in which Administrative Agent receives the quarterly financial statements and related officer's certificate required to be delivered by Borrower pursuant to Section 7.2 (b) and (c) showing that such adjustment is appropriate (except that with respect to any Adjusted LIBOR Rate or Competitive Bid Loan then in effect, such change shall occur at the end of the applicable Interest Period or maturity as to the related Advance, LIBOR Rate Portion or Competitive Bid Loan),

** - Should Borrower receive an Investment Grade rating on its senior unsecured long term debt from both Standard & Poor's Ratings Group (a Division of McGraw - Hill, Inc.) and Moody's Investors Service, Inc., the LIBOR Margin and Letter of Credit Fee Percentages shall be reduced by 25 basis points


SCHEDULE II TO REVOLVING LOAN AGREEMENT -                             SOLO PAGE
FACILITY FEE PERCENTAGE; LIBOR MARGIN

                                  SCHEDULE III
                              CAPITAL ADEQUACY TEST

             ASSETS                                  ADVANCE %
             ------                                  ---------
Cash and Equivalents                                   100%
Temporary Investments                                  100%
Accounts Receivable (net of reserves)
      Management Contracts                              85%   (0% until 1/1/99)
Amresco Capital Trust Stock Held                        50%
Loans held for sale, net
      Residential Mortgage - Originated                100%
      Residential Mortgage - Wholesale                  95%
      Residential Mortgage - Impaired                   80%
      Residential Mortgage - FHA/VA                    100%**
      Commercial Mortgage                               95%
      Commercial Mortgage - FNMA                       100%**
      Commercial Mortgage - Small Business              95%
      Commercial Finance - Franchise                    98%
      Commercial Finance - Construction                 95%
      Commercial Finance - Sba Guaranteed               98%
      Commercial Finance - Sba Non-guarantied           75%
      Commercial Finance - Telecapital                  85%
Loans, Net
      Residential Mortgage                             100%
      Commercial Mortgage - Servicing Advances          90%
      Commercial Finance - Real Estate Structure        85%
      Finance
      Commercial Finance - Builders Group               85%
      Commercial Finance - BLD                          85%
      Commercial Finance - SBA Guarantied               98%
      Commercial Finance - SBA Non-Guarantied           75%
      Commercial Finance - Telecapital                  85%
      Corporate and other                               85%
Investments in Purch. Loan and Other Asset Port.
      Loan Portfolios
         Foreign                                        80%
         Domestic                                       85%
      Real Estate
         Foreign                                        80%
         Domestic                                       85%
      Partnerships and Joint Ventures                   70%
Asset Backed and Other Securities Available for         75%
Sale
Retained Interests In Securitization
      Residential Mortgage                              70%
      NIMS                                              25%
      Commercial Lending                                85%
New Asset Pool*                                         50%
Premises and Equipment, Net of Acc. Depreciation        50%
Intangibles                                              0%
Other Assets                                             0%
Deferred Income Taxes                                    0%
Funded Debt
      Notes Payable - Banks                            100%
      Notes Payable                                    100%
      Warehouse Loans Payable
         Residential                                   100%
         Comm. Mort.                                   100%
         Comm. Finance                                 100%
      Senior Notes                                     100%
      Senior Subordinated Notes                         50%
      Convertible Debt                                  50%
Guaranties                                             100%
L/C Outstanding                                        100%


SCHEDULE III TO CREDIT AGREEMENT -                                        PAGE 1
CAPITAL ADEQUACY TEST

*An advance rate of 50% will be applied to any new asset class; provided that Borrower shall be entitled to add a new class of assets with a higher advance rate than 50%, by delivering a written request for such approval to Administrative Agent and the Lenders so long as such request is not refused by the Required Lenders within thirty (30) days of receipt of such request (the addition of any new class shall be effective, if no objection is raised, on the first reporting date after the expiration of such thirty day period)

**The advance rate used for "Loans held for sale, net - Residential Mortgage FHA/VA" and "Loans held for sale, net - Commercial Mortgage FNMA" are based on Borrower, or its applicable Subsidiary, obtaining financing for the origination or acquisition for such loans at a 100% advance rate. if the advance rate obtained by Borrower or the applicable Subsidiary is less than 100% then the advance rate for "Loans held for sale - Residential FHA/VA" shall be 98% and "Loans held for sale, net - Commercial FNMA" shall be 99%.


SCHEDULE III TO CREDIT AGREEMENT -                                        PAGE 2
CAPITAL ADEQUACY TEST

                                   SCHEDULE IV
                           ASSET COVERAGE REQUIREMENT

                                                              Balance                       Pledged       Advance     Net Asset
                                                              -------                       -------       -------     ---------
                  Assets                                    Sheet Values     Less Ncv       Assets           %          Value)
                  ------                                    ------------     --------       ------          ---
                                                                (a)            (b)        (a)-(b)=(c)       (d)       (c) x d = e)
Cash and Equivalents                                                                                        100%
Accounts Receivable (Net of Reserves)
     Management Contracts                                                                                    85%
AMRESCO CAPITAL TRUST Stock Held                                                                             50%(g)
Loans held for sale, net
     Residential Mortgage - Originated                                                                      100%
     Residential Mortgage - Wholesale                                                                        95%
     Residential Mortgages - Impaired                                                                        80%
     Residential Mortgage - FHA/VA                                                                           98%
     Commercial Mortgage                                                                                     95%
     Commercial Mortgage - FNMA                                                                              99%
     Commercial Finance - Small Business                                                                     95%
     Commercial Finance - Franchise                                                                          98%
     Commercial Finance - Construction                                                                       95%
     Commercial Finance - Guarantied                                                                         98%
     Commercial Finance - SBA Non-Guarantied                                                                 75%
     Commercial Finance - Telecapital                                                                        85%
Loans, net
     Residential Mortgage                                                                                   100%
     Commercial Mortgage - Servicing Advances                                                                90%
     Commercial Finance - Real Estate Structure Finance                                                      85%
     Commercial Finance - Builders Group                                                                     85%
     Commercial Finance - BLD                                                                                85%
     Commercial Finance - SBA Guarantied                                                                     98%
     Commercial Finance - SBA Non-Guarantied                                                                 75%
     Commercial Finance - Telecapital                                                                        85%
     Corporate and Other                                                                                     85%
Cmbs Servicing Strips                                                                                        50%
Investments in purch. Loan and other asset port.
     Loan portfolios
         Foreign                                                                                              0%
         Domestic                                                                                            85%
     Real Estate
         Foreign                                                                                              0%
         Domestic                                                                                            85%
     Partnerships and joint ventures                                                                         70%
Asset backed and other securities available for sale                                                         75%
Retained interests in securitizations-trading
     Residential Mortgage                                                                                    70%
     Nim                                                                                                     25%
     Commercial Lending Corporation                                                                          85%
New Asset Pool (f)                                                                                           50%
Premises and equipment, net of acc. depreciation                                                             50%
Other Assets                                                                                                  0%
Intangible Assets                                                                                             0%
Deferred Income Taxes                                                                                         0%
                                                            ------------     ----------   -----------     -----      ----------


SCHEDULE IV TO CREDIT AGREEMENT                                           PAGE 1
ASSET COVERAGE REQUIREMENT

                                                              Balance                       Pledged       Advance     Net Asset
                                                              -------                       -------       -------     ---------
                  Assets                                    Sheet Values     Less Ncv       Assets           %          Value)
                  ------                                    ------------     --------       ------          ---
                                                                (a)            (b)        (a)-(b)=(c)       (d)       (c) x d = e)

     Total Asset Values
Ratio of Net Asset Value to Aggregate Outstandings under Credit Facilities plus Letter of Credit Exposure must be greater than 1.4 to 1.0


(a)  Value of Borrower's assets per balance sheet
(b)  Assets pledged under other credit facilities
(c)  Balance sheet value less assets pledged under other facilities
(d)  Advance rate applied
(e)  Value of assets securing Credit Facilities times Advance Percentage
(f) An advance rate of 50% will be applied to any new asset class; provided that (i) the total value related to new asset classes included in the calculation of the Asset Coverage Requirement shall be the lesser of $100,000,000 or an amount equal to 10% of the total "Pledged Assets" value included in such calculation, and (ii) Borrower shall be entitled to add a new class of assets with a higher advance rate than 50%, by delivering a written request for such approval to Administrative Agent and the Lenders so long as such request is not refused by the Required Lenders within thirty (30) days of receipt of such request (the addition of any new class shall be effective, if no objection is raised, on the first reporting date after the expiration of such thirty day period)
(g)  0% until 1/1/99


SCHEDULE IV TO CREDIT AGREEMENT                                           PAGE 2
ASSET COVERAGE REQUIREMENT

                                   EXHIBIT A
                                                    LONG TERM REVOLVING FACILITY
                                                                OR
                                                   SHORT TERM REVOLVING FACILITY

                                 REVOLVING NOTE

$________________                 Dallas, Texas              _________ __, 1997


         FOR VALUE RECEIVED, AMRESCO, INC., a Delaware corporation, and the other parties executing this Note or hereafter added hereto as "Maker" (collectively "Makers"), hereby, jointly and severally, promise to pay to the order of _____________________________ ("Lender") in care of Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address in Dallas County, Texas, given to Makers by Agent, the principal sum of ____________________________ Dollars ($______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Note has been executed and delivered pursuant to the terms of that certain Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated the date hereof, executed by and among Makers, Agent and the Lenders (which includes the payee of this Note) and is one of the notes defined therein as a "Revolving Note", the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Credit Agreement. The terms of the Credit Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

         This Note is secured by the Collateral Assignment, the Pledge Agreements, the Security Agreement, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Credit Agreement and all the other Loan Documents. [This Note renews, extends and replaces that certain Promissory Note dated ______________, in the amount of $________, executed by Makers, payable to Lender.]

         1.      Interest and Payment.

                 (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the [as applicable, Long Term or Short Term] Revolving Facility Termination Date.

                 (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Makers' option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Credit Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Credit Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to any Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Credit Agreement.


EXHIBIT A TO CREDIT AGREEMENT
REVOLVING NOTE                                                            PAGE 2

                 (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Credit Agreement concerning the terms, manner and agreements related to the interest rate elections available to Makers under this Note.

                 (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Credit Agreement, which provides, in part, for quarterly payments of interest on the first (1st) day of each calendar quarter, commencing on October 1, 1998, and continuing on the first (1st) day of each January, April, July and October during the Credit Period.

                 (e) Costs Due to Regulatory Changes. Makers shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advance or Alternate Currency Advance. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

                 (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, unless otherwise provided by law.

                 (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the [as applicable, Long Term or Short Term] Revolving Facility, the total amount of interest paid or accrued on the [as applicable, Long Term or Short Term] Revolving Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Makers shall pay to Administrative Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and
(b) the amount of interest actually paid on the [as applicable, the Long Term or Short Term] Revolving Facility.

         2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

         3.      Remedies.

                 (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Administrative Agent in accordance with the terms of Articles IX and X of the Credit Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Credit Agreement or any other Loan Document, or at law or in equity.

                 (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power



EXHIBIT A TO CREDIT AGREEMENT
REVOLVING NOTE                                                            PAGE 3
or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         4.      Usury Savings Provisions.

                 (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

                 (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Makers and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Makers, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Makers and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Makers), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the state which governs the Credit Agreement, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under the laws of the state which governs the Credit Agreement. The provisions of this paragraph shall control all agreements between Makers and Lender.



EXHIBIT A TO CREDIT AGREEMENT
REVOLVING NOTE                                                            PAGE 4

         5.      General Provisions.

                 (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

                 (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including, without limitation, Article III of the Credit Agreement.

                 (c) Prepayments. Prepayments may be made, and as provided in Section 3.6 of the Credit Agreement are required to be made, on this Note subject to and in accordance with

Section 3.6 of the Credit Agreement.

                 (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 9.10 of the Credit Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Makers to the holder hereof in such order and manner as the Required Lenders shall deem appropriate, any instructions from Makers or anyone else to the contrary notwithstanding.

                 (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

                 (f) Waivers and Acknowledgments. Each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Credit Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor;
(ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon;
(iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against any Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor;
(iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

                 (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

                 (h) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in
Section 11.2 of the Credit Agreement.



EXHIBIT A TO CREDIT AGREEMENT
REVOLVING NOTE                                                            PAGE 5

                 (i) Assignments/Participations. Makers acknowledge and agree that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Revolving Credit Facility or transfer to any Person a participation interest in the Revolving Credit Facility, subject to and in accordance with the terms and conditions of the Credit Agreement, including Section 11.10 thereof.

                 (j) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Makers shall bind their successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Credit Agreement.

                 (k) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY NEW YORK LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE CREDIT AGREEMENT OR OTHERWISE.

                 (l) Time of the Essence. Time shall be of the essence in this Note with respect to all of Makers' obligations hereunder.

                 (m) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                        MAKER:

                                        AMRESCO, INC., a Delaware
                                         corporation


                                        By:
                                           -----------------------------------
                                               Thomas J. Andrus,
                                               Treasurer



EXHIBIT A TO CREDIT AGREEMENT
REVOLVING NOTE                                                            PAGE 6

                                  EXHIBIT A-1


                                   TERM NOTE


$________________                 Dallas, Texas             __________ __, 1997


         FOR VALUE RECEIVED, AMRESCO, INC., a Delaware corporation, and the other parties executing this Note or hereafter added hereto as "Maker" (collectively "Makers"), hereby, jointly and severally, promise to pay to the order of _____________________________ ("Lender") in care of Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address in Dallas County, Texas, given to Makers by Agent, the principal sum of ____________________________ Dollars ($______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Note has been executed and delivered pursuant to the terms of that certain Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated the date hereof, executed by and among Makers, Agent and the Lenders (which includes the payee of this Note) and is one of the notes defined therein as a "Term Note", the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Credit Agreement. The terms of the Credit Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

         This Note is secured by the Collateral Assignment, the Pledge Agreements, the Security Agreement, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Credit Agreement and all the other Loan Documents. [This Note renews, extends and replaces that certain Promissory Note dated ______________, in the amount of $________, executed by Makers, payable to Lender.]

         1.      Interest and Payment.

                 (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Term Facility Termination Date.

                 (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Makers' option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Credit Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Credit Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to any Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Credit Agreement.



EXHIBIT A-1 TO CREDIT AGREEMENT
TERM NOTE                                                                PAGE 1

                 (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Credit Agreement concerning the terms, manner and agreements related to the interest rate elections available to Makers under this Note.

                 (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Credit Agreement, which provides, in part, for (i) quarterly payments of interest on the first (1st) day of each calendar quarter, commencing on October 1, 1998, and continuing on the first (1st) day of each October, January, April and June during the Credit Period, and (ii) an annual principal payment in an amount equal to $_______[1% of the principal] on ________ of each year, commencing on _______, 199__, and continuing on each ________ thereafter during the Credit Period.

                 (e) Costs Due to Regulatory Changes. Makers shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

                 (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, unless otherwise provided by law.

                 (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Term Facility, the total amount of interest paid or accrued on the Term Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Makers shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Term Facility.

         2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

         3.      Remedies.

                 (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Agent in accordance with the terms of Articles IX and X of the Credit Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Credit Agreement or any other Loan Document, or at law or in equity.





EXHIBIT A-1 TO CREDIT AGREEMENT
TERM NOTE                                                                PAGE 2

                 (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         4.      Usury Savings Provisions.

                 (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

                 (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Makers and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Makers, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Makers and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Makers), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the state which governs the Credit Agreement, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under the laws of the state which governs the Credit Agreement. The provisions of this paragraph shall control all agreements between Makers and Lender.





EXHIBIT A-1 TO CREDIT AGREEMENT
TERM NOTE                                                                PAGE 3

         5.      General Provisions.

                 (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

                 (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including, without limitation, Article III of the Credit Agreement.

                 (c) Prepayments. Prepayments may be made, and as provided in Section 3.6 of the Credit Agreement are required to be made, on this Note subject to and in accordance with Section 3.6 of the Credit Agreement.

                 (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 9.10 of the Credit Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Makers to the holder hereof in such order and manner as the Required Lenders shall deem appropriate, any instructions from Makers or anyone else to the contrary notwithstanding.

                 (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

                 (f) Waivers and Acknowledgments. Each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Credit Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor;
(ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon;
(iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against any Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor;
(iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.



EXHIBIT A-1 TO CREDIT AGREEMENT
TERM NOTE                                                                 PAGE 4

                 (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

                 (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

                 (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in
Section 11.2 of the Credit Agreement.

                 (j) Assignments/Participations. Makers acknowledge and agree that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Term Facility or transfer to any Person a participation interest in the Term Facility, subject to and in accordance with the terms and conditions of the Credit Agreement, including
Section 11.10 thereof.

                 (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Makers shall bind their successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Credit Agreement.

                 (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY NEW YORK LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE CREDIT AGREEMENT OR OTHERWISE.

                 (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Makers' obligations hereunder.

                 (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





EXHIBIT A-1 TO CREDIT AGREEMENT
TERM NOTE                                                                PAGE 5

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                        MAKER:

                                        AMRESCO, INC., a Delaware corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



EXHIBIT A-1 TO CREDIT AGREEMENT
TERM NOTE                                                                PAGE 6

                                   EXHIBIT A-2
                                                               ________________
                                                                    (Date)

                              COMPETITIVE BID NOTE

         This Note is being executed and delivered pursuant to the terms of that certain Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement"), dated August __, 1998, executed by and among AMRESCO, INC., a Delaware corporation ("Borrower"), certain entities listed as "Guarantors" on Schedule A attached thereto, NationsBank, N.A., as administrative Agent (the "Administrative Agent"), Credit Suisse First Boston, as syndication agent, and the Lenders (which includes the payee of this Note) and is one of the notes defined therein as a "Competitive Bid Note", the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Credit Agreement. The terms of the Credit Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

         Lender has submitted to Borrower the Competitive Bid Quote attached to this Note and Borrower has accepted all or a portion of the offer reflected in such Competitive Bid Quote pursuant to the terms of the Competitive Bid Acceptance Notice attached hereto (the "Accepted Terms")

         Borrower promises to pay to the order of ___________________________ (the "Lender") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to the Accepted Terms, in immediately available funds at the main Dallas, Texas office of NationsBank, N.A., a national banking association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates included in the Accepted Terms. Borrower shall pay the principal of and accrued and unpaid interest on each Competitive Bid Loan in full on the last day of the applicable Interest Period as included in the Accepted Terms.

         Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder, provided that its failure to do so shall not absolve Borrower of its obligations hereunder or under any other Loan Document.

         This Note is secured by the Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby, and guaranteed by the Guaranty Agreements. Any holder shall be entitled to all benefits and remedies and security set forth in the Credit Agreement and all the other Loan Documents.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY NEW YORK LAW, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE CREDIT AGREEMENT OR OTHERWISE.

         Time shall be of the essence in this Note with respect to all of Borrower's obligations hereunder.

         THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



EXHIBIT A-2 TO CREDIT AGREEMENT
COMPETITIVE BID NOTE                                                     PAGE 1

         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

                                           BORROWER:

                                           AMRESCO, INC., a Delaware
                                            corporation


                                           By:
                                              ---------------------------------
                                                  Thomas J. Andrus,
                                                  Treasurer





EXHIBIT A-2 TO CREDIT AGREEMENT
COMPETITIVE BID NOTE                                                     PAGE 2

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                     COMPETITIVE BID NOTE OF AMRESCO, INC.,
                             DATED __________, _____



                     Principal          Principal
                     Amount of           Amount       Unpaid
      Date     Competitive Bid Loan       Paid        Balance
      ----     --------------------     ---------     -------




EXHIBIT A-2 TO CREDIT AGREEMENT
COMPETITIVE BID NOTE                                                     PAGE 3

                DOCUMENTS TO BE ATTACHED TO COMPETITIVE BID NOTE


o        COMPETITIVE BID QUOTE

o        COMPETITIVE BID ACCEPTANCE NOTICE





EXHIBIT A-2 TO CREDIT AGREEMENT
COMPETITIVE BID NOTE                                                     PAGE 4

                                  EXHIBIT A-3

                                 SWINGLINE NOTE


$______________                                               ___________, ____


         AMRESCO, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A., a national banking association (the "Lender") the lesser of the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000) or the aggregate principal amount of all Swingline Advances made by Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at the main Dallas, Texas office of the Administrative Agent (as defined in the Credit Agreement), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Swingline Advances in full on demand by Lender, but in any event on or before the Long Term Revolving Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Swingline Advance and the date and amount of each principal payment hereunder, provided that its failure to do so shall not absolve the Borrower of its obligations hereunder or under any other Loan Documents.

         This Note is the Swingline Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of August __, 1998 (which, as it may be amended or modified and in effect from time to time, is herein called the "Credit Agreement"), among the Borrower, the lenders parties thereto, including without limitation the Lender, NationsBank, N.A., as Administrative Agent, and Credit Suisse First Boston, as Syndication Agent, to which Credit Agreement reference is hereby made for a statement of terms and conditions governing this Note, including, without limitation, the interest rate to be paid hereunder and the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty Agreements, and is secured by the liens and security interests created by the Security Documents and other Loan Documents. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNALS LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAW APPLICABLE TO NATIONAL BANKS.

                                        AMRESCO, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



EXHIBIT A-3 TO CREDIT AGREEMENT
SWINGLINE NOTE                                                           PAGE 1

                 SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL
                                       TO
                        SWINGLING NOTE OF AMRESCO, INC.


                   Principal Amount of     Principal Amount       Unpaid
   Date              Swingline Loan              Paid             Balance
   ----            -------------------     ----------------       -------




EXHIBIT A-3 TO CREDIT AGREEMENT
SWINGLINE NOTE                                                           PAGE 2

                                   EXHIBIT B

                              REQUEST FOR ADVANCE

         This Request for Advance is being delivered by AMRESCO, INC. ("Borrower") pursuant to that certain Credit Agreement (the "Credit Agreement"), dated as of August ____, 1998 executed by Borrower, NationsBank, N.A., as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and the Lenders, as therein defined. Unless defined herein or indicated otherwise, each capitalized term used herein shall have the meaning given to such term in the Credit Agreement.

         1. Borrower hereby requests an Advance under the Revolving Credit Facility in an amount equal to $_________ ______ Borrower requests that the proceeds of such Advance be wired to ___________________________ or deposited in ______________________________. Borrower represents and warrants to Lenders that the Advance herein requested does not exceed the amount which Borrower is entitled to receive pursuant to Section 2.1 (or any other provisions) of the Credit Agreement.

      2.         The aggregate Advance herein requested consists of:

         ___(a) An Advance (other than an Alternate Currency Advance or Swingline Advance) for the purposes set forth in Section 2.1(a) of the Credit Agreement in the amount of $__________. Such Advance is to be used for _______________________________
                 __________________________________________.

         ___(b)  An Alternate Currency Advance for the purposes set forth in
                 Section 2.1(a) of the Credit Agreement in the amount of __________ (the Dollar Equivalent being $________), to be advanced in [ ] British pounds sterling, [ ] Canadian dollars, or [ ] other __________________. Such Alternate Currency Advance is to be used for ___________________________________
                 __________________________________________.

         ___(c) A Swingline Advance for the purposes set forth in Section 2.1 of the Credit Agreement in the amount of $
                 ______________________.  Such Swingline Advance to be used for
                 _____________________________________________________________.

         ___(d) A Letter of Credit in the amount of $__________. The Letter of Credit will be used for __________________________________.
                 Borrower requests that the original of such Letter of Credit be delivered to ___________________________.

      3. ___(a)  Borrower requests that of the Advance requested hereby,
                 $_____________ bear interest based at the Variable Rate and $_______________ bear interest based at the Applicable LIBOR Rate. With respect to the LIBOR Rate Advance, the Interest Period shall be ______ months, with the Effective Date being
                 _______________________________.

         ___(b) With respect to an Alternate Currency Advance, the initial Interest Period shall be ______ months, with the Effective Date being _________________.

      4. Borrower hereby certifies, represents and warrants to Lenders that:

              (a) This Request for Advance has been duly authorized by all necessary action on the part of Borrower.



EXHIBIT B TO CREDIT AGREEMENT
REQUEST FOR ADVANCE                                                      PAGE 1

              (b) The representations and warranties contained in the Credit Agreement and the other Loan Documents remain true and correct on and as of the date hereof with the same force and effect as though made on the date hereof.

              (c) No Default or Event of Default has occurred and is continuing, and the making of the Advance or issuance of the Letter of Credit requested hereby shall not constitute a Default or Event of Default.

              (d) Borrower has performed and complied with all agreements and conditions in the Credit Agreement and the other Loan Documents required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent contained in the Credit Agreement applicable to the Advance or Letter of Credit requested hereby has been satisfied.

              (e) The proceeds of the Advance or Letter of Credit herein requested will not be used in violation of any provision of the Credit Agreement or any other Loan Document.

         5. Borrower acknowledges and agrees that the making of the Advance or the issuance of the Letter of Credit requested hereby shall not (a) constitute a waiver of any condition precedent to the obligation of Lenders to make further Advances or arrange for the issuance of additional Letters of Credit or (b) preclude Lenders from thereafter declaring the failure of Borrower to satisfy all such conditions precedent to be a Default.

         6. Attached hereto is a true and correct schedule showing the ratio of the current Asset Coverage Values to the outstanding balance of the Revolving Credit Facility, the Term Facility and the Letter of Credit Exposure after giving effect to the Advance requested hereby.

         EXECUTED as of ____________, 19__.

                                        BORROWER:

                                        AMRESCO, INC., a Delaware corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



EXHIBIT B TO CREDIT AGREEMENT
REQUEST FOR ADVANCE                                                      PAGE 2

                                   EXHIBIT C

                           CERTIFICATE OF COMPLIANCE


         The undersigned hereby certifies that he/she is the duly elected Chief Financial Officer (or other duly authorized officer permitted under the Loan Agreement (as herein defined)) of AMRESCO, Inc., a Delaware corporation ("Borrower"). This Certificate is being delivered pursuant to that certain Credit Agreement dated as of August __, 1998 (the "Credit Agreement"), among Borrower, NationsBank, N.A., as administrative agent, Credit Suisse First Boston, as syndication agent, and the lenders (the "Lenders") named in the Credit Agreement. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This Certificate is submitted on a quarterly basis on or before the sixtieth (60th) day following the end of Borrower's fiscal quarter for the period ended _________________, ____. The undersigned hereby further certifies to the following as of the date set forth below:

         1. The representations and warranties of Borrower and Guarantors under the Credit Agreement are true and complete in all material respects.

         2. No event has occurred which constitutes a Default or Event of Default.

         3.      As of __________________, _____ (being the last day of
Borrower's most recently ended fiscal quarter) Borrower and its Subsidiaries, on a consolidated basis, are in compliance with the financial covenants contained in Sections 8.1, 8.2, 8.3 and 8.4 of the Credit Agreement and the following information is true, accurate and complete as of such date:

                 A.       Pertinent Information

                          (a) (1) Seventy-five percent (75%) of Borrower's cumulative Consolidated Net Income for each calendar quarter commencing on July 1, 1998, through the end of the immediately preceding calendar quarter is $____________. (2) Seventy-Five Percent (75%) of the amount of proceeds received by Borrower from issuance of additional stock or other equity is $_________. (3) The required Consolidated Tangible Net Worth is $____________, which is equal to the sum of $335,000,000, plus the amount set forth in clause (1) above , plus the amount set forth in clause (2) above.

                          (b) (1) Borrower's Total Consolidated Debt is $___________. (2) The amount outstanding under all Warehouse Lines is $_____________.
                                  (3) Borrower's Total Consolidated Debt less the amount outstanding under the Warehouse Lines is $_________.

                          (c) Borrower's Consolidated Tangible Net Worth is $____________.

                          (d) Borrower's Consolidated EBITDA (twelve calendar months) is $______________.

                          (e) Borrower's Consolidated Interest Expense (twelve calendar months) is $______________.

                          (f)     Fifty percent (50%) of all Approved
                                  Subordinated Debt as of the last day of the immediately preceding quarter is $___________________. Total Consolidated
                                  Debt less the face value of all Approved
                                  Subordinated Debt is $______________________.





EXHIBIT C TO CREDIT AGREEMENT
CERTIFICATE OF COMPLIANCE                                                PAGE 1

                          (g)     The Adjusted Asset Amount is $___________.

                          (h) The aggregate outstanding balance of the Revolving Credit Facility, the Term Facility and the Letter of Credit Exposure is $_________________.

                          (i) The amount of the Asset Coverage Values is $______________.

                 B.       Covenants

                          (a) Borrower's Consolidated Tangible Net Worth is $__________ (compare to required Consolidated Tangible Net Worth shown in 3.A(a) above).

                          (b) The ratio of (i) Total Consolidated Debt less the outstanding balance of the Warehouse Lines to (ii) Consolidate Tangible Net Worth is _______ to 1.0.

                          (c) Borrower's Interest Charge Coverage Ratio is ___________ to 1.00.

                          (d) The amount calculated in 3.A(f) is less than the amount shown in 3.A(g)

                          (e) The ratio of the amount shown in 3.A(i) to the amount shown in 3.A(h) is greater than
                                  1.4 to 1.0.

         4. I hereby certify, in my capacity as the Chief Financial Officer (or other officer indicated below) of Borrower, that the information set forth herein and on the attachments hereto is true and correct in all material respects to the best of my knowledge and prepared in accordance with GAAP.

         5. If this Certificate is being delivered in connection with the fiscal year-end financial statements of Borrower, I hereby certify that, to the best of my knowledge and belief, the financial statements of Borrower being delivered herewith fairly reflect the financial condition of Borrower and its Subsidiaries and the results of Borrower's and its Subsidiaries' operations as of the date of delivery of such financial statements

         IN WITNESS WHEREOF, I have executed this Certificate as of the ______ day of _________________, 19___.



                                        ---------------------------------------
                                        Title:
                                              ---------------------------------



EXHIBIT C TO CREDIT AGREEMENT
CERTIFICATE OF COMPLIANCE                                                PAGE 2

                                   EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE


         This ASSIGNMENT AND ACCEPTANCE is made and entered into effective as of the __ day of ____________, 199__ by and between ________________
("Assignor"), and ________________.("Assignee").


                                R E C I T A L S:


         I. Pursuant to the terms and provisions of that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of August __, 1998, executed by and among AMRESCO, INC., a Delaware corporation ("Borrower"), NationsBank. N.A., a national banking association, as administrative agent ("Administrative Agent"), Credit Suisse First Boston, as syndication agent, and the other lenders (collectively, the "Lenders") from time to time party to the Credit Agreement, two credit facilities (as modified and amended, the "Credit Facilities") were made available to Borrower. Each capitalized term defined in the Credit Agreement and used herein without definition shall have the same meaning assigned to such term in the Credit Agreement.

         II. Assignor owns and holds a ____ % undivided interest in the [Revolving Credit or Term] Facility, and, therefore, has an interest the Credit Agreement, the Security Documents, and all of the other Loan Documents, as one of the [Revolving or Term] Lenders thereunder, as more particularly set forth therein.

         III. Assignor desires to assign to Assignee a _____________ percent (_________%) interest in all of Assignor's right, title and interest in, to and under the [Revolving Credit or Term] Facility, and a proportionate interest in the Credit Agreement, the Security Documents, and all of the other Loan Documents.

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby covenant and agree as follows:

         1. Assignor has SOLD, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does hereby SELL, ASSIGN, TRANSFER and CONVEY, unto Assignee as of the Assignment Date (hereinafter defined) a __________ percent (___________%) interest in all of
                 Assignor's rights, interests and obligations as a [Revolving or Term] Lender under the Credit Agreement, the Security Documents and all of the other Loan Documents (the "Assigned Interest").

         2. Assignee hereby assumes all obligations of Assignor with respect to the Assigned Interest.

         3. Assignor hereby represents and warrants to Assignee that Assignor (a) is the legal and beneficial owner of the Assigned Interest and (b) is legally authorized to enter into this Assignment and Acceptance.

         4. Assignee hereby confirms and acknowledges that, except as specifically set forth herein, Assignor: (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations





EXHIBIT D TO CREDIT AGREEMENT
ASSIGNMENT AND ACCEPTANCE                                                PAGE 1
                 made in or in connection with any Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the Assigned Interest and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the value or condition of, or title to, the Assigned Loans or any other Collateral, or the financial condition of Borrower; and (iii) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by either Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

         5. Assignor hereby requests that Administrative Agent exchange Assignor's [Revolving or Term] Note(s) as follows:

                 Note Payable to                   Amount of
                 the Order of:                       Note
                 ---------------                   ---------
                 [Assignor]                       $_________

                 [Assignee]                       $_________


         6. Assignee hereby represents and warrants that Assignee (a) is legally authorized to enter into this Assignment and Acceptance, and (b) is an Eligible Assignee.

         7. Assignee hereby: (i) appoints Administrative Agent as the Administrative Agent under the Credit Agreement and the other Loan Documents and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof; (ii) confirms that it has received a copy of the Loan Documents, together with copies of such financial statements of Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Assignor, any other Lender, Administrative Agent or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, subject to and in accordance with Article X of the Credit Agreement; (iv) agrees with Assignor for the benefit of Administrative Agent, each other Lender and Borrower and any other Person that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a [Revolving or Term] Lender thereunder, and that it shall be liable directly to Assignor, Administrative Agent, Borrower, each other Lender or any other Person for the performance of such obligations; and (v) agrees not to disclose any financial information of the Borrower or other confidential information regarding the Credit Facilities as and to the extent provided in Section 7.3 of the Credit Agreement.

         8. The effective date of this Assignment and Acceptance shall be ________ __, ____ (the "Assignment Date"), determined in accordance with Section 11.10(c) of the Credit Agreement. Following the execution of this





EXHIBIT D TO CREDIT AGREEMENT
ASSIGNMENT AND ACCEPTANCE                                                 PAGE 2

                 Assignment and Acceptance, each party hereto and each Person consenting hereto shall deliver its duly executed counterpart hereof to Administrative Agent for acceptance and recording in the Register by Administrative Agent.

         9. As of the Assignment Date, (i) Assignee shall be a "[Revolving or Term] Lender" under the Loan Documents and, to the extent provided in this Assignment and Acceptance and subject to the terms of Article X of the Credit Agreement, shall have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect only to the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Documents, subject to Section 11.10 of the Credit Agreement.

         10. In accordance with Section 11.10 (a) (iv) of the Credit Agreement, Assignor and Assignee agree to pay Administrative Agent a processing fee in the sum of $3,500.00.

         11. Upon acceptance and recording of this Assignment and Acceptance, from and after the Assignment Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee.

         12. If Assignee is organized under the laws of a jurisdiction outside the United States, it hereby represents that it has delivered to Assignor and Administrative Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Assignee's exemption from United States withholding taxes with respect to any payment or distributions made or to be made to Assignee with respect to the Credit Facilities or under the Credit Agreement or such other documents as are necessary to indicate that all such payments or distributions are subject to such taxes at a rate reduced by an applicable tax treaty.

         13. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         14. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.


         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance as of the date first above written.





EXHIBIT D TO CREDIT AGREEMENT
ASSIGNMENT AND ACCEPTANCE                                                 PAGE 3

                                        ASSIGNOR:

                                        --------------------


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        ASSIGNEE:
Address of Assignee:
                                        ---------------------

                                        By:
-----------------------                    ------------------------------------
                                        Name:
-----------------------                       ---------------------------------
                                        Title:
-----------------------                       ---------------------------------



ACKNOWLEDGED and ACCEPTED as of
the _____ day of _________, ____.


ADMINISTRATIVE AGENT:

NATIONSBANK, N.A., a
national banking association, as Administrative Agent


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


BORROWER:

AMRESCO, INC., a Delaware
corporation

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------




EXHIBIT D TO CREDIT AGREEMENT
ASSIGNMENT AND ACCEPTANCE                                                PAGE 4

                                   EXHIBIT E
                         COMPETITIVE BID QUOTE REQUEST
                                (Section 2.3(b))

                                                ________________________,_____
                                                                   (Date)
To:      NationsBank, N.A.., as
         administrative agent (the "Administrative Agent")

From:    AMRESCO, Inc. ("Borrower")

Re: Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated August __, 1998, executed by and among Borrower, certain entities listed as "Guarantors" on Schedule A attached thereto, Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and the Lenders

1. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. We hereby give notice pursuant to Section 2.3(b) of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

         Borrowing Date: __________________________, ____________

         Principal Amount (in Dollar Equivalent)(1)     Interest Period(2)      Alternate Currency(3)
         ---------------------------------------        ---------------         ------------------



3.       Such Competitive Bid Quotes should offer a Competitive Bid Margin.

4. Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in Article VI of the Credit Agreement and that all conditions specified in Section 4.2 of the Credit Agreement have been satisfied.

                                           AMRESCO, INC., a Delaware corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



--------------------
1 Amount must be at least US$5,000,000 and an integral multiple of US $1,000,000.

2 One through six months, subject to the provisions of the definition of Interest Period.

3 If no Alternate Currency is show, the Competitive Bid Quote is for a Competitive Bid Pricing Loan



EXHIBIT E TO CREDIT AGREEMENT
COMPETITIVE BID QUOTE REQUEST                                            PAGE 1

                                  EXHIBIT E-1

                     INVITATION FOR COMPETITIVE BID QUOTES
                                (Section 2.3(c))


                                                      _________________________
                                                                  (Date)

To: Each of the Revolving Lenders party to the Credit Agreement referred to below

Re:      Invitation for Competitive Bid Quotes to
         AMRESCO, Inc. (the "Borrower")

         Pursuant to Section 2.3 of that certain Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated August __, 1998, executed by and among Borrower, certain entities listed as "Guarantors" on Schedule A attached thereto, NationsBank, N.A., as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and the Lenders, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

         Borrowing Date:_____________________,_____

         Principal Amount (in Dollar Equivalent)     Interest Period      Alternate Currency


         Such Competitive Bid Quotes should offer a Competitive Bid Margin. Your Competitive Bid Quote must comply with Section 2.3(d) of the Credit Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement

         Please respond to this invitation by no later than [1:00 p.m.] [9:00 am.] (Dallas, Texas time) on ______________ ___________, _________.


                                        NATIONSBANK, N.A.,
                                        as Administrative Agent



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



EXHIBIT E-1 TO CREDIT AGREEMENT
INVITATION FOR COMPETITIVE BID QUOTE                                  SOLO PAGE

                                  EXHIBIT E-2

                             COMPETITIVE BID QUOTE
                                (Section 2.3(d))

To:      NationsBank, N.A.,
         as Administrative Agent

Re:      Competitive Bid Quote to AMRESCO, Inc., ("Borrower")

         In response to your invitation on behalf of the Borrower dated _________ we hereby make the following Competitive Bid Quote pursuant to
Section 2.3(d) of the Credit Agreement hereinafter referred to and on the following terms:

1.       Quoting Lender:
                        ----------------------

2.       Person to contact at Quoting Lender:
                                             ---------------------

3.       Borrowing Date:                   1/
                         -----------------

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal    Interest      Competitive       Minimum      Alternate
Amount2/     Period3/      Bid Margin4/      Amount5/     Currency
-------      -------       ------------      -------      --------


         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in that certain Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated July __, 1998, executed by and among Borrower, certain entities listed as "Guarantors" on Schedule A attached thereto, Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and the Lenders, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

                               Very truly yours,

                               [NAME OF LENDER]

                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------
----------------
1/       As specified in the related Invitation For Competitive Bid Quotes.

2/ Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $2,000,000 and an integral multiple of $500,000, and in the case of Competitive Bid Foreign Currency Loans must be denominated in the Dollar Equivalent.

3/ One, two, three, four, five or six months, as specified in the related Invitation for Competitive Bid Quotes.

4/ Competitive Bid Margin over or under the Applicable LABOR Rate (excluding the LIBOR Margin) or Alternate Currency Rate (excluding the LABOR Margin) determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether PLUS or MINUS .

5/ Specify minimum or maximum amount, if any, which the Borrower may accept (see Section 2.3(d)(ii)).


EXHIBIT E-2 TO CREDIT AGREEMENT
COMPETITIVE BID QUOTE                                                 SOLO PAGE

                                                              AS OF MAY 31, 1998

                                   SCHEDULE V
                          LIST OF EXCLUDED SUBSIDIARIES



                                                               Total Capital
Subsidiary                                      Net Worth        Invested        Total Assets
----------                                    -----------      ------------      ------------

AMRESCO Leasing Corporation                   $   344,260      $ 2,391,632
AMRESCO Residential Securities Corporation        (60,787)         100,184

AMRESCO Securities Inc.                                 0                0
AMRESCO Advisors, Inc.                          1,137,637        6,340,642
AMRESCO - MBS III, Inc.                        10,687,674        8,985,430
AFBT I, LLC                                    15,399,452       14,317,706
AFBT II, LLC                                    2,917,430        2,977,433

Scottsdale Inn, LLC                             9,925,597        9,776,888
ACLC SPV                                                0                0
AMRESCO Builders Funding Corp.                          0                0
11 South LaSalle, LLC                          11,325,650       10,615,012
Noble Building Investors, LLC                   1,043,000        1,043,000
Oakmont Land Three, L.P.                                0                0
                                              -----------      ------------
Total                                         $52,719,913      $56,547,927